EXECUTION COPY

EXHIBIT 10.2

SENIOR SECURED CREDIT AGREEMENT

by and among

E.A. VINER INTERNATIONAL CO.,
as Borrower,

and

the other Credit Parties hereto from time to time,

as Guarantors

and

the LENDERS party hereto from time to time,

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Syndication Agent,

and

MORGAN STANLEY & CO. INCORPORATED,

as Collateral Agent.

Dated as of July 31, 2006

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TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS; CERTAIN TERMS

SECTION 1.01.

Definitions

SECTION 1.02.

Terms Generally

SECTION 1.03.

Accounting and Other Terms

SECTION 1.04.

Time References

ARTICLE II

THE FACILITY

SECTION 2.01.

Loans.

SECTION 2.02.

Use of Proceeds

SECTION 2.03.

Promise to Pay

SECTION 2.04.

Notes.

SECTION 2.05.

Allocation of Proceeds of Collateral

ARTICLE III

PAYMENTS AND OTHER COMPENSATION

SECTION 3.01.

Voluntary Prepayments/Reductions of Commitments

SECTION 3.02.

Mandatory Prepayments.

SECTION 3.03.

Payments.

SECTION 3.04.

Taxes.

ARTICLE IV

INTEREST

SECTION 4.01.

Interest on the Loans and Other Obligations.

SECTION 4.02.

[Intentionally Omitted.]

SECTION 4.03.

Break Funding Payments

SECTION 4.04.

Change in Law; Illegality.

SECTION 4.05.

Fees

ARTICLE V

CONDITIONS TO LOANS

SECTION 5.01.

Conditions Precedent to the Loans

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.01.

Representations and Warranties

ARTICLE VII

REPORTING COVENANTS

SECTION 7.01.

Financial Statements

SECTION 7.02.

Other Financial Information

SECTION 7.03.

Defaults, Events of Default

SECTION 7.04.

Lawsuits

SECTION 7.05.

Insurance

SECTION 7.06.

Environmental Notices

SECTION 7.07.

Labor Matters

SECTION 7.08.

Other Information

ARTICLE VIII

AFFIRMATIVE COVENANTS

SECTION 8.01.

Compliance with Laws and Contractual Obligations

SECTION 8.02.

Payment of Taxes and Claims

SECTION 8.03.

Maintenance of Insurance

SECTION 8.04.

Conduct of Business and Preservation of Corporate Existence

SECTION 8.05.

Inspection of Property; Books and Records; Discussions

SECTION 8.06.

[Intentionally Omitted]

SECTION 8.07.

Maintenance of Properties

SECTION 8.08.

Transactions with Related Parties

SECTION 8.09.

Further Assurances

SECTION 8.10.

Additional Security; Additional Guaranties; Further Assurances.

SECTION 8.11.

Powers; Conduct of Business

SECTION 8.12.

Use of Proceeds

SECTION 8.13.

Obtaining of Permits, Etc

SECTION 8.14.

Environmental

SECTION 8.15.

Fiscal Year

SECTION 8.16.

Payment of Contractual Obligations

SECTION 8.17.

Hedging Agreements

SECTION 8.18.

Formation of Subsidiaries.

SECTION 8.19.

Cash Management.

ARTICLE IX

NEGATIVE COVENANTS

SECTION 9.01.

Liens

SECTION 9.02.

Indebtedness

SECTION 9.03.

Consolidation, Merger, Subsidiaries, Etc

SECTION 9.04.

Asset Dispositions, Etc

SECTION 9.05.

Limitations on Dividends and Distributions and Other Payment Restrictions Affecting Subsidiaries

SECTION 9.06.

Limitation on Issuance of Capital Stock

SECTION 9.07.

Investments

SECTION 9.08.

Sale and Leaseback

SECTION 9.09.

Negative Pledges

SECTION 9.10.

Change in Nature of Business

SECTION 9.11.

Capital Expenditures

SECTION 9.12.

Modifications of Indebtedness, Organizational Documents and Certain Other Agreements

SECTION 9.13.

Federal Reserve Regulations

SECTION 9.14.

Investment Company Act of 1940

SECTION 9.15.

Securities Accounts

SECTION 9.16.

Impairment of Security Interests

SECTION 9.17.

Restricted Payments.

ARTICLE X

FINANCIAL COVENANTS

SECTION 10.01.

Total Leverage Ratio

SECTION 10.02.

Regulatory Net Capital

SECTION 10.03.

Fixed Charge Coverage Ratio

ARTICLE XI

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 11.01.

Events of Default

SECTION 11.02.

Remedies

SECTION 11.03.

Waivers by the Credit Parties

ARTICLE XII

GUARANTY OF OBLIGATIONS OF BORROWER

SECTION 12.01.

Guaranty

SECTION 12.02.

Nature of Liability

SECTION 12.03.

Independent Obligation.

SECTION 12.04.

Demand by the Administrative Agent or the Lenders

SECTION 12.05.

Enforcement of Guaranty

SECTION 12.06.

Waiver

SECTION 12.07.

Benefit of Guaranty

SECTION 12.08.

Modification of Guaranteed Obligations, Etc

SECTION 12.09.

Reinstatement.

SECTION 12.10.

Waiver of Subrogation, Etc

SECTION 12.11.

Election of Remedies

SECTION 12.12.

Funds Transfers

SECTION 12.13.

Further Assurances

SECTION 12.14.

Payments Free and Clear of Taxes

SECTION 12.15.

Limitation on Amount Guarantied; Contribution by Guarantors

ARTICLE XIII

THE AGENTS

SECTION 13.01.

Appointment Powers and Immunities; Delegation of Duties, Liability of Agents.

SECTION 13.02.

Reliance by Agents

SECTION 13.03.

Defaults

SECTION 13.04.

Rights as a Lender.

SECTION 13.05.

Costs and Expenses; Indemnification

SECTION 13.06.

Non-Reliance on Agents and Other Lenders

SECTION 13.07.

Failure to Act

SECTION 13.08.

Resignation of Agent.

SECTION 13.09.

Collateral Sub-Agents

SECTION 13.10.

Communications by Borrower

SECTION 13.11.

Collateral Matters.

SECTION 13.12.

Restrictions on Actions by the Agents and the Lenders; Sharing Payments.

SECTION 13.13.

Several Obligations; No Liability

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01.

Notices, Etc

SECTION 14.02.

Amendments, Etc

SECTION 14.03.

Non-Consenting Lenders

SECTION 14.04.

No Waiver; Remedies, Etc

SECTION 14.05.

Expenses; Taxes; Attorneys’ Fees

SECTION 14.06.

Right of Set-Off, Sharing of Payments, Etc.

SECTION 14.07.

Severability

SECTION 14.08.

Replacement of Lenders

SECTION 14.09.

Complete Agreement; Sale of Interest

SECTION 14.10.

Assignment; Register.

SECTION 14.11.

Counterparts

SECTION 14.12.

GOVERNING LAW

SECTION 14.13.

CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE

SECTION 14.14.

WAIVER OF JURY TRIAL, ETC

SECTION 14.15.

Consent

SECTION 14.16.

Interpretation

SECTION 14.17.

Reinstatement; Certain Payments

SECTION 14.18.

Indemnification

SECTION 14.19.

Interest

SECTION 14.20.

Records

SECTION 14.21.

Binding Effect

SECTION 14.22.

Confidentiality

SECTION 14.23.

Lender Advertising

SECTION 14.24.

Common Enterprise

SECTION 14.25.

USA PATRIOT ACT

ARTICLE XV

Name of Subsidiary

ARTICLE XVI

Name of Parent Institution

i

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SCHEDULES

Schedule A

—

Liens

Schedule B

—

Indebtedness

Schedule 2.01(a)

—

Loans

Schedule 6.01(e)

—

Subsidiaries

Schedule 6.01(f)

—

Litigation

Schedule 6.01(m)

—

Owned Real Property

Schedule 6.01(n)

—

Real Estate Assets

Schedule 6.01(p)

—

Environmental Matters

Schedule 6.01(q)

—

Insurance

Schedule 6.01(s)

—

Deposit Accounts and Securities Accounts of the Credit Parties

Schedule 6.01(t)

—

Registered Intellectual Property

Schedule 6.01(u)

—

Material Contracts

Schedule 8.14

—

Remedial Action

Schedule 9.07

—

Investments

EXHIBITS

Exhibit B-1

—

Form of Notice of Borrowing

Exhibit B-2

—

Form of Notice of Conversion/Continuation

Exhibit C

—

Form of Note

Exhibit E-1

—

Form of Opinion of Counsel to the Borrower and the Guarantors (other than the Parent)

Exhibit E-2

—

Form of Opinion of Counsel to the Parent

Exhibit E-3

—

Form of Opinion of General Counsel of Borrower

Exhibit F

—

Form of Officer’s Certificate

Exhibit G

—

Form of Compliance Certificate

Exhibit H

—

Form of Assignment and Acceptance

Exhibit I

—

Form of Joinder Agreement

Exhibit J

—

Form of Counterpart Agreement

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SENIOR SECURED CREDIT AGREEMENT

This Senior Secured Credit Agreement, dated as of July 31, 2006 (the “Agreement”), by and among E.A. VINER INTERNATIONAL CO., a corporation formed under the laws of the State of Delaware (the “Borrower”), OPPENHEIMER HOLDINGS INC., a corporation formed under the laws of Canada (the “Parent”), and the other Credit Parties hereto from time to time, the lenders party hereto from time to time (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., a Delaware corporation, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as syndication agent (in such capacity, the “Syndication Agent”) and MORGAN STANLEY & CO. INCORPORATED, as collateral agent for the Secured Creditors (in such capacity, together with its successors and assigns, if any, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make available to it the Commitments, on the terms and conditions set forth herein, to, among other things, fund transaction costs, working capital requirements and other general corporate purposes of Borrower; and

WHEREAS, the Administrative Agent and the Lenders are willing to make the Loans to the Borrower upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS; CERTAIN TERMS

SECTION 1.1.

Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“2003 CIBC Acquisition” means the acquisition by Parent (known at the time as Fahnestock Viner Holdings Inc.) of the U.S. Oppenheimer Private Client Division and the U.S. Oppenheimer Asset Management Division of CIBC World Markets Corp, consummated in January, 2003.

“2005 Financial Statements” means the audited consolidated balance sheet of Parent for the Fiscal Year ended December 31, 2005 and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended.

“Account” means an “account” as that term is defined in the UCC.

“Account Debtor” has the meaning ascribed to such term in the Security Agreement.

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“Action” has the meaning ascribed to such term in Section 14.15.

“Additional Loan Increase” has the meaning ascribed to such term in Section 2.01(a)(ii)(A).

“Additional Security Documents” means any Security Documents entered into pursuant to Section 8.10 hereof.

“Administrative Agent” has the meaning ascribed to such term in the introductory paragraph hereto.

“Administrative Agent Account” means such Deposit Account as the Administrative Agent may from time to time specify in writing to the Borrower and the Lenders.

“Administrative Agent’s Office” means the office of the Administrative Agent located at 1585 Broadway, New York, New York, 10036, or such other office as may be designated pursuant to the provisions of Section 14.01.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting Securities or by contract or otherwise.

“Agent-Related Persons” means each of the Agents and its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Agent and its Affiliates.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Senior Secured Credit Agreement, together with all Exhibits and Schedules hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the amount, if any, that would be payable by any Credit Party or any of its Subsidiaries to its counterparty to such Hedging Agreement in accordance with its terms as if (a) such Hedging Agreement was being terminated early on such date of determination, (b) such Credit Party or Subsidiary was the sole “Affected Party” and (c) the Credit Party was the sole party determining such payment amount pursuant to the provisions of the ISDA Master Agreement.

“Alternate Base Rate” at any time means the higher of (a) the rate which is 0.50% in excess of the Federal Funds Rate and (b) the Prime Rate.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the opening of business on the date of such change.

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“Alternate Base Rate Loans” means Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Cash Flow Percentage” means (a) 50% for each Fiscal Year until but excluding the first Fiscal Year during which the Total Leverage Ratio is less than 1.00:1.00 as of the last day of any Fiscal Quarter and (b) for the first such Fiscal Year and each Fiscal Year commencing thereafter, 25%.  Once the Applicable Cash Flow Percentage is reduced to 25% pursuant to the preceding sentence, it shall remain at 25% thereafter notwithstanding a subsequent increase in the Total Leverage Ratio above 1.0:1.0.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, laws, statutes, rules, regulations, treaties, directives, guidelines and orders of Governmental Authorities applicable to such Person, including zoning ordinances, all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Applicable Margin” means a percentage per annum determined by reference to the Total Leverage Ratio as of the end of the last Fiscal Quarter for which the Borrower has received the Compliance Certificate contemplated in Section 7.01(d)(ii), as set forth below:

Total Leverage Ratio	ABR Loan	LIBOR Loan
> 1.50:1.00	1.75%	2.75%
< 1.49:1.00	1.50%	2.50%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit H attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender’s interest under this Agreement in accordance with Section 14.10(b).

“Availability Period” means the period from the Closing Date to the Maturity Date.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended from time to time, and any successor statute.

“Benefit Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

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“Borrower” has the meaning ascribed to such term in the introductory paragraph hereto.

“Broker-Dealer Subsidiary” means a U.S. Broker-Dealer Subsidiary or a Foreign Broker-Dealer Subsidiary.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted to be closed in the State of New York; provided that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in U.S. Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries arising during such period that, in accordance with GAAP, are or should be included in the “property, plant and equipment” account on its consolidated balance sheet, including all applicable Capitalized Lease Obligations with respect to “property, plant and equipment”, paid or payable during such period, excluding in each case, (a) any such expenditures made for the repair, replacement or restoration of assets to the extent paid or reimbursed by any insurance policy or condemnation award to the extent such expenditures are permitted under the Loan Documents, (b) any leasehold improvement expenditures to the extent paid or reimbursed by the applicable lessor, sublessor or sublessee and (c) any acquisition of all or substantially all of the assets of, all of the Capital Stock of, or a business line, unit, office or division of, any Person.

“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries as lessee under Capitalized Leases as determined in accordance with GAAP.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, options, warrants, interests, participations or other equivalents (however designated and whether or not voting) of or in a Person, including common stock, preferred stock or any other “equity security” and (b) with respect to any Person that is not a corporation, any and all partnership, limited liability company interests or other equity interests of such Person excluding, in the case of clauses (a) and (b) above, any debt security that is exchangeable for or convertible into such capital stock.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year after the date of acquisition thereof and, at

NY12534:166729.34

 the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Administrative Agent) and not listed in Credit Watch published by S&P; (c) commercial paper, other than commercial paper issued by the Borrower or any of its Subsidiaries, maturing no more than two hundred seventy (270) days after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 or P-1, respectively, from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the comparable rating from such other nationally recognized rating services reasonably acceptable to the Administrative Agent); (d) domestic and Eurodollar certificates of deposit or time deposits or bankers’ acceptances maturing within one (1) year after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $500,000,000 or by any Lender; (e) shares of money market or mutual funds that are required to have a net asset value of $1.00 per share with assets in excess of $250,000,000 and that invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition; and (f) marketable direct debt issued or guaranteed by any corporation (other than debt issued by the Borrower or any of its Subsidiaries), which at the time of acquisition, has one of the three highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent) maturing within one (1) year after the date of acquisition thereof.

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

A “Change of Control” shall be deemed to occur if, collectively, the Permitted Holders fail to retain beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act), directly or indirectly, of a majority of the Voting Stock (as defined below) of the Borrower.  As used in this definition, “Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

“Closing Date” means the Business Day, on or before July 31, 2006, on which all of the conditions precedent set forth in Section 5.01 have been satisfied (or waived in accordance with the terms of this Agreement).

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, in each case as in effect from time to time.  References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” has the meaning ascribed to such term in the Security Agreement.

“Collateral Agent” has the meaning ascribed to such term in the introductory paragraph hereto.

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“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance and condemnation proceeds, cash proceeds of sales and other voluntary or involuntary dispositions of property, rental proceeds, and tax refunds).

“Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Commission” means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

“Commitments” means, with respect to any Lender, the obligation of such Lender to make a Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender’s name on Schedule 2.01(a) under the heading “Commitment”, and “Commitments” means the aggregate principal amount of the Commitments of all the Lenders (it being understood and agreed that the maximum aggregate principal amount of the Commitments shall be $125,000,000).

“Compliance Certificate” has the meaning ascribed to such term in Section 7.01(d).

“Condemnation” means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Consolidated EBITDA” means, with respect to any Person for any period, the consolidated Net Income of such Person for such period plus, without duplication, the sum of the following amounts of such Person for such period to the extent deducted in determining consolidated Net Income of such Person for such period:  (a) Net Interest Expense, (b) provisions for federal, state, local, and foreign income, value added and similar Taxes, (c) depreciation expense, (d) amortization expense (including amortization of goodwill and other intangible assets and the amortization expense related to broker notes acquired and retention notes issued in the 2003 CIBC Acquisition), (e) impairment of goodwill and other non-cash charges or expenses, (f) non-cash extraordinary (on an after tax basis), unusual or non-recurring losses and losses from discontinued operations, (g) net losses attributable to Dispositions, (h) the amount of (x) any expense to the extent that a corresponding amount is received in cash by such Person from a Person under any agreement providing for reimbursement of expense, provided that such reimbursement is received not later than the last day of the first Fiscal Quarter commencing after the incurrence of the related expense, or (y) any expense with respect to liability or casualty events, business interruptions or product recalls, to the extent covered by insurance, and (i) all other non-cash items (including the cumulative effect from changes in accounting principles (on an after tax basis)), minus, without duplication, the sum of the following amounts of such Person for such period and to the extent included in determining Net Income of such Person for such period:  (i) extraordinary (on an after tax basis) unusual or non-recurring gains, (ii) the amount of any cash received by such Person as reimbursement for any expense included as an adjustment to Consolidated EBITDA pursuant to clause (h) above for any prior period, (iii) net gains attributable to Dispositions and (iv) all other non-cash items (including the cumulative effect from changes in accounting principals (on an after-tax basis)).

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“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of the amounts for such period, as determined on a consolidated basis for Parent and its Subsidiaries in conformity with GAAP, of (a) Consolidated Interest Expense and (b) scheduled principal payments in respect of Consolidated Total Debt.

“Consolidated Interest Expense” means, for any period, the interest expense of Parent and its consolidated Subsidiaries payable on Consolidated Total Debt and allocable to such period in accordance with GAAP.

“Consolidated Total Debt” means, as of any particular time and after eliminating inter-company items, all Debt for Borrowed Money of the Parent and its Subsidiaries, as the same would be set forth in a consolidated balance sheet of the Parent and its Subsidiaries for such period.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“Primary Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect Security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that the term “Contingent Obligation” shall not include any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Control Agreement” means, with respect to a Securities Account or a Deposit Account, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, which effectively gives “control” (as defined in the UCC) to the Collateral Agent in such Securities Account and all investment property contained therein or Deposit Account and all funds contained therein, as the case may be.

“Counterpart Agreement” means a counterpart agreement substantially in the form of Exhibit J, with such changes thereon as the Administrative Agent and the Collateral Agent may agree.

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“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Debt for Borrowed Money” of any Person means, at any date of determination, without duplication, the sum of (a) all items that, in accordance with GAAP, would be classified as debt on a consolidated balance sheet of such Person at such date and (b) all Obligations of such Person under acceptance, letter of credit or similar facilities at such date; provided that, with respect to the Borrower and its Subsidiaries, Debt for Borrowed Money shall exclude, to the extent otherwise included in the items in clause (a) or (b) above, (i) liabilities payable to brokers, dealers, clearing organizations, clients and correspondents, liabilities with respect to broker call loans and liabilities in respect of securities sold but not yet purchased, in each case incurred in the ordinary course of the “broker-dealer” business of the Broker-Dealer Subsidiaries, (ii) accounts payable and accrued liabilities in the ordinary course of business of the Borrower and its Subsidiaries, and (iii) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit; provided further that, with respect to Hedging Agreements, Debt for Borrowed Money shall include only net payment Obligations of such Person in respect of Hedging Agreements valued at the Agreement Value.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” means a “deposit account” as that term is defined in the UCC.

“Deposit Account Control Agreement” means a Control Agreement with respect to a Deposit Account in the form of Exhibit C to the Security Agreement.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Credit Party conveys, sells, leases or subleases, assigns, transfers or otherwise disposes of any part of its business, property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, Securities or other assets, excluding any sales of Inventory in the ordinary course of business.

“Dollar”, “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, other than any such Subsidiary that has no material assets other than Capital Stock of or other Investments in one or more Foreign Subsidiaries.

“Eligible Assignee” means (a) a Lender; (b) Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person approved by the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed).

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“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or other Person alleging violations of, or liability under, any Environmental Law or Releases of Hazardous Materials on, in, at, to, from or under (i) any assets, properties or businesses of the Borrower or any of its Subsidiaries or any of their respective predecessors in interest and (ii) any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any of their respective predecessors in interest.

“Environmental Laws” means any federal, state, local or foreign law or regulation relating to the protection of the environment or health and safety including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) and any other law, including common law, relating to the environment or health and safety (including, without limitation, laws relating to the storage, generation, use, handling, manufacture, processing, labeling, advertising, sale, display, transportation, treatment, reuse, recycling, release and disposal of Hazardous Materials), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, provincial, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination (including the common law) of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by the Borrower or any of its Subsidiaries or (b) any facility which received Hazardous Materials or wastes generated by the Borrower or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs or otherwise relating to any Environmental Law.

“Equipment” means, with respect to any Person, all of such Person’s now owned or hereafter acquired right, title, and interest with respect to equipment (including, without limitation, “equipment” as such term is defined in Article 9 of the UCC), machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

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“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, in each case as in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to any Benefit Plan, (b) the filing of a notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (c) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan, (d) the appointment of a trustee to administer any Benefit Plan under Section 4042 of ERISA, or (e) any event requiring the Borrower or any ERISA Affiliate to provide security to a Benefit Plan under Section 401(a)(29) of the Code.

“Eurodollar Reserve Percentage” means, for any day, the percentage, expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%, that is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in The City of New York.

“Event of Default” has the meaning ascribed to such term in Section 11.01.

“Excess Cash Flow” means, for any Fiscal Year, (a) consolidated Net Income of the Parent during such Fiscal Year plus (b) provisions for federal, state, local and foreign income value added and similar Taxes plus (c) non-cash charges deducted in calculating consolidated pretax net income of the Parent for such Fiscal Year (including the amortization expense related to broker notes acquired and retention notes issued in the 2003 CIBC Acquisition) minus (d) non-cash credits included in calculating consolidated pretax net income of the Parent for such Fiscal Year minus (e) Capital Expenditures of the Borrower during such Fiscal Year to the extent such Capital Expenditures are made in accordance with the Loan Documents minus (f) the

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aggregate amount of (i) all regularly scheduled payments and voluntary prepayments of principal of the Loans during such Fiscal Year, (ii) all payments of principal of the Zero Coupon Notes during such Fiscal Year and (iii) in the case of Fiscal Year 2006, the prepayment of US$14,524,000 in bank loans held by the Canadian Imperial Bank of Commerce in January, 2006 minus (g) the aggregate amount of Net Cash Proceeds, Net Casualty/Condemnation Proceeds and Extraordinary Receipts applied to make mandatory prepayments of Loans during such Fiscal Year pursuant to Section 3.02(d) to the extent that such Net Cash Proceeds, Net Casualty/Condemnation Proceeds and Extraordinary Receipts were taken into account in calculating consolidated pretax net income of the Parent during such Fiscal Year minus (h) the aggregate amount of cash Taxes paid or payable by Parent and its Subsidiaries on a consolidated basis during such Fiscal Year.

“Exchangeable Debentures” means the Variable Rate Exchangeable Debenture due 2013, in the original principal sum of $69,980,828 and the Second Variable Rate Exchangeable Debenture due 2013, in the original principal sum of $90,841,572, each issued by the Borrower and sold to Canadian Imperial Bank of Commerce and any debenture issued to evidence any portion of the principal amount thereof.

“Exchangeable Debenture Subsequent Transaction” means the acquisition after the Closing Date by the Borrower or any of its Affiliates from Canadian Imperial Bank of Commerce, a bank under the laws of Canada (“CIBC”), of all or any portion of the Exchangeable Debentures held by CIBC and the subsequent extinguishment or sale to any employee benefit plan(s) established by the Borrower or Parent or to one or more third parties of all or any portion of such debentures.

“Existing Debt” means Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date.

“Existing or Additional Loan Lenders” has the meaning ascribed to such term in Section 2.01(a)(ii)(B)(x).

 “Existing Loan Increase” has the meaning ascribed to such term in Section 2.01(a)(ii)(A).

“Extraordinary Receipts” means any cash received by any of the Credit Parties from proceeds of key man life insurance in excess of $5,000,000 (to the extent not required to be paid by any Credit Party to any third party).

“Federal Funds Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent in the exercise of its reasonable discretion.

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“Federal Reserve Board” means the Board of the Federal Reserve System or any Governmental Authority succeeding to its functions.

“Fee Letter” means the Fee Letter, dated June 16, 2006, between the Borrower and Morgan Stanley Senior Funding, Inc.

“Fiscal Month” means each fiscal month of the Parent consisting of a four (4) or five (5) week period.

“Fiscal Quarter” means the fiscal quarter of the Parent ending on each March 31, June 30, September 30 and December 31 of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Parent ending on the last day of the last Fiscal Month of the Parent.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the Parent’s Consolidated EBITDA for the four consecutive Fiscal Quarters most recently ended minus Capital Expenditures of the Parent and its Subsidiaries for such period minus provision for Federal, state, local and foreign taxes for such period to (b) the Parent’s Consolidated Fixed Charges for such period.

“FOCUS Report” has the meaning ascribed to such term in Section 7.01(a).

 “Foreign Broker-Dealer Subsidiary” means any Foreign Subsidiary of any Credit Party that is registered as a broker and/or dealer in securities under any foreign law or regulatory regime established for the registration of brokers and/or dealers of securities.

 “Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary.

“Forfeiture Proceeding” means any action, proceeding or investigation affecting the Borrower or any of the Guarantors before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation which may result in an indictment of any of them or the seizure or forfeiture of any of their respective properties.

“Fraudulent Transfer Laws” has the meaning ascribed to such term in Section 12.15.

“Fund” means any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit.

“Funding Date” means, with respect to any Loan, the date of the funding of a Loan.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, provided that, for the purpose of the financial amounts and the

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definitions used herein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the financial statements, and provided further that, if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any financial covenant contained in Article X, the Administrative Agent and the Borrower shall negotiate in good faith an amendment to such financial covenant and any other provision of this Agreement that relates to the calculation of such financial covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, after the execution of any such amendment or consent by the Required Lenders in connection with any such change in GAAP, “GAAP” shall mean generally accepted accounting principles in effect on the effective date of such amendment or consent.  Until any such amendments have been agreed upon, the covenants in Article X shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation’s capital stock; and (b) with respect to any general partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership and (ii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; (c) with respect to any limited partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership, (ii) a certificate of limited partnership (or the equivalent organizational documents) and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; (d) with respect to any limited liability company, (i) the certificate of limited liability (or equivalent filings) of such limited liability company, (ii) the operating agreement (or the equivalent organizational documents) of such limited liability company, and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of such company’s membership interests; and (e) with respect to any unlimited liability company, (i) the certificate of incorporation (or the equivalent organizational documents) of such unlimited liability company, (ii) the memorandum and articles of association (or the equivalent governing documents) of such unlimited liability company and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such unlimited liability company’s Capital Stock.

“Governmental Authority” means any nation or government, any federal, state, provincial, city, town, municipal, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning ascribed to such term in Section 12.01.

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“Guarantors” means the Parent, Viner Finance Inc., a Delaware corporation, and each of the Parent’s future Subsidiaries that is required to become a Guarantor hereunder from time to time.

“Guaranty” means the guaranty of each of the Guarantors pursuant to Article XII.

“Hazardous Materials” means (a) any element, compound or chemical that is regulated under any Environmental Law including any substance that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any waste exhibiting a hazardous characteristic, including, but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) friable asbestos-containing materials.

“Hedging Agreement” means any and all interest rate transactions, agreements or documents now existing or hereafter entered into by a Credit Party or any of its Subsidiaries with a Hedging Agreement Provider in order to satisfy its obligations under Section 8.17 for the purpose of hedging the Borrower’s or any Guarantor’s, as the case may be, exposure to fluctuations in interest rates.

“Hedging Agreement Provider” means any Person that enters into a Hedging Agreement with a Credit Party or any of its Subsidiaries to the extent such Person is (a) a Lender or Agent, (b) an Affiliate of a Lender or Agent or (c) any other Person that was a Lender or Agent (or an Affiliate of a Lender) at the time it entered into the Hedging Agreement.

“Hedging Obligations” means obligations and liabilities entered into with any Hedging Agreement Provider, owing by any Credit Party or any of its subsidiaries under Hedging Agreements.

“Highest Lawful Rate” has the meaning ascribed to such term in Section 4.01(c).

“Increased or Additional Loan” has the meaning ascribed to such term in Section 2.01(a)(ii)(A).

“Indebtedness” means, without duplication, with respect to any Person, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities of such Person as an account party, in respect of letters of credit, bankers’ acceptances and similar facilities; (g) all the aggregate mark-to-market exposure of such Person under Hedging Agreements; (h) all Contingent Obligations; and (i) all obligations referred to in clauses (a) through (h) of this definition of another Person secured by (or for which the holder of such

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Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person (other than property held by a Broker-Dealer Subsidiary for the account of customers or others), even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of Indebtedness of others that constitutes Indebtedness solely by reason of this clause (i) shall not for purposes of this Agreement exceed the fair market value of the properties or assets subject to such Lien.  The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer that is required to be consolidated under GAAP to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person shall not be liable therefor.

“Indemnified Matters” has the meaning ascribed to such term in Section 14.18.

“Indemnitees” has the meaning ascribed to such term in Section 14.18.

“Initial Lender” means any Lender making a Loan on the Closing Date.

“Initial Loan” has the meaning ascribed to such term in Section 2.01(a)(i).

“Intellectual Property” means all (a) Trademarks; (b) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (c) Trade Secrets; (d) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) all other intellectual property or proprietary rights.

“Intellectual Property Contracts” means all agreements concerning Intellectual Property to which any of the Credit Parties is a party including, without limitation, agreements granting any Credit Party rights to use Intellectual Property, non-assertion agreements, settlement agreements, agreements granting rights to use Scheduled Intellectual Property, trademark coexistence agreements and trademark consent agreements.

“Interest Accrual Period” means, with respect to any LIBOR Rate Loan, the period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending one, two, three, six, or, if consented to by all applicable Lenders, nine months thereafter; and provided that the foregoing provisions are subject to the following:

(a)

if any Interest Accrual Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Accrual Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Accrual Period into another calendar month, in which event such Interest Accrual Period shall end on the immediately preceding Business Day;

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(b)

any Interest Accrual Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Accrual Period) shall end on the last Business Day of the relevant calendar month;

(c)

any Interest Accrual Period in respect of any Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

(d)

no more than twelve (12) LIBOR Rate Loans may be in effect at any time.  For purposes hereof, LIBOR Rate Loans with different LIBOR Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing LIBOR Periods to constitute a new LIBOR Rate Loan with a single LIBOR period; and

(e)

the Borrower may exercise the LIBOR option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

“Interest Payment Date” means (a) with respect to (i) any Base Rate Loan, the last Business Day of each calendar quarter, commencing on the first such date to occur after the Closing Date and the Maturity Date; and (ii) any LIBOR Rate Loan, the last day of each Interest Accrual Period applicable to such Loan; provided, in the case of each Interest Accrual Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Accrual Period, (b) with respect to the amount of any Loan prepaid, the date of such prepayment and (c) with respect to all Loans, the Maturity Date.

“Interest Rate” means interest at a rate equal to either, at the Borrower’s option, (a) LIBOR plus the Applicable Margin or (b) the Alternate Base Rate, plus the Applicable Margin.

“Interest Rate Determination Date” means, for each Interest Accrual Period, the second Business Day immediately preceding the first day of such Interest Accrual Period.

“Inventory” means all Credit Parties’ now owned or hereafter acquired right, title, and interest with respect to (a) all “inventory” as defined in Article 9 of the UCC and (b) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Credit Party’s business; all goods which are returned to or repossessed by any Credit Party; and all computer programs embedded in any of the foregoing and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any

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 other Person, (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, (c) any joint venture (other than short-term trading accounts with other broker-dealers in the ordinary course of business) and (d) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable, advances and other loans to employees including, without limitation, employee forgivable loans and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness owing to such Person arising from a sale of any property or assets by such Person other than in the ordinary course of its business; provided that, for the avoidance of doubt, transactions in funds, securities or other property held or carried by any Broker-Dealer Subsidiary in the ordinary course of business for the account of any client or others shall not constitute “Investments.”

“IRS” means the Internal Revenue Service or any successor federal tax Governmental Authority.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit I. Each Hedging Agreement Provider may from time to time enter into a Joinder Agreement.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Lender Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Credit Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lenders, (b) reasonable fees or charges paid or incurred by the Administrative Agent or the Collateral Agent in connection with the Lenders’ transactions with the Credit Parties or their Subsidiaries, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches, searches with the patent and trademark office, or the copyright office), filing, recording, publication, to the extent of the fees and charges (and up to the amount of any limitation) contained in the Loan Documents, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable costs and expenses incurred by any Lender in the disbursement of funds to the Borrower or any Lender (by wire transfer or otherwise), (d) charges paid or incurred by an Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lenders to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of the Administrative Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more of the Lenders in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the relationship of any one or more of the Lenders with any Credit Party or any Subsidiary of a Credit Party, (h) the Administrative Agent’s reasonable costs and expenses (including attorneys’ fees) incurred in

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 advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) each Agent’s and each Lender’s reasonable costs and expenses (including attorneys’, accountants’, consultants’, and other advisors’ fees and expenses) incurred in terminating, enforcing, or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender Group” means, individually and collectively, each of the Agents and the Lenders.

“Lenders” means, collectively, the lenders identified on the signature pages hereof and the Existing or Additional Loan Lenders, together with their respective successors and permitted assigns, each a “Lender”.

“Lender-Related Persons” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender’s Affiliates.

“LIBOR” means, with respect to each Interest Accrual Period in respect of any LIBOR Rate Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in U.S. dollars for a period equal to the LIBOR Period for such Interest Accrual Period therefore appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the relevant Interest Rate Determination Date with respect to such Interest Accrual Period.  If for any reason, such rate is not available, then the term “LIBOR Rate” shall mean, with respect to the Interest Accrual Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars as of approximately 11:00 a.m., London time, on the relevant Interest Rate Determination Date for a term comparable to the relevant LIBOR Period; provided that, if more than one rate is specified on such Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).  If, for any reason, no such rate is provided for a term comparable to the relevant LIBOR Period, but shall be provided for a shorter and a longer term, then such rate shall be linearly interpolated by the Administrative Agent (which calculation shall be conclusive in the absence of manifest error).  In the event that no such rate can be obtained by any of the above means, then the LIBOR Rate for the relevant LIBOR Period for the purposes of this definition shall mean the rate per annum at which, as determined by the Administrative Agent, U.S. Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m., London time, on the relevant Interest Rate Determination Date for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the relevant LIBOR Period.

“LIBOR Period” means with respect to each Loan, the period of one, two, three, six or, if available, nine months, as specified by the Borrower in the applicable Notice of Borrowing or in a Notice of Conversion/Continuation.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:  LIBOR/(1.00 – Eurodollar Reserve Percentage).

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“LIBOR Rate Loans” means Loans which bear interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any lien, security interest or other charge of any kind, or any other type of preferential arrangement intended to have the effect of a lien or security interest, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means this Agreement, the Notes, the Security Documents and all other agreements, instruments, and other documents executed and delivered by any Credit Party pursuant hereto or thereto or otherwise evidencing or securing any Loan, in each case, excluding any Hedging Agreements.

“Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the funding of the Loans, such Lender’s Commitment, and (b) after the funding of the Loans, the outstanding principal amount of the Loan of such Lender.

“Loan Increase” has the meaning ascribed to such term in Section 2.01(a)(ii)(A).

 “Loans” has the meaning ascribed to such term in Section 2.01(a)(ii).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole, (b) the ability of the Credit Parties to perform their obligations hereunder or under any of the other Loan Documents or (c) the rights and remedies of the Administrative Agent, Collateral Agent or any Lender hereunder or under any other Loan Document.

“Material Contract” means (a) each “material definitive agreement” (as such term is defined in Item 1.01 of Form 8-K under the Securities Exchange Act) not made in the ordinary course of business to which the Borrower or any of its Subsidiaries is a party, (b) any employment, stock option, defined compensation or similar agreement with Jeffrey Alfano, A.G. Lowenthal, Dennis McNamara, E.K. Roberts, Robert Neuhoff, Robert Okin, Thomas Robinson and Lawrence Spaulding or (c) any agreement pursuant to which any Credit Party is or may be obligated to pay or entitled to receive more than $10,000,000 per annum.

“Maturity Date” means with respect to the Loans, July 31, 2013.

“Moody’s” means Moody’s Investors Service and any successor thereto.

“Morgan Stanley” means Morgan Stanley Senior Funding, Inc., a Delaware corporation.

“Mortgages” means the mortgages and deeds of trust executed and delivered by certain of the Credit Parties in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, modified and otherwise supplemented from time to time.

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“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or its Subsidiaries or any of their ERISA Affiliates has contributed, or has been obligated to contribute, at any time during the preceding six years, or has liability.

“Net Cash Proceeds” means cash or cash equivalents received by a Credit Party or any Subsidiary from time to time in connection with a Disposition (whether as initial consideration or through the payment of deferred consideration) other than any Disposition pursuant to clauses (a) through (j) of Section 9.04 after deducting therefrom only (a) the principal amount of any Indebtedness of such Credit Party secured by any Permitted Encumbrance on any asset that is the subject of the Disposition (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (b) reasonable fees and expenses related thereto reasonably incurred by such Credit Party in connection therewith and (c) a provision for any Taxes to be paid or reasonably estimated to be payable, in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements); provided, however, in the event that a Credit Party or any Subsidiary is required to take a reserve in accordance with GAAP against any contingent liabilities associated with such Disposition, such Credit Party or Subsidiary may deduct from the Net Cash Proceeds received from such Disposition an amount equal to such reserve.

“Net Casualty/Condemnation Proceeds” means, with respect to any Casualty or Condemnation, the amount of any insurance proceeds or condemnation awards received by a Credit Party from time to time in connection with such Casualty or Condemnation (net of all reasonable fees and expenses related thereto reasonably incurred by such Credit Party in connection therewith), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted pursuant to this Agreement on the property which is subject of such Casualty or Condemnation after deducting therefrom only (a) a reserve for any Taxes to be paid or estimated by the Borrower to be paid as a result of such Casualty or Condemnation and (b) to the extent not excluded above, payments to retire Indebtedness where payment of such Indebtedness is required in connection with such Casualty or Condemnation; provided, however, in the event that a Credit Party or any Subsidiary is required to take a reserve in accordance with GAAP against any contingent liabilities associated with such Casualty or Condemnation, such Credit Party or Subsidiary may deduct from the Net Cash Proceeds received from such Casualty or Condemnation an amount equal to such reserve.

“Net Equity Sale Proceeds” means, with respect to any issuance of Capital Stock by the Parent, an amount equal to the cash proceeds received by the Parent from such issuance minus any direct costs or fees or taxes incurred in connection therewith.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Net Interest Expense” means, with respect to any Person for any period, (a) interest expense of such Person and its consolidated Subsidiaries for such period (other than Broker-Dealer Subsidiaries and after the elimination of intercompany items) determined on a

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 consolidated basis in conformity with GAAP less (b) the sum of (i) interest income for such period and (ii) realized gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in interest expense), each determined on a consolidated basis in accordance with GAAP for such Person and its consolidated Subsidiaries.

“Non-Consenting Lender” has the meaning ascribed to such term in Section 14.03.

“Non-U.S. Lender” has the meaning ascribed to such term in Section 3.04(e)(i).

“Note” has the meaning ascribed to such term in Section 2.04(a).

“Notice of Borrowing” means a notice substantially in the form of Exhibit B-1 attached hereto and made a part hereof.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit B-2 attached hereto and made a part hereof.

“NYSE” means the NYSE Regulation, Inc.

“Obligations” means all Loans, advances, debts, liabilities, obligations, Hedging Obligations, covenants and duties, owing by any Credit Party to the Administrative Agent, the Collateral Agent, any Lender, any Affiliate of any Lender, any Hedging Agreement Provider or any Person entitled to indemnification pursuant to Section 14.18 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, interest rate contract, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, but in all such circumstances only to the extent now existing or hereafter arising or however acquired, arising under or in connection with this Agreement, the Notes or any other Loan Document.  The term includes all interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), charges, expenses, fees, attorneys’ fees and disbursements and any other sum chargeable to the Credit Parties under this Agreement, the Notes or any other Loan Document or any Hedging Agreement.

“Offer to Prepay” has the meaning ascribed to such term in Section 3.02(d).

 “Officer’s Certificate” has the meaning ascribed to such term in Section 7.01(d).

“OID” has the meaning ascribed to such term in Section 2.01(a)(ii)(B)(z)(1).

 “Operating Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or

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 mixed) that is not a Capitalized Lease other than any such lease under which that Person is the lessor.

“Other Taxes” has the meaning ascribed to such term in Section 3.04(b).

“Parent” has the meaning ascribed to such term in the introductory paragraph hereto.

“Participant” has the meaning ascribed to such term in Section 14.10(e).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. No. 107-56 (signed into law October 26, 2001).

“Permits” has the meaning ascribed to such term in Section 6.01(l).

“Permitted Acquisition” means an acquisition by a Credit Party or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line, unit, office or a division of, any Person, provided that no acquisition shall constitute a Permitted Acquisition unless it satisfies each of the following conditions:

(a)

immediately prior to such acquisition, and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) no events or circumstances shall have occurred that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b)

with respect to any acquisition in which the Permitted Acquisition Costs exceed $5 million, the Borrower shall have submitted to the Administrative Agent at least 15 days prior to the consummation of such acquisition, a business description of the business or assets being acquired and an executive overview outlining the rationale for such acquisition and a summary of the terms of the acquisition and all undertakings and commitments of the Credit Parties and their Affiliates in connection therewith;

(c)

the representations and warranties set forth in Article VI shall be true and correct in all material respects, immediately before and after such acquisition, with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(d)

(i) the aggregate amount of Permitted Acquisition Costs in connection with such acquisition, together with all other Permitted Acquisition Costs incurred since the date hereof, shall not exceed $25,000,000; and (ii) solely in the case of an acquisition after giving effect to which the Borrower or any of its Subsidiaries (including any Subsidiary being acquired) will assume or retain any liability with respect to any non-compliance with laws or regulations by the acquired business or its directors, officers or employees prior to the date of consummation of such acquisition (a “Legacy Liability Acquisition”), the aggregate amount of Permitted Acquisition Costs in connection with such Legacy Liability Acquisition, together with all other

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 Permitted Acquisition Costs incurred since the date hereof with respect to Legacy Liability Acquisitions, shall not exceed $15,000,000;

(e)

all acquired assets shall, after giving effect to such acquisition, be owned by a Credit Party or a Subsidiary of a Credit Party, and Borrower shall have taken, or caused to be taken, as of the date of such acquisition, each of the actions set forth in Section 8.10, as applicable;

(f)

the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Article X on a pro forma basis (after giving effect to such acquisition and the financing thereof) as of the last day of the Fiscal Quarter most recently ended;

(g)

with respect to any acquisition in which the Permitted Acquisition Costs exceed $5 million, a Senior Officer of the Parent shall have delivered to the Administrative Agent a written certificate, in form and substance reasonably satisfactory to the Administrative Agent, as to the satisfaction of the applicable conditions set forth in clauses (a) through (f) above; and

(h)

all Collateral being acquired is, or will become promptly after the acquisition, subject to first-priority, perfected liens and security interests in favor of the Secured Creditors, subject only to Permitted Encumbrances and otherwise on substantially the same terms as all other Collateral to the extent required by Section 8.10 and in accordance with the applicable provisions of the Loan Documents.

“Permitted Acquisition Costs” means all payments made, transaction costs and expenses incurred, liabilities accrued and Indebtedness paid or assumed by any Credit Party in connection with a Permitted Acquisition (including without limitation any Indebtedness of a Person that becomes a Subsidiary of Parent as a result of a Permitted Acquisition (other than ordinary course working capital Indebtedness) to the extent such Indebtedness is not being repaid or defeased on the date such Permitted Acquisition is consummated).

“Permitted Encumbrances” means:

(a)

Liens imposed by law for unpaid utilities and taxes, assessments or governmental charges or levies that are not yet due or are being contested in a Permitted Protest;

(b)

landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in a Permitted Protest;

(c)

pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or employment laws or regulations or similar legislation or to secure public, statutory or regulatory obligations;

(d)

deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

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(e)

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and which individually or in the aggregate do not have a Material Adverse Effect;

(f)

Liens existing on the Closing Date and listed on Schedule A hereto and, if the Indebtedness secured by such Lien is refinanced pursuant to a Permitted Refinancing, any Lien securing the Permitted Refinancing of such Indebtedness, provided that such Lien securing Indebtedness under a Permitted Refinancing does not extend to or cover any property or asset of any Credit Party not subject to the Lien on the Closing Date and listed on Schedule A;

(g)

Liens securing the Obligations and/or created by the Security Documents;

(h)

Liens securing judgments for the payment of money not constituting a Default under Section 11.01(k) or securing appeal or other surety bonds relating to such judgments;

(i)

any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement entered into in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, take as a whole;

(j)

Liens on assets of Broker-Dealer Subsidiaries securing “broker-dealer” financing of any Broker-Dealer Subsidiary entered into in the ordinary course of business including, without limitation, borrowings collateralized by client assets in the ordinary course of business (it being acknowledged by the Lenders, the Administrative Agent and the Collateral Agent that the margin loans to Capital & Credit Merchant Bank Ltd. and its related entities is in the ordinary course of business);

(k)

Liens securing Indebtedness described in clauses (c) and (h) of the definition of “Permitted Indebtedness”; and

(l)

Liens not otherwise permitted hereunder to the extent attaching to properties and assets with an aggregate fair market value not in excess of, and securing liabilities not in excess of, $2,000,000, in the aggregate at any one time outstanding.

“Permitted Holder” means any member of the Lowenthal family or any entity directly or indirectly owned by any member of the Lowenthal family.

“Permitted Indebtedness” means:

(a)

the Indebtedness listed on Part One of Schedule B and any Permitted Refinancing of such Indebtedness, provided that the Exchangeable Debentures (and any Indebtedness resulting from a Permitted Refinancing thereof) shall be permitted pursuant to this clause (a) after October 31, 2006 only to the extent held by an employee benefit plan;

(b)

Indebtedness of the Credit Parties under this Agreement, other Loan Documents and Hedging Agreements;

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(c)

purchase money indebtedness and Capitalized Lease Obligations incurred after the Closing Date to acquire equipment or real property in the ordinary course of business; provided that (A) the aggregate amount of all such Indebtedness does not exceed $20,000,000 at any time outstanding, (B) the Indebtedness when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed, (C) such Indebtedness is issued and any Liens securing such Indebtedness are created within 270 days after the acquisition of the asset financed and (D) no Lien securing such Indebtedness shall extend to or cover any property or asset other than the asset so financed;

(d)

contingent liabilities in respect of any indemnification, adjustment of purchase price, non-compete, consulting, deferred compensation and similar obligations incurred in connection with any Disposition permitted hereunder;

(e)

Indebtedness owed to the Borrower or a Wholly-Owned Subsidiary of the Borrower, which Indebtedness shall (i) in the case of Indebtedness owed to a Credit Party, constitute Pledged Debt and (ii) be otherwise permitted under the provisions of Section 9.07;

(f)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of any Credit Party or any Subsidiary of a Credit Party drawn against insufficient funds in the ordinary course of business, provided that the aggregate amount of all such Indebtedness does not exceed $100,000,000 at any time outstanding;

(g)

(i) Indebtedness of a Subsidiary of the Parent acquired in a Permitted Acquisition, provided that (A) such Indebtedness is existing upon consummation of the Permitted Acquisition and was not entered into in contemplation or furtherance thereof, (B) any Liens securing such Indebtedness relate only to assets and property of such Subsidiary and (C) the aggregate amount of all such Indebtedness (and commitments to advance Indebtedness in the case of any revolving loan or similar facility) does not exceed $25,000,000 at any time outstanding and (ii) any Permitted Refinancing thereof; and

(h)

Indebtedness incurred by Broker-Dealer Subsidiaries for operational liquidity needs pursuant to uncommitted lines of credit (including, without limitation, the facilities described on Part Two of Schedule B and similar replacement facilities from time to time) in an aggregate outstanding principal amount not to exceed $1,125,000,000 at the close of business on any day;

(i)

Indebtedness in respect of any security lending contracts entered into by the Broker-Dealer Subsidiaries in the ordinary course of the “broker-dealer” business;

(j)

Indebtedness with respect to leases in respect of real property entered into by any Broker-Dealer Subsidiary in the ordinary course of business;

(k)

Indebtedness under performance bonds, surety bonds and letter of credit obligations to provide security for worker’s compensation claims, in each case, incurred in the ordinary course of business;

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(l)

to the extent the same constitutes Indebtedness, obligations in respect of net capital adjustments and/or earn-out arrangements permitted pursuant to a Permitted Acquisition;

(m)

Contingent Obligations of Broker-Dealer Subsidiaries arising in the ordinary course of the broker-dealer business pursuant to normal business practice, contract or applicable law, rule or regulation;

(n)

Contingent Obligations with respect to endorsements of checks and other negotiable instruments for deposit or collection;

(o)

Guarantees by a Credit Party of Indebtedness of another Credit Party or Wholly-Owned Subsidiary;

(p)

to the extent constituting Contingent Obligations, indemnification obligations and other similar obligations of the Borrower and its Subsidiaries in favor of directors, officers, employees, consultants or agents of the Borrower or any of its Subsidiaries extended in the ordinary course of business;

(q)

Contingent Obligations with respect to payment obligations of the Borrower or any Subsidiary; provided, that the underlying obligation related to such Contingent Obligations is not otherwise prohibited under this Agreement; and

(r)

other Indebtedness in an aggregate amount for all such Credit Parties and their Subsidiaries taken as a whole not to exceed an amount equal to $30,000,000; provided that such Indebtedness is either unsecured or secured only by Liens permitted by clause (l) of the definition of “Permitted Encumbrances”.

“Permitted Protest” means the right of a Person to protest any Lien (other than any such Lien that secures all or any portion of the Obligations) or taxes, provided that (a) a reserve with respect to such obligation is established, if required, by such Person in such amount as is required under GAAP and (b) any such protest is instituted promptly and prosecuted diligently and in good faith by such Person.

 “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended at the time of such Permitted Refinancing except by an amount equal to any premium or other similar amount paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) none of the Borrower and its Subsidiaries not previously directly or contingently obligated on the applicable Indebtedness becomes directly or contingently obligated thereunder as a result of such Permitted Refinancing and (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification,

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refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on subordination terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, as determined by the board of directors of such Person.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

“Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA.

“Pledged Debt” shall have the meaning ascribed to such term in the Security Agreement.

“Pledged Equity Interests” shall have the meaning ascribed to such term in the Security Agreement.

“Pledged Subsidiary” means, when used to describe any Subsidiary of a Credit Party, that all of the Capital Stock of such Subsidiary is owned directly by one or more Credit Parties and constitutes Pledged Equity Interests and/or Pledged Debt.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent or any other financial institution agreed to by the Administrative Agent and the Borrower as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing such a Lender’s Loan Exposure by the aggregate Loan Exposure of all Lenders.

“Rating Agencies” means Moody’s and S&P, or if either of such Persons cease to perform credit ratings or other applicable services, such nationally recognized statistical rating organization the Administrative Agent may select.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Record Document” means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

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“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

“Register” has the meaning ascribed to such term in Section 14.10(d).

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Registered Intellectual Property” means all Intellectual Property that has been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other similar filing offices, domestic or foreign, as applicable.

“Regulation T”, “Regulation U”, and “Regulation X” mean, respectively, Regulations T, U, and X of the Federal Reserve Board or any successor, as the same may be amended or supplemented from time to time.

“Regulatory Net Capital” means for any Person the amount of net capital held by such Person as a broker-dealer under Section 15(c)(3) of the Securities Exchange Act, Rule 15c3-1 and the other applicable regulations promulgated thereunder.

“Related Party”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such specified Person or otherwise to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting Securities or by contract or otherwise.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) any other actions authorized by 42 U.S.C. § 9601.

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“Reportable Event” means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived under applicable regulations.

“Required Lenders” means Unaffiliated Lenders holding more than 50% of the aggregate Loan Exposure of all Lenders who are Unaffiliated Lenders.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or Governing Documents of such Person, and any law, ordinance, rule, regulation, requirement, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Patriot Act, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Internal Revenue Code, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

“Responsible Officer” means the chief financial officer or treasurer of the Parent.

“Restricted Payments” means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of, partnership interest of or other equity interest of, such Person, now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Indebtedness which is subordinated to the Obligations and (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Secured Creditors” has the meaning ascribed to such term in the Security Agreement.

“Securities” means any Capital Stock, shares, voting trust certificates, bonds, debentures, notes, loans or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations in temporary or

NY12534:166729.34

 interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Obligations.

“Securities Account” shall have the meaning provided in Section 8-501(a) of the UCC.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended or any successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns of Securities which represent an interest in, or which are collateralized in whole or in part by, the Loans.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, among the Borrower, the other Assignors identified therein and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance therewith and herewith.

“Security Documents” means the Security Agreement, the UCC financing statements, the Mortgages, the Control Agreements, and any other documents granting a Lien upon the Collateral as security for all or any part of the Obligations.

“Senior Officer” means, with respect to any Credit Party, such Credit Party’s president, chief executive officer, chief administrative officer, chief financial officer or chief accounting officer.

“Solvent” or “Solvency” any person means (i) the fair value of the property of such person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (iii) such person does not intend to incur debts or liabilities beyond its ability to pay, as such debts and liabilities mature, and (iv) such person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SRO” means a self-regulatory organization registered under the Securities Exchange Act, including the NYSE.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (a) the accounts of which would be consolidated with those of such Person in such Person’s

NY12534:166729.34

consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (ii) the interest in the capital or profits of such partnership or limited liability company or (iii) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

“Sweep Date” means with respect to any Fiscal Year, the 120th day following the end of such Fiscal Year.

“Taxes” has the meaning ascribed to such term in Section 3.04(a).

“Total Leverage Ratio” means on any date the ratio of (a) Consolidated Total Debt on such date to (b) the Parent’s Consolidated EBITDA for the four (4) Fiscal Quarters most recently ended on such date.

“Trademarks” means all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade dress, service marks, certification marks, collective marks, logos, all indicators of the source of goods or services, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 6.01(t) (as such schedule may be amended or supplemented from time to time), but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, which are owned or licensed by a Credit Party.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how including drawings, formulae, schematics, designs, plans, processes, supplier lists, business plans, business methods and prototypes now or hereafter owned or used in the business of such Credit Party throughout the world (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code enacted in the State of New York, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform

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 Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unaffiliated Lenders” means any Lender who is not an Affiliate of Parent.

“U.S. Broker-Dealer Subsidiary” means any Domestic Subsidiary of any Credit Party that is a “registered broker and/or dealer” under the Securities Exchange Act.

“Weighted Average Life to Maturity” shall mean, when applied to any indebtedness at any date, the number of years obtained by dividing (a) the original aggregate principal amount of such indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned” means, when used to describe any Subsidiary of a Credit Party, that all of the Capital Stock (other than directors’ qualifying shares) of such Subsidiary is owned by one or more Credit Parties or Wholly-Owned Subsidiaries of the Credit Parties.

“Yield Differential” has the meaning ascribed to such term in Section 2.01(a)(ii)(B)(z)(1).

“Zero Coupon Note” means the Second Amended and Restated Promissory Note, dated April 30, 2003, made by Viner Finance Inc.

SECTION 0.1.

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 0.2.

Accounting and Other Terms.  Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given to it under GAAP.  All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

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SECTION 0.3.

Time References.  Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to the Administrative Agent or the Lenders, such period shall in any event consist of at least one full day.

ARTICLE I
THE FACILITY

SECTION 1.1.

Loans.

(a)

Loan Commitment.

(i)

Subject to the terms and conditions set forth herein, each Lender hereby severally agrees to make a term loan (each, an “Initial Loan”) in the principal amount set forth opposite each such Lender’s name on Schedule 2.01(a) hereto to the Borrower on the Closing Date, in accordance with this Section 2.01.  The aggregate principal amount of the Initial Loans to be advanced shall not exceed $125,000,000, except as provided in clause (ii) below.  Amounts repaid or prepaid may not be reborrowed.

(ii)

Optional Loan Increase Commitments.

(A)

Increased or Additional Loans.  The Borrower may, from time to time prior to the Maturity Date, request (A) an increase to the principal amount of the Loans (an “Existing Loan Increase”) and/or (B) the creation of an additional term loan facility (an “Additional Loan Increase”), in each case and each time in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of at least $10,000,000, and for a maximum aggregate principal amount of $20,000,000.  The Borrower and the Administrative Agent shall decide whether to pursue an Existing Loan Increase and/or the Additional Loan Increase either of which, or a combination of which, is referred to as a “Loan Increase”).  Each Existing or Additional Loan Lender that elects to do so severally agrees to make a loan, in Dollars (individually, an “Increased or Additional Loan”; which shall be referred to together with the Initial Loans described in Section 2.01(a)(i) as the “Loans”) in accordance with Section 2.01(a)(ii)(B).

(B)

Conditions to Loan Increase.

(x)

Any Loan Increase will only become effective, and the amount thereof may only be drawn, if (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) at the time of and after giving effect to such increase, the Borrower is in pro forma compliance with Sections 10.01 and 10.03 (calculated as if such Loan

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Increase had been incurred on the first day of the relevant calculation period), (iii) existing Lenders or other financial institutions reasonably acceptable to the Administrative Agent commit (in their absolute and sole discretion) in writing to be Lenders and fund the Loan Increase (the “Existing or Additional Loan Lenders”), it being expressly agreed and understood that no Lender shall be required to agree to any such commitment or extend any additional credit, and (iv) the documentation providing for the Loan Increase (including the commitment of the Existing or Additional Loan Lenders and any amendments or modifications to the Security Documents that are necessary or appropriate to ensure that the Increased or Additional Loan is secured by the Collateral) is reasonably satisfactory to the Administrative Agent and has been executed and delivered to the Administrative Agent by the parties thereto.

(y)

The existing Lenders shall have the first right, but no obligation, to commit all or a portion of any Loan Increase.  If the existing Lenders do not commit to provide the full amount of the Loan Increase, within ten Business Days of the offer thereof, then the Borrower may offer the uncommitted amount of the Loan Increase to other financial institutions reasonably acceptable to the Administrative Agent.

(z)

Any Loans under an Existing Loan Increase or an Additional Loan Increase shall rate pari passu with the outstanding Loans, and the terms and conditions of any Loans under an Existing Loan Increase or an Additional Loan Increase shall be the same as those applicable to the then outstanding Loans; provided that:

(1)

if the initial yield on such Increased or Additional Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the LIBOR Rate on such Increased or Additional Loans and (y) if such Increased or Additional Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from any Credit Party for doing so (the amount of such discount or fee, expressed as a percentage of the Increased or Additional Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the Weighted Average Life to Maturity of such Increased or Additional Loans and (B) four) exceeds by more than 25 basis points (the amount of such excess above 25 basis points being referred to herein as the “Yield Differential”) the Applicable Rates then in effect for LIBOR Rate Loans, then the Applicable Rates then in effect for LIBOR or Base Rate Loans shall automatically be increased by the Yield Differential, effective upon the making of the Increased or Additional Loans;

(2)

the final maturity date for the Increased or Additional Loans is no earlier than the Maturity Date;

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(3)

the amortization schedule for the Increased or Additional Loans may differ from the amortization schedule applicable to the then outstanding Loans, so long as the Weighted Average Life to Maturity of the Increased or Additional Loans is no shorter than the Weighted Average Life to Maturity of the then outstanding Loans;

(4)

the Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Increase.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Increase, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Loan Increase and the Increased or Additional Loans evidenced thereby; and

(5)

mandatory prepayment provisions for such Increased or Additional Loans shall be subject to limitations similar to those contained in Section 3.02.

(b)

Notice of Borrowing.  If the Borrower desires to borrow under Section 2.01(a) the Borrower shall deliver to the Administrative Agent a Notice of Borrowing (i) not later than 5:00 p.m. at least one (1) Business Day in advance of the Closing Date in the case of LIBOR Rate Loans and (ii) not later than 9:00 a.m. on the Closing Date, in the case of Base Rate Loans.  Such Notice of Borrowing shall specify (i) the amount of the proposed Loans, (ii) the proposed Closing Date, which must be a Business Day and (iii) in the case of LIBOR Rate Loans, the LIBOR Period applicable to such Loan.  The Notice of Borrowing given pursuant to this Section 2.01(b) shall be irrevocable and binding on the Borrower.

(c)

Making the Loans.  The Administrative Agent shall promptly notify each Lender of the amount of Loans requested by the Borrower.  Each Lender shall deposit in the Administrative Agent Account an amount equal to its Commitment, in immediately available funds, not later than 12:00 p.m. on the Closing Date.  Subject to the satisfaction of the conditions precedent set forth in Article V, the Administrative Agent shall make the proceeds of the Loans received by it available to the Borrower on the Closing Date.  The Notice of Borrowing given pursuant to Section 2.01(b) shall be irrevocable and binding on the Borrower.

(d)

Except as otherwise provided in this Section 2.01(d), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares.  The failure of any Lender to deposit the amount described in clause (i) above with the Administrative Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Loan on the Closing Date.  No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

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(e)

Repayment of Loans.  The aggregate principal amount of the Loan shall be payable in Dollars in installments on the dates and in the amounts set forth below, subject to the reduction of installments pursuant to Section 3.02(d):

Date	Loan Scheduled Repayment
September 30, 2006	$ 312,500
December 31, 2006	$ 312,500
March 31, 2007	$ 312,500
June 30, 2007	$ 312,500
September 30, 2007	$ 312,500
December 31, 2007	$ 312,500
March 31, 2008	$ 312,500
June 30, 2008	$ 312,500
September 30, 2008	$ 312,500
December 31, 2008	$ 312,500
March 31, 2009	$ 312,500
June 30, 2009	$ 312,500
September 30, 2009	$ 312,500
December 31, 2009	$ 312,500
March 31, 2010	$ 312,500
June 30, 2010	$ 312,500
September 30, 2010	$ 312,500
December 31, 2010	$ 312,500
March 31, 2011	$ 312,500
June 30, 2011	$ 312,500
September 30, 2011	$ 312,500
December 31, 2011	$ 312,500
March 31, 2012	$ 312,500
June 30, 2012	$ 312,500
September 30, 2012	$ 312,500
December 31, 2012	$ 312,500
March 31, 2013	$ 312,500
June 30, 2013	$ 312,500
Maturity Date	All amounts outstanding in respect of the Loans.

SECTION 1.2.

Use of Proceeds.  Proceeds of the Loans shall be utilized in full on the Closing Date to pay part of the aggregate amount due on the Closing Date (a) to repurchase a portion of the Exchangeable Debentures and (b) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement. Any other funds applied on the Closing Date to repurchase Exchangeable Debentures or pay such fees and expenses shall be generally available funds of the Borrower and/or its Domestic Subsidiaries and shall be paid to the holder(s) of Exchangeable Debentures in cash free and clear of any Lien.

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SECTION 1.3.

Promise to Pay.  The Borrower agrees to pay the principal amount of the Loans on the dates and in the amounts set forth in Section 2.01(e) and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and any applicable Note.

SECTION 1.4.

Notes.

(a)

The Borrower’s obligation to pay the principal of, and interest on, the Loans made to the Borrower by each Lender shall be set forth on the Register maintained by the Administrative Agent pursuant to Section 14.10(d) and, subject to the provisions of Section 2.04(c), shall be evidenced by a promissory note substantially in the form of Exhibit C with blanks appropriately completed in conformity herewith (each, as the same may be amended, supplemented or otherwise modified from time to time, a “Note”).

(b)

The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Closing Date (or, in the case of any Note issued after the Closing Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the principal amount of the Loan of such Lender on the date of the issuance thereof and be payable in the principal amount of Loan evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided for herein and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

(c)

Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or Guaranties therefor provided pursuant to the Loan Documents.  At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to that Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

SECTION 1.5.

Allocation of Proceeds of Collateral.  Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies by the Administrative Agent, the Collateral Agent or the Lenders pursuant to Article XI (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents shall automatically become due and payable in accordance with the terms hereof), all proceeds of Collateral shall be paid over or delivered to the Administrative Agent for distribution as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Administrative Agent and the Collateral Agent under

NY12534:166729.34

 the Loan Documents, and to the payment of any fees owed to the Administrative Agent or the Collateral Agent, each in their capacities as such;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders and the Hedging Agreement Providers in connection with enforcing its rights under the Loan Documents or Hedging Agreements, as applicable, with respect to the Borrower’s Obligations owing to such Lender or Hedging Agreement Provider;

THIRD, to the payment of all of the Borrower’s Obligations to the Lenders consisting of accrued fees and interest;

FOURTH, to the payment of the outstanding principal amount of the Borrower’s Obligations under this Agreement and the other Loan Documents and the payment of all the Borrower’s Obligations with respect to Hedging Agreements not repaid pursuant to clause “SECOND” above;

FIFTH, to all other of the Borrower’s Obligations under this Agreement and the other Loan Documents and other obligations to Lenders which shall have become due and payable under the Loan; and

SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied equally and ratably in the numerical order provided until exhausted prior to the application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its Pro Rata Share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses “THIRD” and “FOURTH” above.

ARTICLE II
PAYMENTS AND OTHER COMPENSATION

SECTION 2.1.

Voluntary Prepayments/Reductions of Commitments.  The Borrower shall have the right, upon at least three (3) Business Days’ prior written notice to the Administrative Agent, to voluntarily prepay all or any portion (in multiples of not less than $1,000,000 or such lesser amount as may then be outstanding) of the Loans on any Business Day.  Any prepayment of any Loan shall be accompanied by the payment of all accrued and unpaid interest with respect to the principal being prepaid through the date of prepayment.  Any prepayment of any Loans shall be applied to the remaining installments of the Loans on a pro rata basis until all Loans are repaid in full.

SECTION 2.2.

Mandatory Prepayments.

(a)

Prepayments from Asset Dispositions.  Within thirty (30) Business Days after the receipt by a Credit Party or any Subsidiary of a Credit Party of any Net Cash Proceeds or Net Casualty/Condemnation Proceeds in excess of $2,000,000 in the aggregate during any Fiscal

NY12534:166729.34

Year, the Borrower shall cause 100% of the Net Cash Proceeds or Net Casualty/Condemnation Proceeds received during such Fiscal Year to be applied to prepay the Loans; provided, however, that if the Borrower notifies the Administrative Agent in writing within such thirty (30) Business Day period that it or the applicable Subsidiary has applied or intends to apply such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade, repair or invest in assets used or useful in the business of the Borrower and its Subsidiaries, then the Borrower or the applicable Subsidiary, as applicable, shall, so long as no Event of Default shall have occurred and be continuing, be permitted to use such proceeds as notified to the Administration Agent within two hundred seventy (270) days of the receipt thereof; provided further that, to the extent such proceeds have not been so invested or contracted to be so invested as of the end of such period or if any Event of Default shall occur at any time during such period, all such Net Cash Proceeds or Net Casualty/Condemnation Proceeds shall be applied within three (3) Business Days to prepay the Loans.  All prepayments under this Section 3.02(a) shall be accompanied by all accrued and unpaid interest on the Loans being prepaid.

(b)

Prepayments from Incurrence of Indebtedness.  Immediately upon the receipt by any Credit Party or any Subsidiary of a Credit Party of cash proceeds from the issuance or incurrence of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the Loans in an amount equal to 100% of the proceeds from such issuance or incurrence upon the receipt by any Credit Party or any Subsidiary of a Credit Party of the proceeds, net of taxes, underwriting discounts and commissions and other reasonable, out-of-pocket costs and expenses associated therewith.  All such prepayments shall be accompanied by all accrued and unpaid interest on the Loans being prepaid.

(c)

Cash Proceeds of Extraordinary Receipts.  Promptly but in any event within three (3) Business Days following the receipt by any Credit Party or any Subsidiary of a Credit Party of any Extraordinary Receipts, the Borrower shall prepay the Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable costs, fees and expenses incurred in collecting such Extraordinary Receipts and a reserve for any Taxes expected to be paid in connection therewith.  All such prepayments shall be accompanied by all accrued and unpaid interest on the Loans being prepaid.

(d)

Mandatory Repayments from Excess Cash Flow.  In addition to any other mandatory repayments pursuant to this Section 3.02, no later than the Sweep Date for each Fiscal Year, the Borrower shall make an offer to prepay (an “Offer to Prepay”) (or, if a Default has occurred and is continuing, the Borrower shall prepay) the Loans in an amount equal to (i) for Fiscal Year 2006, the product of 5/12 multiplied by the Applicable Cash Flow Percentage of Excess Cash Flow for such Fiscal Year and (ii) for each subsequent Fiscal Year, the Applicable Cash Flow Percentage of Excess Cash Flow for such Fiscal Year.  Each Offer to Prepay shall be in writing and shall be delivered to the Administrative Agent and the Lenders and shall include or state the following terms of the Offer to Prepay:  (A) a reference that the Offer to Prepay is made pursuant to this Section 3.02(d), (B) a calculation of the Excess Cash Flow for such year and the amount of such offer, and (C) that each Lender that desires to accept such offer must notify the Administrative Agent (with a copy to the Borrower) in writing by executing an acceptance set forth in such Offer to Prepay within thirty (30) days of the date of such Offer to Prepay.  An Offer to Prepay shall be deemed accepted by each Lender upon acceptance thereof within the time period set forth in clause (C) above.  Upon acceptance of an Offer to Prepay by a Lender (and in

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 any event within three (3) days thereof) the Borrower shall prepay the Loans due to such Lender in the amount equal to such Lender’s Pro Rata Share of the amount set forth in the first sentence of this Section 3.02(d).

(e)

Application of Proceeds.  Subject to Section 2.05, all prepayments under this Section 3.02 shall be applied to the remaining installments of the Loans in the inverse order of maturity thereof until all of the Loans are repaid in full.

SECTION 2.3.

Payments.

(a)

General Provisions.  All payments to be made by a Credit Party shall be made without set-off, counterclaim or other defense.  Except as otherwise expressly provided herein, all payments by a Credit Party shall be made to the Administrative Agent for the ratable account of the relevant Lender or Agent, as the case may be, at the Administrative Agent’s Payment Office, and shall be made in and in immediately available funds, no later than 2:00 p.m. (New York City time), on the dates specified herein, as the case may be, to be reimbursed.  The Administrative Agent will promptly distribute to the relevant Lender or Agent its Pro Rata Share or other applicable share as expressly provided herein, of each such payment in like funds as received.  Any payment received by the Administrative Agent later than 2:00 p.m. (New York City time) on any Business Day shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(b)

Sharing of Payments.  Except as otherwise provided herein, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered).  Each Credit Party agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.03(b) may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Credit Party in the amount of such participation.

(c)

Apportionment of Payments.  Subject to the provisions of Section 3.01, Section 3.02 and this Section 3.03(c), all payments of principal and interest in respect of outstanding Loans, and all payments of fees and all other payments in respect of any other Obligation, shall be allocated among the Lenders in proportion to their respective Pro Rata Shares of such Obligations owing to them or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment at the time when such payment is made.

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(d)

Payments on Non-Business Days.  Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (unless such succeeding Business Day would be in the subsequent calendar month, in which case such payment shall be made on the immediately preceding Business Day).

SECTION 2.4.

Taxes.

(a)

Payment of Taxes.  Except as set forth below, any and all payments by a Credit Party hereunder, under the Notes or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, excluding, in the case of each Agent and each Lender, respectively, taxes imposed by (i) the United States except United States federal gross income withholding taxes or (ii) a Governmental Authority as a result of a connection or former connection (other than merely being a party to any Loan Documents, participating in the transactions contemplated therein, or enforcing rights thereunder) between such Agent or Lender and the jurisdiction imposing such tax, including any connection arising from such Agent or Lender being a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having a permanent establishment or fixed place of business therein (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as “Taxes”).  If a Credit Party shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, under the Notes or under any other Loan Document to any Lender or Agent, (x) such sum payable shall be increased by an additional amount so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional amounts payable under this Section 3.04(a)) such Lender or Agent receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (y) such Credit Party shall make such withholdings or deductions, and (z) such Credit Party shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.  Notwithstanding the foregoing, a Credit Party shall not be required to pay any such additional amounts to any Agent or any Lender with respect to any Taxes or Other Taxes to the extent such Taxes or Other Taxes (i) are attributable to such Agent’s or Lender’s failure to comply with the requirements of Section 3.04(e) or Section 3.04(f) or (ii) in the case of a Lender that becomes a Lender pursuant to Section 14.08, are United States federal withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor was entitled, at the time of assignment, to receive additional amounts from a Credit Party with respect to such Tax pursuant to this paragraph or (iii) result from a change affecting the Lender at a time after the Lender has become a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law.

(b)

Other Taxes.  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from and which relate directly to the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document and all interest and penalties

NY12534:166729.34

 related thereto other than excluded from Taxes pursuant to Section 3.04(a)(i) and (ii) (hereinafter referred to as “Other Taxes”).

(c)

Indemnification.  The Borrower will indemnify each Lender and each Agent that has complied with the requirements of Section 3.04(e) or Section 3.04(f), as the case may be, against, and reimburse each, within twenty (20) days of a receipt of written demand therefor, for the full amount of all Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable to such Agent or Lender under this Section 3.04(c)) incurred or paid by such Lender or such Agent (as the case may be), or any Affiliate of such Lender or Agent on or with respect to any payment by or on account of any obligation of the Borrower hereunder, and any penalties, interest, and reasonable out-of-pocket expenses paid to third parties arising therefrom or with respect thereto.  For the avoidance of doubt, the Borrower shall not be required to indemnify a Lender or Agent pursuant to this Section 3.04(c) with respect to any Taxes in respect of which the Borrower would not be required to pay any additional amount pursuant to Section 3.04(a) if such Taxes were withheld or deducted by the Borrower.  A certificate as to any amount payable to any Person under this Section 3.04 submitted by such Person to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

(d)

Receipts.  Within thirty (30) days after a request from the Administrative Agent, each Credit Party will furnish to the Administrative Agent the original or a certified copy of a receipt, if available, or other reasonably available documentation reasonably satisfactory to the Administrative Agent evidencing payment of such Taxes or Other Taxes (including in respect of payments of additional amounts) required to be paid by such Credit Party pursuant to this Section 3.04.  The Borrower will furnish to the Administrative Agent upon the Administrative Agent’s request an Officer’s Certificate stating that all Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Taxes or Other Taxes of which it is aware are due.

(e)

Nonresident Certifications.  (1) Each Lender that is not a United States Person (as defined in Section 7701(a)(30) of the Code) (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or, in the case of a Lender that becomes a Lender pursuant to Section 14.08 hereof, on or prior to the date on which such Lender becomes a Lender pursuant to Section 14.08, a true and accurate IRS Form W-8BEN, W-8IMY (with the necessary attachments), W-8EXP, W-8ECI or any subsequent version thereof or successors thereto and such other documentation prescribed by applicable law executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible as of such date to receive payments hereunder and under the Notes free and clear or at a reduced rate of United States federal withholding tax or, in the case of a Lender that becomes a Lender pursuant to Section 14.08, that such Lender is subject to United States federal withholding tax at a rate not in excess of the rate to which the assignor was subject as a result of a change in law, as described in Section 3.04(e)(ii)(B).  A Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 3.04(e) that it is not legally able to deliver.

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(ii)

Each Non-U.S. Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 3.04(e) (including upon the expiration, obsolescence or invalidity of such form, upon the designation of a new lending office and at such other times as may be necessary in the determination of the Borrower and the Administrative Agent (each in the reasonable exercise of its discretion)).  Each certificate required to be delivered pursuant to this Section 3.04(e)(ii) shall certify as to one of the following:

(A)

that such Lender can receive payments hereunder and under the Notes free and clear or at a reduced rate of United States federal withholding tax (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8BEN, W-8IMY (with the necessary attachments), W-8EXP or W-8ECI, as applicable (or any successor form));

(B)

that such Lender is no longer capable of receiving payments hereunder or under the Notes free and clear or at a reduced rate of United States federal withholding tax by reason of a change in law (including the Code or any applicable tax treaty) after the later of the Closing Date, or in the case of a Lender that becomes a Lender pursuant to Section 14.08 hereof, after the date on which the Lender became a Lender pursuant to Section 14.08; or

(C)

that such Lender is not capable of receiving payments hereunder free and clear or at a reduced rate of United States federal withholding tax other than by reason of a change in law (including the Code or applicable tax treaty) after the later of the Closing Date, or in the case of a Lender that becomes a Lender pursuant to Section 14.08 hereof, after the date on which the Lender became a Lender pursuant to Section 14.08.

(b)

Resident Certifications.  Each Lender that is a United States Person (as defined in Section 7701(a)(30) of the Code) and is not an “exempt recipient” (as such term is defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations) shall deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or, in the case of a Lender that becomes a Lender pursuant to Section 14.08 hereof, on or prior to the date on which such Lender becomes a Lender pursuant to Section 14.08 hereof, two original copies of IRS Form W-9 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by the Borrower or the Administrative Agent.

(c)

Refunds and Tax Benefits.  If a Lender or Agent becomes aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which a Credit Party has paid additional amounts pursuant to Section 3.04(a), it shall make reasonable efforts to timely claim to such Governmental Authority for such refund at the Borrower’s expense.  If a Lender or Agent

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actually receives a payment of a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Tax or Other Tax as to which it has been indemnified by the Borrower or with respect to which a Credit Party has paid additional amounts pursuant to Section 3.04(a), it shall within 30 days from the date of such receipt pay over the amount of such refund to a Credit Party, net of all reasonable out-of-pocket expenses of such Lender or Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender or Agent, agrees to repay the amount paid over to a Credit Party (plus penalties, interest or other reasonable charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to such Governmental Authority.

ARTICLE I
INTEREST

SECTION 1.1.

Interest on the Loans and Other Obligations.

(a)

Interest on Loans.  The Borrower agrees to pay interest on the unpaid principal amount of each Loan on each Interest Payment Date from the date of such Loan until such Loan is repaid in full at a rate equal to the Interest Rate for such Loan.  The Borrower shall pay accrued interest on the Loans in cash on each Interest Payment Date.  All computations of interest hereunder shall be made on the actual number of days elapsed over a year of, with respect to LIBOR Rate Loans, 360 days or, with respect to Alternate Base Rate Loans only, 365/366 days.

(b)

Default Interest.  So long as any Event of Default under Section 11.01(a) shall be continuing, the rate of interest applicable to the Loans then outstanding or due and owing and any other amount bearing interest hereunder shall each be increased by 2% per annum above the Interest Rate otherwise applicable to the applicable Loans.

(c)

Maximum Interest.  Notwithstanding anything to the contrary set forth in this Section 4.01(c), if at any time until payment in full of the Loans, the interest rate payable on any Loans exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall deem applicable hereto (the “Highest Lawful Rate”), then in such event and so long as the Highest Lawful Rate would be so exceeded, the rate of interest payable on such Loans shall be equal to the Highest Lawful Rate.  Thereafter, the interest rate payable on such Loans shall be the applicable interest rate pursuant to paragraphs (a) and (b) above unless and until such rate again exceeds the Highest Lawful Rate, in which event this paragraph shall again apply.  In no event shall the total interest received by any Lender for any Loans pursuant to the terms hereof exceed the amount which it could lawfully have received for such Loans had the interest due hereunder for such Loans been calculated for the full term thereof at the Highest Lawful Rate.  Interest on the Highest Lawful Rate shall be calculated at a daily rate equal to the Highest Lawful Rate divided by the number of days in the year in which such calculation is made.  In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 4.01(c), shall make a determination that a Lender has received interest hereunder or under any of the Loan Documents in excess of the Highest Lawful Rate, such Lender shall, to the extent permitted by Applicable Law, promptly apply such excess first to any interest due or accrued and not yet paid under the Loans, then to the outstanding principal of the Loans, then to other unpaid

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 Obligations and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

(d)

Conversion or Continuation.  The Borrower shall have the option (1) to convert all or any part of its outstanding LIBOR Rate Loans to Alternate Base Rate Loans at the end of the then-current Interest Accrual Period therefor, (2) to convert Alternate  Base Rate Loans to LIBOR Rate Loans or (3) to change or continue the LIBOR Period applicable to all or a portion of the Loans; provided, however, that (i) except as provided in Section 4.04, LIBOR Rate Loans may be converted into Alternate Base Rate Loans only on the last day of the Interest Period applicable thereto unless the Borrower agrees to pay all amounts due pursuant to Section 4.03, (ii) Loans extended as, or converted into, LIBOR Rate Loans shall be subject to the terms of the definition of “Interest Accrual Period” set forth in Section 1.01, and (iii) any request for extension or conversion of a LIBOR Rate Loan that shall fail to specify an Interest Accrual Period shall be deemed to be a request for an Interest Accrual Period of one month.  Each such extension or conversion shall be effected by the Borrower by giving a written notice (or telephone notice promptly confirmed in writing) (a “Notice of Conversion/Continuation”) to the Administrative Agent prior to 12:00 a.m., New York City time, on the third LIBOR Business Day prior to the date of the proposed extension or conversion, substantially in the form of Exhibit B-2 hereto, specifying (A) the date of the proposed extension or conversion, (B) the Loans to be so extended or converted, (C) the types of Loans into which such Loans are to be converted, and, if appropriate, (D) the applicable Interest Accrual Periods with respect thereto.  Each Notice of Conversion/Continuation shall be irrevocable.  So long as there is no Default or Event of Default, in the event the Borrower does not request extension or conversion of any LIBOR Rate Loan in accordance with this Section, or any such conversion or extension is not required by this Section, then such LIBOR Rate Loan shall be continued as a LIBOR Rate Loan (with an Interest Accrual Period of one month) at the end of each Interest Accrual Period applicable thereto, until the Borrower selects an alternate Interest Accrual Period or converts such Loans to Alternate Base Rate Loans.  In the event any LIBOR Rate Loans are not permitted to be converted into another LIBOR Rate Loan hereunder, such LIBOR Rate Loans shall automatically be converted to Alternate Base Rate Loans at the end of the applicable Interest Accrual Period with respect thereto.  The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.  Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(d), the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation.  Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

SECTION 1.2.

[Intentionally Omitted.]

SECTION 1.3.

Break Funding Payments.  In the event of the payment of any principal of any LIBOR Rate Loan other than on the last day of the Interest Accrual Period applicable thereto (including as a result of an Event of Default), or the failure to borrow or prepay any Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each applicable Lender for the loss, cost and expense (excluding in any event any Applicable Margin or other lost profit) attributable to such event.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to

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receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 1.4.

Change in Law; Illegality.

(a)

If the adoption or implementation of, or any change in (or the interpretation, administration or application of) any Applicable Law shall, in each case after the date hereof, (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate) or (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Rate Loans made by such Lender; the result of any of the foregoing shall be to increase the cost to such Lender of maintaining any LIBOR Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred to the extent that such Lender reasonably determines that such increase in cost be allocable to the existence of such Lender’s LIBOR Rate Loans.

(b)

If any Lender reasonably determines that the introduction of or any change in any Applicable Law regarding capital requirements, in each case after the date hereof, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender could have achieved but for such change in the Applicable Law (taking into consideration such Lender’s policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction suffered to the extent that such Lender reasonably determines that such additional amounts are allocable to the existence of such Lender’s Loans.

(c)

A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender as specified in paragraph (a) or (b) of this Section 4.04 shall be delivered to the Borrower and shall be binding and conclusive for all purposes, so long as it reflects the basis for the calculation of the amounts set forth therein and does not contain any manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.  Notwithstanding the foregoing, (i) the applicable Lender shall take such actions (including changing the office of location of the funding of the Loans) that the Borrower may reasonably request in order to reduce the amounts payable under Sections 4.04(a) or (b), provided that the Borrower shall reimburse such Lender for any costs incurred by such Lender in doing so to the extent that such Lender reasonably determines that such costs are allocable to the Borrower with respect to the existent of such Lender’s Loans or commitment to lend hereunder and provided further that such Lender shall only be required to take such actions if it determines in good faith that such actions would not be disadvantageous to it, and (ii) the Borrower shall not be required to compensate a Lender under Sections 4.04(a) and (b) for any costs or additional amounts arising more than 180 days prior to the date that such Lender notifies the Borrower of the event giving rise to such costs and amounts of such Lender’s intention to claim compensation therefor and, if the event giving rise to such

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 increased costs and amounts is retroactive, then the 180-day period referred to in this clause (ii) shall be extended to include the period of retroactive effect therefor.

(d)

Notwithstanding anything to the contrary contained herein, if the adoption or implementation of, or any change in, any Applicable Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to continue to fund or maintain any LIBOR Rate Loan, then, unless that Lender is able to make or to continue to fund or to maintain such  LIBOR Rate Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its LIBOR Rate Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make, to continue to fund or maintain LIBOR Rate Loans shall terminate and (ii) the Borrower shall forthwith prepay in full, without any premium or penalty, all outstanding LIBOR Rate Loans owing by the Borrower to such Lender, together with interest accrued thereon and any amounts due pursuant to Section 4.03.

SECTION 1.5.

Fees.  The Borrower agrees to pay to each Agent such fees as are set forth in the Fee Letter in accordance with the terms thereof.

ARTICLE II
CONDITIONS TO LOANS

SECTION 2.1.

Conditions Precedent to the Loans.  The obligation of each Lender to make the Loans requested to be made by it on the Closing Date, shall be subject to the satisfaction, or waiver by the Administrative Agent, of all of the following conditions precedent:

(a)

Authority.  The Administrative Agent shall have received certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the authorization for the execution, delivery and performance of each Loan Document by a Credit Party and for the consummation of the transactions contemplated thereby.  All certificates shall state that the resolutions or other information referred to in such certificates have not been amended, modified, revoked or rescinded as of the Closing Date.

(b)

Loan Documents.  The Administrative Agent shall have received, on the Closing Date, counterparts of each of the following documents duly executed and delivered by each party thereto, and in full force and effect and reasonably satisfactory to the Administrative Agent:

(i)

this Agreement;

(ii)

the Notes, if any;

(iii)

the Security Documents;

(iv)

such corporate resolutions, certificates and other documents as the Administrative Agent reasonably requests; and

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(v)

each other Loan Document, in each case duly executed and delivered by the parties thereto and dated no later than the Closing Date, except for those Loan Documents that are dated prior to the Closing Date and have been delivered prior to the Closing Date to the Agents by the Credit Parties.

(c)

Capital Stock; Perfection of Liens.  All of the Capital Stock of the Borrower shall be owned by the Parent, and all Capital Stock of the Borrower’s Subsidiaries shall be owned by the Borrower as described on Schedule 6.01(e), in each case free and clear of any Lien.  The Collateral Agent, on behalf of the Secured Creditors, shall have a perfected first priority lien and security interest in the Collateral subject to any Permitted Encumbrances; all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made or arranged for; and all filing and recording fees and taxes shall have been duly paid.

(d)

No Material Adverse Effect.  There shall not have occurred any event, circumstance, change or condition since December 31, 2005, which could reasonably be expected to have a Material Adverse Effect.

(e)

Litigation.  Except as set forth in Schedule 6.01(f), there shall exist no action, suit, claim, investigation, arbitration, litigation or proceeding or any judgments, decrees, injunctions, rules or orders of any governmental or regulatory agency or authority pending or, to the knowledge of the Credit Parties, threatened against or affecting any Credit Party or its property or assets, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)

Consents, Etc.  Each Credit Party shall have received all material consents and authorizations required pursuant to any Material Contract with any other Person and shall have obtained all material Permits of, or approvals from, and effected all notices to and filings with, any Governmental Authority or SRO as may be necessary to allow such Credit Party lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations under the Loan Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith, (B) consummate the transactions contemplated hereunder and under the other Loan Documents and (C) create and perfect the Liens on the Collateral to be owned by each of them to the extent, in the manner and for the purpose contemplated by the Loan Documents.  Each Credit Party shall have received all shareholder, Governmental and material third-party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents, and any applicable waiting period shall have expired without any action being taken by any Governmental Authority or SRO that could restrain, prevent or impose any material adverse conditions on such Credit Party or such transactions or that could seek to restrain or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.  The Credit Parties shall have received the approval of the NYSE to the grant of a security interest in the Pledged Equity Interests and the Pledged Debt of any Broker-Dealer Subsidiary and, as applicable, to each of the other transactions contemplated herein.

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(g)

Solvency.  Immediately prior to the incurrence of the Loans on the Closing Date, and after giving effect to such Loans, and use of the proceeds of the Loans, the Credit Parties, taken as a whole, shall be Solvent and the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower, on behalf of the Credit Parties (and not in such officer’s individual capacity), dated the Closing Date, in a form reasonably satisfactory to the Administrative Agent.

(h)

Insurance.  The Administrative Agent shall have received evidence that all insurance policies required to be maintained pursuant to Section 7.05, including any insurance policies with respect to the properties of each Credit Party forming part of the Collateral, are in full force and effect.

(i)

Opinions of Borrower’s Counsel.  The Lenders shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower and the Guarantors (other than the Parent), in substantially the form of Exhibit E-1, (ii) the opinion of Borden Ladner Gervais LLP, special counsel to the Parent, in substantially the form of Exhibit E-2 and (iii) the opinion of  Dennis McNamara, General Counsel of the Borrower, in substantially the form of Exhibit E-3.

(j)

Fees and Expenses Paid.  There shall have been paid to the Administrative Agent, the account of the Collateral Agent and the respective accounts of the Lenders, all fees and, to the extent documented, expenses (including the reasonable legal fees of a single counsel to the Collateral Agent and the Administrative Agent and any local counsel to the Administrative Agent or the Collateral Agent) due and payable on or before the Closing Date.

(k)

Collateral Information.  The Administrative Agent shall have received complete and accurate information from each Credit Party with respect to the name and the location of the principal place of business and chief executive office for such Credit Party;

(l)

Pledged Equity Interests.  The Collateral Agent shall have received, on the Closing Date, all of the certificated Pledged Equity Interests then owned by each of the Credit Parties, together with (i) executed and undated transfer powers in the case of certificated Pledged Equity Interests and (ii) all other items required to be delivered pursuant to the Security Agreement.

(m)

Good Standing Certificates.  The Administrative Agent shall have received, on the Closing Date, governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each Credit Party is organized and in good standing in the jurisdiction of its organization, and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business except where the failure to so qualify could not reasonably be expected to have Material Adverse Effect.

(n)

Organizational Documents.  The Administrative Agent shall have received, on the Closing Date, a copy of the certificate of incorporation or certificate of formation, as applicable, and all amendments thereto of each Credit Party, certified as of a recent date by the appropriate government official of the jurisdiction of its organization, and copies of each Credit

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Party’s by-laws or limited liability company agreement, as applicable, certified by the Secretary, Assistant Secretary or managing member, as applicable, of such Credit Party as true and correct as of the Closing Date.

(o)

Financial Statements.  The Administrative Agent shall have received the 2005 Financial Statements, all financial statements and projections described in Section 6.01(g)(ii) and Section 7.01(c), in form and substance reasonably satisfactory to the Administrative Agent.

(p)

Certificates.  (2) The Administrative Agent shall have received, on the Closing Date, certificates of the Secretary, Assistant Secretary or managing member of each Credit Party, dated the Closing Date, as to the incumbency and signatures of its officers executing this Agreement and each other Loan Document to which such Credit Party is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary, Assistant Secretary or managing member.

(iii)

The Administrative Agent shall have received, on the Closing Date, the certificate of a Senior Officer of each Credit Party, dated the Closing Date, stating that to the knowledge of such officer and on behalf of such Credit Party (not in such officer’s individual capacity) all of the representations and warranties of such Credit Party contained herein or in any of the other Loan Documents are true and correct in all material respects on and as of the Closing Date as if made on such date, that no breach of any covenant contained in Articles VIII, IX or X has occurred or would result from the Closing hereunder and that all of the conditions set forth in this Section 5.01(p)(ii) have been satisfied on such date (or shall, to the extent permitted therein, be satisfied substantially simultaneously with the incurrence of Loans on the Closing Date).

(b)

Representations and Warranties.  As of such date, both before and after giving effect to the Loans to be made on such date, as the case may be, all of the representations and warranties of any Credit Party contained in Article VI and in the other Loan Documents shall be true and correct in all material respects (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c)

No Defaults.  As of such date, no Event of Default or Default shall have occurred and be continuing or would result from the execution and delivery of, or the performance under, the Loan Documents, or making the requested Loan or the application of the proceeds therefrom.

ARTICLE I
REPRESENTATIONS AND WARRANTIES

SECTION 1.1.

Representations and Warranties.  In order to induce the Lenders to enter into this Agreement and to make the Loans, each Credit Party hereby represents and warrants as follows:

(a)

Organization, Good Standing, Etc.  Each Credit Party (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its

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business as now conducted and as presently contemplated, to make the borrowings hereunder (in the case of the Borrower), to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) except where failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary for its business as currently conducted.

(b)

Authorization, Etc.  The execution, delivery and performance by each Credit Party of each Loan Document to which it is or will be a party and the transactions contemplated thereunder, (i) have been or, with respect to such Credit Parties formed or acquired hereafter, will be, duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, (ii) do not and will not contravene its Governing Documents, (iii) do not and will not violate any Requirements of Law or any Material Contract of such Credit Party binding on or otherwise affecting it, any of its Subsidiaries or any of its properties or its Subsidiaries’ properties except where failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iv) do not and will not result in or require the creation of any Lien (other than Permitted Encumbrances or pursuant to any Loan Document) upon or with respect to any of its properties or its Subsidiaries’ properties.  Each Credit Party has the requisite corporate, limited liability company or partnership power and authority, as applicable, to execute, deliver and perform each of the Loan Documents to which it is a party.

(c)

Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained is required in connection with the due execution, delivery and performance by each Credit Party of each Loan Document to which it is a party.

(d)

Enforceability of Loan Documents.  Each of the Loan Documents to which a Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e)

Subsidiaries.  Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of organization and ownership of the outstanding Capital Stock of each Subsidiary of the Borrower in existence on the date hereof.  All of the issued and outstanding shares or units of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as indicated on such Schedule, all such Capital Stock is owned by the Borrower or one or more of its Wholly-Owned Subsidiaries.

(f)

Litigation.  Except as set forth in Schedule 6.01(f), there is no pending or, to the knowledge of such Credit Party, threatened action, suit or proceeding affecting any Credit Party, its Subsidiaries or any of their respective properties or assets before any court or other Governmental Authority or any arbitrator that, individually or in the aggregate, (i) could

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reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Loans evidenced hereby and by the other Loan Documents.

(g)

Financial Condition; Material Adverse Effect.

(i)

The 2005 Financial Statements, copies of which have been delivered to the Administrative Agent, and any financial statements delivered pursuant to Section 7.01, fairly present, in all material respects, the consolidated financial condition of the Parent as at the respective dates thereof and the consolidated results of operations of the Parent and the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (subject to normal year-end adjustments and absence of footnotes in the case of any quarterly statement).

(ii)

The Borrower has heretofore furnished to the Administrative Agent under this Agreement (A) projected balance sheets, income statements and statements of cash flows of the Parent, for the period from January 1, 2006 through December 31, 2006, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent for each subsequent Fiscal Year ending on or prior to December 31, 2011.  Such projections are based upon assumptions that are reasonably believed by the Parent to have been reasonable at the time made (it being understood that any such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the Credit Parties’ control, that no assurance can be given that any such forecasts or projections will be realized and that actual results may differ from any such forecasts or projections and such differences may be material) and have been prepared in good faith by the Parent.

(iii)

Since December 31, 2005, no event or development has occurred and is continuing that has had or could reasonably be expected to have a Material Adverse Effect.

(h)

Compliance with Law, Etc.  No Credit Party or any Subsidiary of any Credit Party is in violation of its Governing Documents, any Requirements of Law, any judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any Material Contract binding on it or any of its properties except for any such violations which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

(i)

ERISA.  Neither the Borrower nor any ERISA Affiliate has (i) any “accumulated funding deficiency” (within the meaning of Section 412 of the Code and Section 302 of ERISA), whether or not waived, with respect to any Benefit Plan, (ii) failed to make any contribution or payment to any Benefit Plan which has resulted, or could reasonably be expected to result, in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) of the Code, (iii) incurred, or is reasonably likely to incur, any material liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) or (iv) violated any provision of ERISA that individually or in the aggregate can reasonably by expected to result in a material liability to the Borrower and its

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Subsidiaries taken as a whole.  Neither the Borrower nor any ERISA Affiliate is obligated to contribute to a Multiemployer Plan.

(j)

Taxes, Etc.  All Federal, state, provincial and material local tax returns and other material reports required by Applicable Law to be filed by any Credit Party or any Subsidiary of a Credit Party have been filed, or extensions have been obtained, except to the extent subject to a Permitted Protest, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon such Credit Party and any Subsidiary of a Credit Party and upon its properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable; provided, however, that such taxes, assessments or governmental charges referred to above need not be paid to the extent such taxes, assessments or governmental charges are being contested pursuant to a Permitted Protest or, in the aggregate, do not exceed $250,000 at any time.

(k)

Margin Regulations.  No proceeds of any Loan will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States, as in effect from time to time.

(l)

Permits, Etc.  Such Credit Party and any Subsidiary of a Credit Party has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations (collectively, the “Permits”) required for such Person lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by such Person, except where the failure to have or to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Permit, and there is no claim that any thereof is not in full force and effect, except, in each case, with respect to any Permits the loss of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(m)

Properties.  Such Credit Party and any Subsidiary of a Credit Party has good and marketable title to, or valid leasehold interests (in the case of leasehold interests in real or personal property) in, all property and assets (other than intellectual property) material to its business, free and clear of all Liens except Permitted Encumbrances.  Such properties are in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Credit Party owns no real property other than the properties listed on Schedule 6.01(m).

(n)

Real Estate.  As of the Closing Date, Schedule 6.01(n) contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.  Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Credit Party has any knowledge of any

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default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(o)

Full Disclosure.  None of the reports, financial statements, certificates or other written information furnished by or on behalf of a Credit Party to the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which it was made, not materially misleading; provided that to the extent any such reports, financial statements, certificates or other written information therein was based upon or constitutes a forecast or projection, such Credit Party represents only that the relevant Credit Party acted in good faith and utilized assumptions believed by it to be reasonable at the time made (it being understood that any such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the Credit Parties’ control, that no assurance can be given that any such forecasts or projections will be realized and that actual results may differ from any such forecasts or projections and such differences may be material).  As of the Closing Date, there are no contingent liabilities or obligations that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(p)

Environmental Matters.  Except as set forth on Schedule 6.01(p) and except for such events that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (i) the operations of each Credit Party and any Subsidiary of a Credit Party have at all times been in compliance with applicable Environmental Laws, (ii) there has been no Release on, in, at, to, from or under any of the properties currently or formerly owned or operated by any Credit Party or any Subsidiary of a Credit Party or a predecessor in interest that could reasonably be expected to result in any Environmental Liabilities and Costs to any Credit Party or any Subsidiary of a Credit Party, (iii) no Environmental Action has been asserted against any Credit Party or any Subsidiary of a Credit Party or any predecessor in interest which is unresolved, nor are there any threatened or pending Environmental Action against a Credit Party or any Subsidiary of a Credit Party or any predecessor in interest, (iv) no Environmental Action has been asserted against any facilities that may have received Hazardous Materials generated by a Credit Party or any Subsidiary of a Credit Party or any predecessor in interest, (v) none of the Credit Parties or any Subsidiary of a Credit Party is subject to any order, decree, injunction or other arrangement with any Governmental Authority or any indemnity or other agreement with any third party relating to any Environmental Law; (vi) there are no other circumstances or conditions involving any Credit Party or any Subsidiary of a Credit Party that could reasonably be expected to result in any Environmental Actions or Environmental Liabilities and Costs including any restriction on the ownership, use, or transfer of any property in connection with any Environmental Law; and (vii) the Credit Parties and any Subsidiary of a Credit Party have delivered to the Administrative Agent copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Credit Parties and any Subsidiary of a Credit Party and their current and former properties and operations.

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(q)

Insurance.  Each Credit Party and any Subsidiary of a Credit Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen’s compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, but only to the extent and in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it and (iv) such other insurance as may be required by law (including against larceny, embezzlement or other criminal misappropriation).  Schedule 6.01(q) sets forth a list of all insurance maintained by such Credit Party or any Subsidiary of a Credit Party on the Closing Date.

(r)

Solvency.  Each Credit Party and any Subsidiary of a Credit Party, taken as a whole, is and, after giving effect to each of the transactions contemplated by the Loan Documents, each of the Credit Parties or any Subsidiary of a Credit Party, taken as a whole, will be, Solvent.

(s)

Location of Bank Accounts.  Schedule 6.01(s) sets forth a complete and accurate list as of the Closing Date of all Deposit Accounts and Securities Accounts of the Credit Parties, together with a description thereof (i.e., the bank or broker dealer at which such Deposit Account or Securities Account is maintained and the account number and the purpose thereof).

(t)

Intellectual Property.  Schedule 6.01(t) sets forth a true and complete list of all Registered Intellectual Property owned by the Credit Parties and their Subsidiaries, indicating for each registered item the registration or application number and the applicable filing jurisdiction.  The Credit Parties exclusively own (beneficially and of record, where applicable) all right, title and interest in and to all material Registered Intellectual Property set forth on Schedule 6.01(t) free and clear of all Liens other than Permitted Encumbrances, exclusive licenses and non-exclusive licenses granted in the ordinary course of business.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Registered Intellectual Property set forth on Schedule 6.01(t) is not subject to any outstanding order, judgment or decree adversely affecting the Credit Parties’ use thereof or their rights thereto and, is valid, subsisting and, to the knowledge of the Credit Parties, enforceable; (ii) to the knowledge of the Credit Parties, the conduct of the Credit Parties does not infringe or otherwise violate the Intellectual Property rights of any third party in any material respect; (iii) the Credit Parties have sufficient rights to use all material Intellectual Property used in their business as presently conducted; and (iv) there is no litigation, opposition, cancellation, proceeding, objection or claim pending, or, to the knowledge of the Credit Parties, asserted or threatened against the Credit Parties concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any material Intellectual Property.

(u)

Material Contracts.  Set forth in on Schedule 6.01(u) is a complete and accurate list as of the Closing Date of all Material Contracts to which any Credit Party or any Subsidiary of a Credit Party is a party showing the parties and subject matter thereof and amendments and modifications thereto.

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(v)

Holding Company and Investment Company Acts.  None of the Credit Parties is, or is controlled by, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)

Employee and Labor Matters.  As of the Closing Date there is (i) no unfair labor practice complaint pending or, to the best of any Credit Party’s or any Subsidiary of a Credit Party’s knowledge, threatened against any Credit Party or any Subsidiary of a Credit Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best of such Credit Party’s or any Subsidiary of such Credit Party’s knowledge, threatened against any Credit Party or any Subsidiary of a Credit Party which arises out of or under any collective bargaining agreement, and (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best of such Credit Party’s or any Subsidiary of a Credit Party’s knowledge, threatened against any Credit Party or any Subsidiary of a Credit Party that, in the case of (i) or (ii) could reasonably be expected to have a Material Adverse Effect.

(x)

Security Interests.  Each Security Document creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral purported to be secured thereby.  Upon the filing of the UCC-1 financing statements and the recording of the Collateral Assignments for security referred to in the Security Agreements in the United States Patent and Trademark Office and the United States Copyright Office, such security interests in and Liens on the Collateral granted thereby shall be perfected security interests, in each case to the extent a Lien thereon can be perfected by filing pursuant to the UCC or by the recording of such Collateral Assignments in the United States Patent and Trademark Office or the United States Copyright Office, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements or financing change statements in accordance with Applicable Law, (ii) the recording of the Collateral Assignments for security pursuant to the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired United States patent and trademark applications and registrations and United States copyrights and additional filings and/or other actions as may be required to perfect the Collateral Agent’s lien in Registered Intellectual Property under the laws of a jurisdiction outside the United States and (iii) additional filings if a relevant Credit Party changes its name, identity or organizational structure or the jurisdiction in which each relevant Credit Party is organized.

(y)

Foreign Assets Control Regulations, Etc.  Neither the execution and delivery of, nor the borrowing under any Loan Document, nor the use of proceeds from any Loan will violate (i) the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (ii) the Patriot Act or (iii) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism).  Without limiting the foregoing, none of the Credit Parties is or will become a “blocked person” as described in Section 1 of such

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Executive Order or engages or will engage in any dealings or transactions with, or is otherwise associated with, any such blocked person.

ARTICLE II
REPORTING COVENANTS

Each Credit Party covenants and agrees that, from and after the date hereof (except as otherwise provided herein, or unless the Required Lenders have given their prior written consent) until all amounts owing hereunder or under any Security Document or in connection herewith or therewith have been paid in full, that:

SECTION 2.1.

Financial Statements.  Each Credit Party (i) shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which true and correct entries shall be made of all material financial transactions and the assets and business of the Borrower and each such Subsidiary and (ii) shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records.  The Borrower shall deliver or cause to be delivered to the Administrative Agent:

(a)

Monthly Reports.  Within thirty (30) days after the end of each Fiscal Month, the Borrower shall deliver to the Administrative Agent the following information from its Financial and Operational Combined Uniform Single Report (the “FOCUS Report”) on Form X-17A-5 filed with the SEC pursuant to Rule 15c3-1 of the SEC under the Securities Exchange Act for such month:  (i) Minimum Net Capital (line 3760 on the FOCUS Report), (ii) Excess Net Capital (line 3910 on the FOCUS Report) and (iii) Monthly Profitability (line 4211 on the FOCUS Report).

(b)

Quarterly Reports.  As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter in each Fiscal Year (excluding the last Fiscal Quarter of each Fiscal Year), (i) the quarterly report of Parent filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act, including the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such period, the related unaudited consolidated statements of income and cash flow of the Parent and its Subsidiaries and the related unaudited consolidated statements of income for such Fiscal Quarter, (ii) a certificate of a Responsible Officer of the Parent stating that such unaudited financial information fairly presents, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the dates indicated and the results of its operations and cash flow for the Fiscal Quarters indicated, such consolidated balance sheets and consolidated statements of income and cash flow in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes and (iii) a copy of the quarterly updated litigation report for such Fiscal Quarter.

(c)

Annual Reports and Insurance Information.  As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the annual report of Parent filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act, including the audited consolidated balance sheets of the

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(d)

Parent and its Subsidiaries as of the end of such Fiscal Year, the related audited consolidated statements of income, stockholders’ equity and cash flow of the Parent and its Subsidiaries and the related unaudited consolidated statements of income of the Parent and its Subsidiaries for such Fiscal Year, (ii) a report on such financial statements of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing or other independent certified public accountants reasonably acceptable to the Administrative Agent, which report shall be unqualified in all material respects and (iii) an updated list of all insurance maintained by the Credit Parties and their Subsidiaries as of the end of such Fiscal Year.

(e)

Officer’s Certificate; Etc.  Together with each delivery of any financial statement pursuant to subsections (b) and (c) of this Section 7.01, (i) an Officer’s Certificate substantially in the form of Exhibit F attached hereto and made a part hereof, stating that a Responsible Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and consolidated financial condition of the Parent and its Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event which constitutes an Event of Default or a continuing Default, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Parent and its Subsidiaries have taken, are taking and propose to take with respect thereto (the “Officer’s Certificate”) and (ii) a certificate substantially in the form of Exhibit G attached hereto and made a part hereof (the “Compliance Certificate”), signed by the Parent’s chief financial officer or controller, setting forth calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article IX and Article X during such period.

(f)

Budgets; Business Plans; Financial Projections.  As soon as practicable and in any event not later than 90 days after the beginning of each Fiscal Year of the Parent or financial forecast, prepared in accordance with the Parent’s normal accounting procedures applied on a consistent basis, for the two succeeding Fiscal Years prior to the Maturity Date, including (A) a forecasted consolidated balance sheet, and the related consolidated and statements of income and cash flows of the Parent and its Subsidiaries for and as of the end of such Fiscal Year and (B) the amount of forecasted Capital Expenditures for such Fiscal Year.

SECTION 2.2.

Other Financial Information.  Each Credit Party shall deliver to each Agent any Credit Party’s such other information, with respect to (i) the Collateral or (ii) any Credit Party’s business, financial condition, results of operations, properties, projections, business or business prospects as such Agent may, from time to time, reasonably request.  Each of the Credit Parties hereby authorizes each Agent and its representatives to communicate directly with the accountants so long as a Responsible Officer of such Credit Party participates in such communication and authorizes the accountants to disclose to each Agent, each Lender and their respective representatives any and all financial statements and other financial information, including copies of any final management letter, that such accountants may have with respect to the Collateral or such Credit Party’s financial condition, results of operations, properties,

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 projections, business and business prospects.  The Agents and such representatives shall treat any non-public information so obtained as confidential.

SECTION 2.3.

Defaults, Events of Default.  Promptly upon any Responsible Officer obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, the Borrower shall deliver to the Administrative Agent an Officer’s Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith and (C) what action such Credit Party has taken, is and proposes to take with respect thereto.

SECTION 2.4.

Lawsuits.  (i) Promptly upon any Responsible Officer obtaining knowledge of the institution of, or written threat of, (A) any action, suit, proceeding or arbitration against or affecting such Credit Party or any asset of such Credit Party not previously disclosed pursuant to Schedule 6.01(f), which action, suit, proceeding or arbitration could reasonably be expected to have a Material Adverse Effect, (B) any investigation or proceeding before or by any Governmental Authority, the effect of which could reasonably be expected to materially limit, prohibit or restrict the manner in which such Credit Party currently conducts its business, (C) any Forfeiture Proceeding which could reasonably be expected to have a Material Adverse Effect, or (D) any material Condemnation or Condemnation proceeding, such Credit Party shall give written notice thereof to the Administrative Agent and provide such other information reasonably requested by the Administrative Agent as may be reasonably available to enable the Administrative Agent to evaluate such matters except, in each case, where the same is fully covered by insurance (other than applicable deductible), and (ii) in addition to the requirements set forth in clause (i) of this Section 7.04, such Credit Party upon request of the Administrative Agent, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably requested by the Administrative Agent and reasonably available to such Credit Party to enable the Administrative Agent to evaluate such matters.

SECTION 2.5.

Insurance.  As soon as practicable and in any event within ten (10) Business Days of any cancellation without replacement thereof of any material insurance coverage set forth on the most recent schedule delivered pursuant to Section 6.01(q) or Section 7.01(c), as applicable, the Borrower shall deliver to the Administrative Agent notice of such cancellation.

SECTION 2.6.

Environmental Notices.  The Borrower shall, and shall cause the relevant Credit Party to, notify the Administrative Agent, in writing, promptly, and in any event within ten (10) Business Days after such Credit Party’s learning thereof, of any:  (i) notice or claim to the effect that such Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material; (ii) investigation by any Governmental Authority of any Credit Party or any of its Subsidiaries evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Hazardous Material; (iii) notice that any Property of such Credit Party or any of its Subsidiaries is subject to an Environmental Lien; (iv) any material violation of Environmental Laws by such Credit Party or any of its Subsidiaries or awareness by such Credit Party of a

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 condition which might reasonably result in a material violation of any Environmental Law by such Credit Party or any of its Subsidiaries; (v) commencement or written threat of any judicial or administrative proceeding alleging a material violation of any Environmental Law by such Credit Party or any of its Subsidiaries; (vi) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by such Credit Party or any of its Subsidiaries that could subject such Credit Party or such Subsidiary to Environmental Liabilities and Costs; or (vii) document provided to a Governmental Authority concerning any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by such Credit Party or any of its Subsidiaries or the incurrence of such obligation pursuant to any Environmental Law or any obligation to take any Remedial Action to abate any Release.  For purposes of clauses (i), (ii), (iii) and (iv), notice shall include any other written communications given to an agent or employee of the Borrower or such Credit Party with direct or indirect supervisory responsibility with respect to the activity, if any, which is the subject of such communication.  With respect to clauses (i) through (vii) above, such notice shall be required only if (A) the liability or potential liability, or with respect to clause (vii), the cost or potential cost of compliance, which is the subject matter of the notice is reasonably likely to exceed $5,000,000, or if (B) such liability or potential liability or cost of compliance when added to other liabilities of such Credit Party and its Subsidiaries of the kind referred to in clauses (i) through (vi) above is reasonably likely to exceed $10,000,000.

SECTION 2.7.

Labor Matters.  The Borrower shall, and shall cause the relevant Credit Party to, notify the Administrative Agent in writing, promptly, but in any event with ten (10) Business Days after learning thereof, of (i) any material labor dispute to which any Credit Party could reasonably be likely to become a party, any actual or threatened strikes, lockouts or other disputes relating to such Credit Party’s plants and other facilities and (ii) any material liability incurred with respect to the closing of any plant or other facility of such Credit Party.

SECTION 2.8.

Other Information.  Promptly upon receiving a request therefor from the Administrative Agent, the Borrower shall, and shall cause the relevant Credit Party to, prepare and deliver to the Administrative Agent such other information with respect to such Credit Party or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any Dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent.

ARTICLE III
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees, from and after the date hereof (except as otherwise provided herein, or unless the Required Lenders have given their prior written consent) until all amounts owing hereunder or under any Security Document or in connection herewith or therewith have been paid in full, that:

SECTION 3.1.

Compliance with Laws and Contractual Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law (including with respect to the licenses, approvals, certificates, permits, franchises, notices, registrations and other governmental authorizations necessary to the ownership of its respective

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 properties or to the conduct of its respective business, antitrust laws or Environmental Laws and laws with respect to social Security and pension funds obligations) and all Material Contracts Obligations, except, in each case, where the failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.2.

Payment of Taxes and Claims.  Each Credit Party shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property, and (b) all claims (including claims for labor, services, materials and supplies) for sums material in the aggregate to such Credit Party which have become due and payable and which by law have or may become a Lien upon any of such Credit Party’s properties or assets, in each case prior to the time when any penalty or fine will be incurred by the Credit Party with respect thereto, except for (i) such taxes, assessments, other governmental charges and claims that are being contested in a Permitted Protest or (ii) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.3.

Maintenance of Insurance.  Each Credit Party shall maintain, and cause each of its Subsidiaries to maintain (either in the name of such Credit Party or in such Subsidiary’s own name), insurance with financially sound and reputable insurance companies or associations with respect to their properties and business, in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.  All property policies of the Credit Parties, if any, shall name the Collateral Agent as an additional insured or loss payee of the Credit Parties, in case of loss.  All certificates of insurance of the Credit Parties are to be delivered to the Collateral Agent and the policies shall contain a loss payable and additional insured endorsements in favor of the Collateral Agent (substantially in the form reasonably requested by the Collateral Agent), and shall provide for not less than 30 days’ prior written notice to the Collateral Agent and other named insureds of the exercise of any right of cancellation.

SECTION 3.4.

Conduct of Business and Preservation of Corporate Existence.  Each Credit Party shall, and shall cause each of its Subsidiaries to, (a) continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, taken as a whole, and (b) preserve and maintain its corporate existence, rights (charter and statutory), licenses, consents, permits, notices or approvals and franchises deemed material to its business; provided that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if (i) the Borrower or any such Subsidiary shall determine in good faith that the preservation thereof is no longer necessary, and (ii) that the loss thereof could not reasonably be expected to have a Material Adverse Effect, and provided further that this Section 8.04 shall not prohibit any merger, consolidation, liquidation or dissolution otherwise permitted by Section 9.03 or any sale, transfer or other Disposition permitted under Section 9.04. .

SECTION 3.5.

Inspection of Property; Books and Records; Discussions.  At any reasonable time during normal business hours and from time to time with at least three (3) Business Days’ prior notice, or at any time if a Default or Event of Default shall have occurred and be continuing, each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representative(s) designated by the Administrative Agent to visit and inspect any of

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its assets, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence with regulators and other data relating to their respective businesses or the transactions contemplated by the Loan Documents (including in connection with environmental compliance, hazard or liability or insurance programs), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours.  The visitations and/or inspections by or on behalf of the Administrative Agent shall be at the Borrower’s expense; provided, however, that so long as no Default or Event of Default has occurred and is continuing, no more than one (1) visitation or inspection shall be made in any Fiscal Year.  Each Credit Party shall, and shall cause each of its Subsidiaries to, keep and maintain in all material respects proper, complete and accurate books of record and account, in which entries in conformity with GAAP shall be made of all dealings and financial transactions and the assets and business of such Credit Party or Subsidiary in relation to their respective businesses and activities, including transactions and other dealings with respect to the Collateral.  If an Event of Default has occurred and is continuing and the Loans have been accelerated, the Borrower, upon the Administrative Agent’s request, shall turn over any such records to the Administrative Agent or its representatives.

SECTION 3.6.

[Intentionally Omitted]

SECTION 3.7.

Maintenance of Properties.  Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect consistent with past practice all of their tangible properties and Intellectual Property and other intangible assets which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could reasonably be expected to have a Material Adverse Effect.  With respect to Intellectual Property, if consistent with reasonable commercial judgment, each Credit Party shall, and shall cause each of its Subsidiaries to, maintain all material Registered Intellectual Property and Trade Secrets owned by such Credit Party or Subsidiary, including taking all commercially reasonable steps to preserve and protect such material Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any material Trademark, substantially consistent with the quality of the products and services as of the date hereof, and ensuring that all licensed users of any such Trademark use such substantially consistent standards of quality, except where the failure to do so, in each case, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.8.

Transactions with Related Parties.  Each Credit Party shall, and shall cause each of its Subsidiaries to, conduct all transactions otherwise permitted under this Agreement with any of its Related Parties on terms that are commercially reasonable and no less favorable to such Credit Party or Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person not a Related Party, provided that the following shall be allowed notwithstanding the foregoing:  (a) investments in the Capital Stock of the Parent, (b) nonexclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property by any Credit Party or any Subsidiary to any Credit Party or any Subsidiary, (c) transactions between or among any Credit Party and any Subsidiary otherwise permitted under the Loan Documents, (d) the Exchangeable Debenture Subsequent Transaction and (e) other transactions in the ordinary course of business of any Credit Party or any

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 Subsidiary.  Any Related Party may serve as director, officer, employee or consultant of any Credit Party or its Subsidiaries, subject to the preceding sentence.

SECTION 3.9.

Further Assurances.  Each Credit Party shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (except for Permitted Encumbrances) on any of the Collateral or any other property of the Credit Parties acquired after the Closing Date and required to be so perfected pursuant to any Loan Document, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby (except for Permitted Encumbrances), and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Collateral Agent for the ratable benefit of the Lenders the rights now or hereafter intended to be granted to the Collateral Agent for the ratable benefit of the Lenders under this Agreement or any other Loan Document.

SECTION 3.10.

Additional Security; Additional Guaranties; Further Assurances.

(a)

In the event that any Credit Party acquires a fee interest in any Real Estate Asset with a fair market value in excess of $5,000,000 and such interest has not otherwise been made subject to a Lien in favor of Collateral Agent, for the benefit of the Secured Creditors, then such Credit Party, within 60 days after or such later time in the Collateral Agent’s reasonable discretion with acquiring such Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates that the Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of the Secured Creditors, a valid and, subject to any filing and/or recording referred to herein, perfected first priority (subject to any Permitted Encumbrances) security interest in such Real Estate Assets.  In addition to the foregoing, the Borrower shall, at the request of the Required Lenders, deliver, from time to time, to the Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

(b)

In the event that any Credit Party enters into any lease after the Closing Date with respect to a real property asset with an annual base rent in excess of $2,000,000 after the expiration of any rent abatement or free rent period, then such Credit Party, shall promptly (and, in any event, within 60 days following the date of such lease or such later time in the Collateral Agent’s reasonable discretion), use commercially reasonable efforts to execute and deliver, all such mortgages, documents, instruments, agreements, opinions and certificates that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest in such Leasehold Property.

(c)

After the date hereof, each Credit Party shall (i) cause each Person that becomes a Domestic Subsidiary of such Credit Party (other than Domestic Subsidiaries described

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in clauses (ii), (iii) and (iv) of Section 8.18(a)) promptly to guarantee the Obligations and to grant to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations, and (ii) pledge, or cause to be pledged, to the Collateral Agent, for the benefit of the Collateral Agent and Lenders, all of the Capital Stock owned by a Credit Party of each Person that becomes a direct Domestic Subsidiary of such Credit Party (other than a Broker-Dealer Subsidiary), and 65% of the Capital Stock of each Person that becomes a Foreign Subsidiary of such Credit Party.  The documentation for such guaranty, security and pledge shall be in form and substance reasonably satisfactory to the Administrative Agent or the Collateral Agent and shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by the Collateral Agent.

(d)

The Borrower will cause each Subsidiary which, after the Closing Date, is required to become a Guarantor in accordance with the requirements of Section 8.18 or Section 8.10(c) to, at their own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the relevant Security Documents.  The Borrower will take, and cause each Subsidiary described above in Section 8.10(c) to take, all actions reasonably requested by the Administrative Agent (including the filing of UCC-1s (or the appropriate equivalent filings under the laws of any relevant foreign jurisdiction), the furnishing of legal opinions, etc.) in connection with the granting of such Liens.

(e)

The Liens required to be granted pursuant to this Section 8.10 shall be granted pursuant to the respective Security Documents previously executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise reasonably satisfactory in form and substance to the Collateral Agent) for the benefit of the Secured Creditors and shall constitute valid and enforceable first priority perfected security interests on all of the Collateral subject thereto, prior to the rights of all third Persons and subject to no other Liens except Permitted Encumbrances, and with such exceptions, conditions and qualifications, as shall be permitted by the respective Security Documents.  Any Additional Security Documents and other instruments related thereto or related to existing Security Documents shall be duly recorded or filed in such manner and in such places and at such times as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower.  At the time of the execution and delivery of any Security Documents or Additional Security Documents, the Borrower will, at the request of the Collateral Agent, cause to be delivered to the Collateral Agent such customary opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure that this Section 8.10 has been complied with.

(f)

Each Credit Party agrees that each action required above by this Section 8.10 shall be completed as promptly as reasonably practicable after such action is requested to be taken by the Administrative Agent or the Collateral Agent, provided that any action required above by Sections 8.10(c), (d), (e) and (f) with respect to a newly formed, created

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or acquired Subsidiary shall be completed as promptly as practicable following the formation, creation or acquisition of such Subsidiary.

SECTION 3.11.

Powers; Conduct of Business.  Each Credit Party shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have or could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12.

Use of Proceeds.  Proceeds of the Loans shall be used in accordance with Section 2.02 hereof.

SECTION 3.13.

Obtaining of Permits, Etc.  Each Credit Party shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business, except where the failure to maintain and preserve such permits, licenses, authorizations, approvals, entitlements and accreditations does not or could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.14.

Environmental.  Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) comply, and cause it Subsidiaries to comply, in all material respects with material Environmental Laws and provide to the Collateral Agent documentation of such compliance which Collateral Agent reasonably requests, which documentation shall include a notice by the Borrower six months after the Closing Date of the steps taken by the Borrower or its Subsidiaries to address any outstanding matters described on Schedule 6.01(p), (ii) promptly notify the Collateral Agent of any material violation of any material Environmental Law and undertake immediate measures to correct such violation, (iii) promptly provide the Collateral Agent a copy of any document provided to a Governmental Authority concerning any Release of a Hazardous Material from or onto property owned or operated by the Borrower or any of its Subsidiaries and take any Remedial Actions required of the Borrower or such Subsidiary by Environmental Laws or otherwise appropriate to abate said Release or avoid Environmental Liabilities and Costs; and (iv) perform any Remedial Action at property owned or operated by the Borrower or any of its Subsidiaries (x) that is required of the Borrower or such Subsidiary pursuant to any Environmental Law or agreement with a Governmental Authority, or (y) that was initiated prior to the Closing Date and is identified on Schedule 8.14.  With respect to clauses (i) and (ii), such notice to the Collateral Agent shall be required only if the liability or the cost or potential cost of compliance resulting from such a violation or Release of a Hazardous Material is reasonably likely to exceed $1,000,000.

SECTION 3.15.

Fiscal Year.  Each Credit Party shall cause its Fiscal Year to end on December 31 of each year unless the Required Lenders consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

SECTION 3.16.

Payment of Contractual Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries to, pay on a timely basis (i) any and all amounts due and payable pursuant to any Material Contracts (other than material insurance policies) except where the failure to pay could not reasonably be expected to cause a Material Adverse Effect and

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(ii) any and all premium, cash reserve, claims or other payment obligations in respect of any material insurance policy.

SECTION 3.17.

Hedging Agreements.  No later than the fifth Business Day after the Closing Date, Borrower shall enter into, and for a minimum of three and a half years thereafter maintain, Hedging Agreements with terms and conditions reasonably acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of the outstanding Loans being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.

SECTION 3.18.

Formation of Subsidiaries.

(a)

The Parent shall have no Subsidiary other than the Borrower and Subsidiaries of the Borrower.  The Borrower shall have no Subsidiaries other than (i) Credit Parties (including any Persons that become Credit Parties after the date hereof pursuant to Section 8.18(b)), (ii) Wholly-Owned Domestic Subsidiaries that are (A) U.S. Broker-Dealer Subsidiaries, (B) registered investment companies under the Investment Company Act, or (C) registered investment advisors under the Investment Advisors Act or (D) prohibited by Applicable Law from becoming a Guarantor hereunder, (iii) one or more other Wholly-Owned Domestic Subsidiaries that are not Credit Parties so long as the assets of all such Wholly-Owned Domestic Subsidiaries do not exceed $2,000,000 million in aggregate book value as of the last day of any Fiscal Quarter and (iv) one or more Subsidiaries that (A) are not Wholly-Owned Domestic Subsidiaries or (B) the Borrower has notified the Administrative Agent that such Subsidiaries are expected to become not Wholly-Owned Subsidiaries and, in each case of this clause (iv), are subject to the restrictions on Investments provided in Section 9.07.

(b)

At the time that any Credit Party forms any Domestic Subsidiary or acquires any Domestic Subsidiary after the Closing Date (in each case, other than a Subsidiary described in clauses (ii), (iii) and (iv) of Section 8.18(a) above), such Credit Party shall promptly (i) cause such Subsidiary to execute and deliver to the Administrative Agent and the Collateral Agent a Counterpart Agreement, the Security Agreement, and such security documents, as well as appropriate financing statements, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (including being sufficient to grant the Collateral Agent, on behalf of the Secured Creditors, a first priority Lien (subject to Permitted Encumbrances) in and to the assets of such newly formed or acquired Subsidiary) and (ii) provide to the Administrative Agent and the Collateral Agent all other documentation, including, at the Collateral Agent’s request, one or more opinions of counsel reasonably satisfactory to the Administrative Agent and Collateral Agent, which in the opinion of each of them is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including the grant and perfection of any Lien contemplated thereby).  Any document, agreement, or instrument executed or issued pursuant to this Section 8.18 shall be a Loan Document.

SECTION 3.19.

Cash Management.

(a)

No Credit Party shall have any Deposit Account or Securities Account other than accounts maintained in accordance with Section 3.04(c) of the Security Agreement

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(together, the “Permitted Accounts”).  The Borrower shall cause the Secured Creditors to have a valid, perfected, first-priority security in all Permitted Accounts as and to the extent provided in the Security Agreement.

(b)

Each Credit Party shall take all reasonable steps necessary from time to time to deposit or cause to be deposited promptly all of their Collections (including those sent in cash or otherwise directly to a Credit Party) into a Permitted Account.

ARTICLE IV
NEGATIVE COVENANTS

Each Credit Party covenants and agrees, from and after the date hereof (except as otherwise provided herein, or unless the Required Lenders have given their prior written consent) until all amounts owing hereunder or under any other Loan Document or in connection herewith or therewith have been paid in full that:

SECTION 4.1.

Liens.  It shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or assign or otherwise transfer any account receivable or other right to receive income, other than Permitted Encumbrances.

SECTION 4.2.

Indebtedness.  It shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness, other than Permitted Indebtedness.

SECTION 4.3.

Consolidation, Merger, Subsidiaries, Etc.  It shall not, and shall not permit any of its Subsidiaries to, (a) liquidate or dissolve, consolidate with, or merge into or with, any other corporation, provided that this clause (a) shall not prevent (i) a merger or consolidation involving only the Borrower and one or more of its Subsidiaries pursuant to which the Borrower is the surviving party, (ii) a merger or consolidation involving only one or more Wholly-Owned Domestic Subsidiaries of the Borrower pursuant to which the surviving Person is a Wholly-Owned Domestic Subsidiary of the Borrower, (iii) a merger or consolidation that constitutes a Permitted Acquisition or has the effect of a disposition of assets permitted by Section 9.04 or an Investment permitted by Section 9.07 or (iv) any liquidation or dissolution of a Subsidiary of the Borrower that is not a Credit Party if the board of directors of the Borrower determines that the book value of the assets of such Subsidiary is less than $1,000,000 and such liquidation or dissolution is not otherwise disadvantageous to the Lenders, or (b) purchase or otherwise acquire all or substantially all of the Capital Stock or assets of any Person (or of any division or business unit thereof), other than in a Permitted Acquisition.

SECTION 4.4.

Asset Dispositions, Etc.  It shall not, and it shall not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including any Capital Stock or Indebtedness of any Person), except:

(a)

sales, transfers, leases or other dispositions of Inventory or rights to Inventory in the ordinary course of business;

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(b)

sales, transfers, leases or other dispositions of assets to the Borrower or a Wholly Owned Subsidiary;

(c)

the discount or sale, in each case without recourse and in the ordinary course of business, of receivables more than 90 days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(d)

sales or other dispositions in the ordinary course of business of assets (including intellectual property) that have become obsolete, uneconomic, worn-out or no longer useful, including without limitation sales or dispositions arising in connection with Permitted Acquisitions;

(e)

Restricted Payments permitted by the terms of this Agreement;

(f)

dispositions of cash and Cash Equivalents in the ordinary course of business;

(g)

nonexclusive licenses of patents, copyrights, Trademarks, Trade Secrets and other intellectual property of the Borrower and its Subsidiaries entered into in the ordinary course of business;

(h)

in a transaction permitted under Sections 9.03, 9.06 or 9.07 and the disposition of the Exchangeable Debentures in connection with the Exchangeable Debenture Subsequent Transaction;

(i)

leases, subleases or licenses of property to other Persons not materially interfering with the business of the Borrower or any Subsidiary;

(j)

sales, transfers or other dispositions of assets by any Broker-Dealer Subsidiary or any Investment Advisor Subsidiary in the ordinary course of business;

(k)

sales, transfers or other dispositions of Capital Stock of a Subsidiary to any employees, officers or directors; provided that the total Investment of the Credit Parties and their Subsidiaries in such Subsidiary at the time it becomes a non-Wholly-Owned Subsidiary is otherwise permitted under Section 9.07(i); and

(l)

sales, transfers, leases and other dispositions of assets (excluding any direct or indirect interest in the Capital Stock of Oppenheimer & Co., Inc., Oppenheimer Asset Management Inc. or their respective successors) with an aggregate fair market value not exceeding $10,000,000 in any Fiscal Year.

SECTION 4.5.

Limitations on Dividends and Distributions and Other Payment Restrictions Affecting Subsidiaries.  It shall not, and it shall not permit any of its Subsidiaries to, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on its ability (i) to pay dividends or to make

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any other distribution on any shares of its Capital Stock, (ii) to subordinate or to pay, prepay, redeem or repurchase any Indebtedness owed to any Credit Party or Subsidiary of a Credit Party, (iii) to make loans or advances to any Credit Party or Subsidiary of a Credit Party or (iv) to transfer any of its property or assets to any Credit Party or Subsidiary of a Credit Party; provided, however, that nothing in clauses (i) through (iv) of this Section 9.05 shall prohibit or restrict:  (A) this Agreement and the other Loan Documents; (B) any applicable law, rule or regulation (including applicable currency control laws and applicable state or provincial corporate statutes restricting the payment of dividends or any other distributions in certain circumstances); (C) any restriction set forth in any document or agreement governing or securing any Existing Debt; (D) in the case of clause (iv) any restrictions on the subletting, assignment or transfer of any property or asset included in a lease, license, sale conveyance or similar agreement with respect to such property or asset; (E) in the case of clause (iv) any holder of a Permitted Encumbrance from restricting on customary terms the transfer of any property or assets subject to such Permitted Encumbrance; (F) any agreement or instrument in effect at the time a Person first became a Subsidiary of the Borrower or the date such agreement or instrument is otherwise assumed by the Borrower or any of its Subsidiaries, so long as such agreement or instrument was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower or such assumption; (G) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (H) restrictions on the transfer of any asset pending the close of the sale of such asset; or (I) customary provisions with respect to the payment of dividends or other distributions by any Subsidiary that is not a Credit Party set forth in the organizational documents for such Subsidiary so long as such provisions were not entered into in connection with any other agreement or arrangement not otherwise permitted under this Section 9.05.  The Lenders and the Agents acknowledge that any payments to be made by a Broker-Dealer Subsidiary to a Credit Party shall be subject to any required prior approval from an applicable SRO, including without limitation the NYSE, and that a failure to obtain such approval shall not constitute a violation of this Section 9.05.

SECTION 4.6.

Limitation on Issuance of Capital Stock.  It shall not, and it shall not permit any of its Subsidiaries to, issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any Securities convertible into or exchangeable for its Capital Stock or any warrants, options or other rights for the purchase or acquisition of any of its Capital Stock, other than (i) the issuance of Capital Stock by Parent; (ii) the issuance of Capital Stock to the Borrower or Wholly-Owned Subsidiaries of the Borrower; (iii) the issuance of Capital Stock by any Subsidiary of directors’ qualifying shares; or (iv) the issuance of Capital Stock by any Subsidiary (other than a Credit Party) to any Person; provided that the Investment in such Subsidiary at the time it becomes a non-Wholly-Owned Subsidiary is otherwise permitted under Section 9.07(i).

SECTION 4.7.

Investments.  It shall not, and it shall not permit any of its Subsidiaries to, directly or indirectly, hold, own or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any Investment, except the following:

(a)

Investments existing on the date hereof in Persons which are Subsidiaries of such Credit Party on the Closing Date;

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(b)

Investments existing on the Closing Date and set forth on Schedule 9.07;

(c)

Cash Equivalents, provided that any Cash Equivalents of the Credit Parties shall be held at all times in Securities Accounts or Deposit Accounts with respect to which a Control Agreement has been executed and delivered;

(d)

receivables or trade credits created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(e)

Investments (including obligations owing under Indebtedness) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(f)

deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

(g)

Permitted Acquisitions (and Investments by Subsidiaries acquired in a Permitted Acquisition to the extent outstanding at the time of acquisition) and the acquisition of the Exchangeable Debentures in connection with the Exchangeable Debenture Subsequent Transaction;

(h)

Investments in the Borrower and its Wholly-Owned Domestic Subsidiaries;

(i)

Investments in Subsidiaries of the Borrower that are not Wholly-Owned Domestic Subsidiaries, provided that, at the time the Investment is made, the aggregate amount contributed to or invested in such Subsidiaries since the date hereof (net of any return or repayment thereof) does not exceed (x) $5,000,000 plus (y) the aggregate amount of operating losses generated by such Subsidiaries at any time following the beginning of the third Fiscal Quarter 2006 to the extent included in the definition of Consolidated EBITDA;

(j)

Investments of any Broker-Dealer Subsidiary (A) in the ordinary course of its “broker-dealer” business, including without limitation short-term equity positions maintained in the normal course of its securities clearing business and margin loans to clients, and (B) in the ordinary course of its investment banking business to the extent received in consideration of investment banking or financial advisory services;

(k)

Investments consisting of non-cash consideration received from the purchaser of assets in connection with a sale of such assets pursuant to Section 9.04; and

(l)

other Investments by the Borrower and its Subsidiaries not otherwise permitted by this Section 9.07; provided that, at the time the Investment is made, the aggregate amount contributed, advanced or otherwise invested pursuant hereto since the date hereof (net of any return or repayment thereof) does not exceed $10,000,000.

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SECTION 4.8.

Sale and Leaseback.  It shall not, and it shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) that the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Credit Party or any other Credit Party to any Person in connection with such lease (a “Sale and Leaseback”).

SECTION 4.9.

Negative Pledges.  It shall not, and it shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (i) pursuant to this Agreement and the Security Documents, (ii) pursuant to any document or instrument governing Existing Debt or governing Capital Lease Obligations or purchase money debt incurred pursuant to Section 9.02 if any such restriction contained therein relates only to the asset or assets acquired in connection therewith or in connection with any Lien permitted by Section 9.01 or any Disposition permitted by Section 9.04; (iii) prohibitions or conditions under applicable law, rule or regulation; (iv) any agreement or instrument to which any Person is a party existing on the date such Person first becomes a Subsidiary of the Borrower or the date such agreement or instrument is otherwise assumed by the Borrower or any of its Subsidiaries (so long as such agreement or instrument was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower or such assumption and such prohibitions or conditions do not affect any other Subsidiary of the Borrower (other than Subsidiaries of such Person having primary obligation for repayment of such Indebtedness)); (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries; (vi) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; or (vii) restrictions on the transfer of any asset pending the close of the sale of such asset.

SECTION 4.10.

Change in Nature of Business.  It shall not, and it shall not permit any of its Subsidiaries to, make any material change in the nature of its business as such business is carried on as of the Closing Date or any business substantially related or incidental thereto.  Parent will conduct no business other than holding Pledged Debt and Pledged Equity Interests of Borrower.

SECTION 4.11.

Capital Expenditures.  It shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures that would cause the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries in any Fiscal Year to exceed the sum of (a) $13,000,000 plus (b) if the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during the immediately preceding Fiscal Year is less than $13,000,000, the difference between (x) $13,000,000 minus (y) the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such immediately preceding Fiscal Year.

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SECTION 4.12.

Modifications of Indebtedness, Organizational Documents and Certain Other Agreements.  It shall not, and it shall not permit any of its Subsidiaries to, amend, modify or otherwise change (i) its certificate of incorporation or bylaws (or other similar organizational documents), including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders’ agreement) except any such amendments, modifications or changes pursuant to this clause that either individually or in the aggregate would not be materially adverse to the interests of the Lenders; or (ii) its accounting policies or reporting practices.

SECTION 4.13.

Federal Reserve Regulations.  It shall not, and it shall not permit any of its Subsidiaries to, use any Loan or the proceeds of any Loan for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X.

SECTION 4.14.

Investment Company Act of 1940.  It shall not, and it shall not permit any of its Subsidiaries (other than Oppenheimer Asset Management Inc. and its Subsidiaries) to, engage in any business, enter into any transaction, use any Securities or take any other action that would cause it or any of its Subsidiaries (other than Oppenheimer Asset Management Inc. and its Subsidiaries) to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

SECTION 4.15.

Securities Accounts.  Subject to Section 3.04(c) of the Security Agreement, it shall not, and it shall not permit its Subsidiaries who are Credit Parties to, establish or maintain any Securities Account, Deposit Account or similar account unless the Collateral Agent shall have received a Control Agreement in respect of such Securities Account, Deposit Account or similar account.  Each Credit Party shall comply in all material respects with the provisions of each Control Agreement to which it is a party.

SECTION 4.16.

Impairment of Security Interests.  Except as otherwise permitted pursuant to any of the Loan Documents, it shall not, and it shall not permit its Subsidiaries who are Credit Parties to, directly or indirectly, take any action or do anything that would have the effect of terminating, limiting or impairing the perfection or priority of any Lien securing the Obligations except as expressly permitted under any Loan Document.

SECTION 4.17.

Restricted Payments.

It shall not, and it shall not permit any of its Subsidiaries to, make any Restricted Payment, except:

(a)

(i) Restricted Payments made by Wholly-Owned Subsidiaries of the Borrower to the Borrower or Wholly-Owned Subsidiaries of the Borrower and (ii) Restricted Payments made by any Subsidiary of the Borrower other than a Wholly-Owned Subsidiary, dividends or distributions on its Capital Stock to all holders of any series of such Capital Stock pro rata to all holders of such series;

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(b)

Restricted Payments made by the Borrower to the Parent to pay expenses of the Parent; or otherwise to permit Parent to make any other Restricted Payment permitted under this Section 9.17;

(c)

(i) dividends and distributions by Parent to its stockholders payable in Capital Stock of Parent, (ii) Restricted Payments by Parent pursuant to and in accordance with stock option plans or other benefit plans for management, directors/or employees of the Parent and its Subsidiaries, (iii) repurchases of Capital Stock of Parent deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding or surrender of a portion of the Capital Stock issued, granted or awarded to an employee or director to pay for the taxes payable by such employee or director upon such issuance, grant or award and (iv) repurchases of Capital Stock to the extent funded with the proceeds of the contemporaneous issuance of other Capital Stock;

(d)

so long as no Default or Event of Default has occurred and is continuing, (i) at the time of declaration thereof, cash dividends by Parent on any series of Capital Stock of Parent, provided that the aggregate amount of dividends does not exceed:  $2.5 million during the last two Fiscal Quarters of Fiscal Year 2006 (taken as one period); $5,000,000 during Fiscal Year 2007; $5,250,000 during Fiscal Year 2008; $5,512,500 during Fiscal Year 2009; $5,788,125 during Fiscal Year 2010; $6,077,530 during Fiscal Year 2011; $6,381,408 during Fiscal Year 2012; and $5,025,358 during the first three Fiscal Quarters of Fiscal Year 2013 (taken as one period); and (ii) cash payments by Parent to repurchase the Class A Shares of the Parent listed on the Toronto Stock Exchange, provided that the aggregate number of Class A Shares so repurchased does not exceed: 325,000 during the last two Fiscal Quarters of Fiscal Year 2006 (taken as one period); 650,000 during any Fiscal Year beginning with Fiscal Year 2007 and ending with Fiscal Year 2012; and 487,500 during the first three Fiscal Quarters of Fiscal Year 2013 (taken as one period); and

(e)

Parent and any Subsidiary of the Parent may make regularly scheduled payments (but not prepayments) with respect to any Indebtedness permitted hereunder that is subordinated to the Obligations.

ARTICLE V
FINANCIAL COVENANTS

Each Credit Party covenants and agrees, from and after the date hereof (except as otherwise provided herein, or unless the Required Lenders have given their prior written consent) until all amounts owing hereunder or under any Security Document or in connection herewith or therewith have been paid in full, that:

SECTION 5.1.

Total Leverage Ratio.  Total Leverage Ratio, as of each date set forth below, for the Parent and its Subsidiaries on a consolidated basis, shall not be greater than the ratio set forth opposite such date below:

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Measurement Period Ending	Ratio
September 30, 2006	2.30:1.00
December 31, 2006	2.30:1.00
March 31, 2007	2.30:1.00
June 30, 2007	2.30:1.00
September 30, 2007	2.30:1.00
December 31, 2007	2.00:1.00
March 31, 2008	2.00:1.00
June 30, 2008	2.00:1.00
September 30, 2008	2.00:1.00
December 31, 2008	1.70:1.00
March 31, 2009	1.70:1.00
June 30, 2009	1.70:1.00
September 30, 2009	1.70:1.00
December 31, 2009	1.40:1.00
March 31, 2010	1.40:1.00
June 30, 2010	1.40:1.00
September 30, 2010	1.40:1.00
December 31, 2010	1.20:1.00
March 31, 2011	1.20:1.00
June 30, 2011	1.20:1.00
September 30, 2011	1.20:1.00
December 31, 2011	1.20:1.00
March 31, 2012	1.20:1.00
June 30, 2012	1.20:1.00
September 30, 2012	1.20:1.00
December 31, 2012	1.20:1.00
March 31, 2013	1.20:1.00
June 30, 2013	1.20:1.00
September 30, 2013	1.20:1.00

SECTION 5.2.

Regulatory Net Capital.  At all times, (a) the Regulatory Net Capital of all Pledged Subsidiaries that are Wholly-Owned, U.S. Broker Dealer-Subsidiaries, taken together, shall exceed the sum of (i) the required minimum net capital of all Pledged Subsidiaries that are Wholly-Owned U.S. Broker-Dealer Subsidiaries, taken together, plus (ii) $100,000,000 and (b) the Regulatory Net Capital of each U.S. Broker Dealer-Subsidiary shall exceed seven percent of its aggregate debit items for purposes of Rule 15c3-1 under the Securities Exchange Act.

SECTION 5.3.

Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio, as of any date set forth below, for the Parent and its Subsidiaries on a consolidated basis, shall not be less than the ratio set forth opposite such date below:

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Measurement Period Ending	Ratio
September 30, 2006	3.00:1.00
December 31, 2006	3.00:1.00
March 31, 2007	3.00:1.00
June 30, 2007	3.00:1.00
September 30, 2007	3.00:1.00
December 31, 2007	3.40:1.00
March 31, 2008	3.40:1.00
June 30, 2008	3.40:1.00
September 30, 2008	3.40:1.00
December 31, 2008	3.60:1.00
March 31, 2009	3.60:1.00
June 30, 2009	3.60:1.00
September 30, 2009	3.60:1.00
December 31, 2009	4.00:1.00
March 31, 2010	4.00:1.00
June 30, 2010	4.00:1.00
September 30, 2010	4.00:1.00
December 31, 2010	4.50:1.00
March 31, 2011	4.50:1.00
June 30, 2011	4.50:1.00
September 30, 2011	4.50:1.00
December 31, 2011	4.50:1.00
March 31, 2012	4.50:1.00
June 30, 2012	4.50:1.00
September 30, 2012	4.50:1.00
December 31, 2012	4.50:1.00
March 31, 2013	4.50:1.00
June 30, 2013	4.50:1.00
September 30, 2013	4.50:1.00

ARTICLE VI
EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 6.1.

Events of Default.  Each of the following occurrences shall constitute an event of default (an “Event of Default”) under this Agreement.

(a)

Failure to Make Payments When Due.  The Borrower shall fail to pay (i) any principal or reimbursement obligations when due or (ii) any interest, fees, or any other monetary Obligation, and such failure shall continue for a period of three (3) Business Days after

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such amount was due (in each case, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

(b)

Breach of Certain Covenants. Any Credit Party shall fail to perform or comply with any covenant or agreement contained in Sections 8.04, 8.05, 8.11, 8.12, 8.15, 8.18(b), 8.19, Article IX or Sections 10.01 or 10.03 under this Agreement.

(c)

Breach of Representation or Warranty. Any representation, warranty or statement made or deemed made by or on behalf of any Credit Party or by any officer of the foregoing under any Loan Document or in any report, certificate, or other document delivered to the Administrative Agent or any Lender pursuant to any Loan Document prove to be incorrect or misleading in any material respect when made or deemed made.

(d)

Section 10.02 Defaults (Ten (10) Day Cure).  Any Credit Party shall fail to perform or comply with the covenant contained in Section 10.02 and such failure continues for a period of ten (10) days provided that no more than one such failure may occur in any Fiscal Month.

(e)

Other Defaults (Thirty (30) Day Cure).  Any Credit Party shall fail to perform or comply with any other covenant or agreement and such failure continues for a period of thirty (30) days after learning of such failure or receiving written notice thereof from the Administrative Agent.

(f)

Default as to Other Indebtedness.  Any Credit Party or any Subsidiary of a Credit Party shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness if the aggregate amount of such Indebtedness is in excess of $5,000,000 in the aggregate and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof (with or without the giving of notice or lapse of time or both) is to permit or require an acceleration, mandatory redemption or other required repurchase of such Indebtedness or, as to such Indebtedness, permit the holder or holders of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any Indebtedness if the aggregate amount of such Indebtedness is $5,000,000 shall be declared due and payable (by acceleration or otherwise) by a Person (other than a Credit Party or any Subsidiary of a Credit Party) as a result of a breach, Default or Event of Default by a Credit Party or any Subsidiary of a Credit Party, or required to be prepaid, redeemed or otherwise repurchased by any Credit Party or any Subsidiary of a Credit Party (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder or holders of any Lien, securing obligations of $5,000,000 or more, shall commence foreclosure of such Lien upon property of any Credit Party or any Subsidiary of a Credit Party.

(g)

Voluntary Bankruptcy Proceeding.  Any Credit Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or

NY12534:166729.34

relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, receiver and manager, interim receiver, sequestration, administrator, monitor, custodian or other similar official for any such Credit Party or any Subsidiaries or for any substantial part of its property, (ii) shall consent to the entry of an order for relief in an involuntary bankruptcy case or to the conversion of an involuntary case to a voluntary case under bankruptcy, insolvency or reorganization law, (iii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iv) shall make a general assignment for the benefit of creditors or (v) shall take any action to authorize or effect any of the actions set forth above in this Section 11.01(g).

(h)

Involuntary Bankruptcy Proceeding.

(i)

An involuntary case shall be commenced against any Credit Party or any Subsidiary of a Credit Party and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Credit Party or Subsidiary of a Credit Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, provincial, local or foreign law; or the board of directors of such Credit Party or Subsidiary of a Credit Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(ii)

A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, receiver and manager, administrator, monitor, custodian or other officer having similar powers over any Credit Party or any Subsidiary of a Credit Party or over all or a substantial part of their respective assets shall be entered; or an interim receiver, trustee or other custodian of any Credit Party or any Subsidiary of a Credit Party or of all or a substantial part of their respective assets shall be appointed or a warrant of attachment, execution or similar process against any substantial part of their respective assets shall be issued and any such event shall not be stayed, dismissed, bonded or discharged; or the board of directors of any Credit Party or any Subsidiary of a Credit Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(i)

Invalidity of Documents.  A court of competent jurisdiction shall declare that any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against a Credit Party intended to be a party thereto; or the validity or enforceability thereof shall be contested by any Credit Party that is a party thereto; or a proceeding shall be commenced by a Credit Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof; or a Credit Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document.

(j)

Loan Documents; Impairment.  At any time, for any reason, (i) any Loan Document shall for any reason (other than pursuant to the express terms hereof or thereof) fail or cease to create a valid and perfected Lien on any Collateral or the Liens intended to be created or perfected thereby are, or any Credit Party seeks to render such Liens, invalid or unperfected with

NY12534:166729.34

respect to any Collateral except as otherwise contemplated hereby or thereby, or (ii) Liens with respect to any Collateral in favor of the Collateral Agent contemplated by the Loan Documents shall be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents (subject to Permitted Encumbrances and to the exceptions set forth in the applicable Security Documents).

(k)

Judgments.  One or more judgments or judicial or administrative orders for the payment of money exceeding $5,000,000 in the aggregate shall be rendered against a Credit Party or any Subsidiary of a Credit Party and remain unsatisfied, undischarged, unvacated or unbonded and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or judicial or administrative order or (ii) there shall be a period of twenty (20) consecutive Business Days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 11.01(k) if and to the extent that (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order.

(l)

Change of Control.  A Change of Control shall have occurred.

(m)

ERISA.  With respect to any Plan or Benefit Plan, as applicable, (i) a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurs which could reasonably be expected to result in material liability to any Credit Party or any Subsidiary of a Credit Party, (ii) any accumulated funding deficiency (within the meaning of Section 412 of the Code and Section 302 of ERISA), whether or not waived, shall exist with respect to any Benefit Plan, or (iii) the occurrence of any ERISA Event; provided, however, that the events listed in clauses (i) through (iv) shall constitute Events of Default only if the liability or deficiency of any Credit Party or any Subsidiary of a Credit Party or ERISA Affiliate, would reasonably be expected to exceed $5,000,000 in the aggregate for all such events.

SECTION 6.2.

Remedies.  If any Event of Default specified in Section 11.01 shall have occurred and be continuing, the Administrative Agent may, and upon the written request of Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Guarantor or the Borrower:  (i) terminate or reduce the Commitments, whereupon the Commitments shall immediately be terminated or reduced, (ii) declare all or a portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of such Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and all other Obligations (other than Hedging Obligations) shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) exercise any and all of its other rights and remedies hereunder, under the other Loan Documents, under applicable law and otherwise; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of Section 11.01, the Commitments shall automatically terminate and the Loans and

NY12534:166729.34

Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement shall become immediately due and payable automatically, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower, and provided further that the Collateral Agent shall pay and apply the proceeds and avails of any sale or other disposition of the Collateral, or any part thereof, resulting from the exercise of the remedies as provided for in this Section 11.02 in accordance with Section 2.05.

SECTION 6.3.

Waivers by the Credit Parties.  Except as otherwise provided for in this Agreement and Applicable Law, the Credit Parties waive (i) presentment, demand, protest, notice of presentment or dishonor, notice of intent to accelerate and notice of acceleration, (ii) all rights to notice and a hearing prior to the Lenders’ taking possession or control of, or to the Lenders’ replevin, attachment or levy upon, any collateral securing the Obligations or any bond or Security which might be required by any court prior to allowing such Lenders to exercise any of their remedies, (iii) the benefit of all valuation, appraisal and exemption laws and (iv) all rights of set-off against any Lender as it applies to the payment of the Obligations.  The Credit Parties acknowledge that they have been advised by counsel of their choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

ARTICLE VII
GUARANTY OF OBLIGATIONS OF BORROWER

SECTION 7.1.

Guaranty.  In order to induce the Agents and the Lenders to enter into this Agreement and to make available the Loans hereunder, and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans, each Guarantor hereby agrees with the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, as follows:  each Guarantor hereby jointly, severally, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, and the performance, of any and all of the Obligations of all other Credit Parties (such Obligations, collectively, the “Guaranteed Obligations”).  If any or all of the Obligations becomes due and payable hereunder, each Guarantor irrevocably and unconditionally promises to pay such Indebtedness to the Collateral Agent, for the benefit of the Lenders.

SECTION 7.2.

Nature of Liability.  The Guarantors agree that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and the liability of each Guarantor shall not be affected by, nor shall this Guaranty be discharged or reduced by reason of:

(a)

the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantors are or may become a party;

NY12534:166729.34

(b)

the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by the Administrative Agent, the Collateral Agent and/or Lenders with respect to any of the provisions thereof;

(c)

any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Obligations, or any payment on or in reduction of any such other guaranty or undertaking;

(d)

the incapacity or any change in the name, style or constitution of any Credit Party or any other person liable;

(e)

any dissolution, termination, increase, decrease or change in personnel by the Borrower;

(f)

the Collateral Agent granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Credit Party or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Credit Party or any other person liable;

(g)

the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or the Collateral Agent in respect thereof (including, without limitation, the release of any such Collateral);

(h)

the insolvency of any Credit Party, or any payment made to any Agent or Lender on the Obligations which any such Agent or Lender repays to the Borrower pursuant to a court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding;

(i)

any act or omission which would not have discharged or affected the liability of a Guarantor had it been a principal debtor instead of a Guarantor or by anything done or omitted which but for this provision might operate to exonerate or discharge a Guarantor; or

(j)

any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor.

SECTION 7.3.

Independent Obligation.

(a)

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other party or the Borrower and whether or not any other Guarantor, any other party or the Borrower be joined in any such action or actions.

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(b)

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations.  Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent that is inconsistent with the preceding paragraph shall be null and void and may be ignored by the Administrative Agent and the Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agents and the Lenders have specifically agreed otherwise in writing.  It is agreed among each Guarantor, the Administrative Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, the Agents and the Lenders would decline to enter into this Agreement.

SECTION 7.4.

Demand by the Administrative Agent or the Lenders.  In addition to the terms of the Guaranty set forth in Section 12.01, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under this Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then the Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders.  Payment by the Guarantors shall be made to the Administrative Agent in immediately available funds to an account designated by the Administrative Agent or at the address set forth herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent, and shall be credited and applied to the Guaranteed Obligations.

SECTION 7.5.

Enforcement of Guaranty.  In no event shall the Administrative Agent have any obligation (although it is entitled, at its option) to proceed against the Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and the Administrative Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Administrative Agent’s rights hereunder, to exercise any right or remedy it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

SECTION 7.6.

Waiver.  In addition to the waivers contained in Section 12.02, the Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantors of their Guaranteed Obligations under, or the enforcement by the Collateral Agent, the Administrative Agent or the Lenders of, the Guaranty.  The Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further Collateral, release of further Collateral, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Borrower’s financial condition or any other fact which might increase the risk to the Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which

NY12534:166729.34

are or might be in conflict with the terms of the Guaranty.  The Guarantors represent, warrant and jointly and severally agree that, as of the date of this Agreement, their obligations under the Guaranty are not subject to any offsets or defenses against the Administrative Agent or the Lenders or any Credit Party of any kind.  The Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Collateral Agent, the Administrative Agent or any Lender or against any Credit Party of any kind which may arise in the future.

SECTION 7.7.

Benefit of Guaranty.  The provisions of the Guaranty are for the benefit of the Agents and the Lenders and their respective permitted successors, permitted transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and the Agents or the Lenders, the obligations of any Credit Party under the Loan Documents.  In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Agents or any Lender to any Person or Persons in a manner permitted by this Agreement, any reference to “the Agents” or “the Lender” herein shall be deemed to refer equally to such Person or Persons.

SECTION 7.8.

Modification of Guaranteed Obligations, Etc.  Each Guarantor hereby acknowledges and agrees that the Agents and the Lenders may at any time or from time to time, with or without the consent of, or notice to, the Guarantors:

(a)

change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b)

take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c)

amend or modify, in any manner whatsoever, the Loan Documents;

(d)

extend or waive the time for any Credit Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)

take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Agents or the Lenders have been granted a Lien, to secure any Obligations;

(f)

release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantors or any Credit Party to the Agents or any Lender;

(g)

modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of the Agents and the Lenders;

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(h)

apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Credit Party to the Agents or any Lender in such manner as the Agents or any Lender shall determine in its discretion; and/or

(i)

the Agents and the Lenders shall not incur any liability to the Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of the Guarantors or any of them under the Guaranty.

SECTION 7.9.

Reinstatement.

(a)

The Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or any Guarantor for liquidation or reorganization, should any Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party’s or such Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b)

If claim is ever made upon any Agent or Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) compliance by the Lenders or the Agents with any requirement of a Governmental Authority having jurisdiction over the Lenders or the Agents, then and in such event each Guarantor agrees that any such judgment, decree or order shall be binding upon it, notwithstanding any revocation of the Guaranty or other instrument evidencing any liability of the Borrower or any termination of this Agreement, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 7.10.

Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in the Guaranty or in any other Loan Document, each Guarantor hereby:

(a)

until the indefeasible payment and satisfaction in full in cash of the Guaranteed Obligations, expressly waives, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue

NY12534:166729.34

to a surety against a principal, to a Guarantor against a principal, to a Guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this Agreement, or any other documents to which such Guarantor is a party or otherwise; and

(b)

acknowledges and agrees (i) that this waiver is intended to benefit the Agents and the Lenders and shall not limit or otherwise effect any Guarantor’s liability hereunder or the enforceability of the Guaranty and (ii) that the Agents, the Lenders and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 12.10 and their rights under this Section 12.10 shall survive payment in full of the Guaranteed Obligations.

SECTION 7.11.

Election of Remedies.  If any Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving the Agents and the Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, the Collateral Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty.  If, in the exercise of any of its rights and remedies, the Collateral Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, the Guarantors hereby consent to such action by any Agent and waive any claim based upon such action, even if such action by any Agent shall result in a full or partial loss of any rights of subrogation which the Guarantors might otherwise have had but for such action by any Agent.  Any election of remedies that results in the denial or impairment of the right of any Agent to seek a deficiency judgment against any Credit Party shall not impair each Guarantor’s obligation to pay the full amount of the Guaranteed Obligations.  In the event any Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, such Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by such Agent but shall be credited against the Guaranteed Obligations.  The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under the Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent and the Lenders might otherwise be entitled but for such bidding at any such sale.

SECTION 7.12.

Funds Transfers.  If any Guarantor shall engage in any transaction as a result of which the Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of this Agreement, such Guarantor shall distribute to, or make a contribution to the capital of, the Borrower an amount equal to the mandatory prepayment required under the terms of this Agreement.

SECTION 7.13.

Further Assurances.  Each Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from

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time to time, any additional instruments or documents reasonably considered necessary by the Administrative Agent to cause the Guaranty to be, become or remain valid and effective in accordance with its terms.

SECTION 7.14.

Payments Free and Clear of Taxes.  Except as set forth below, all payments required to be made by each Guarantor hereunder shall be made to the Administrative Agent and the Lenders free and clear of, and without deduction for, any and all present and future Taxes.  If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.14) the Administrative Agent or the Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Notwithstanding the foregoing, no Guarantor should be required to pay any such additional amounts to an Agent or a Lender with respect to any Taxes in respect of which the Borrower would not be required to pay any additional amounts pursuant to Section 3.04(a) if such Taxes were withheld or deducted by the Borrower and the payment had been made by the Borrower instead of the Guarantor.  Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.  Except as set forth below, each Guarantor shall jointly and severally indemnify and, within ten (10) days of receipt of written demand therefor, pay the Administrative Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 12.14) paid by the Administrative Agent or such Lender, as appropriate, with respect to any payment by or on account of any obligation of a Guarantor hereunder and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.  Notwithstanding the foregoing, each Guarantor shall not be required to indemnify a Lender or an Agent with respect to any Taxes in respect of which the Borrower would not be required to indemnify the Lender or the Agent pursuant to Section 3.04(c) if the payment had been made by the Borrower and such Taxes arose with respect to any payment by or on account of any obligation of the Borrower.  Section 3.04(g) shall apply with respect to payments by a Guarantor pursuant to this Section 12.14 as it applies to payments by the Borrower pursuant to Section 3.04.

SECTION 7.15.

Limitation on Amount Guarantied; Contribution by Guarantors.  Anything contained in this Article XII to the contrary notwithstanding, if any Fraudulent Transfer Law (as defined below) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Agreement, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such

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Guarantor hereunder and (b) under any guarantee of any subordinated indebtedness which guarantee contains a limitation as to maximum amount similar to that set forth in this Section 12.15, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount).

ARTICLE VIII
THE AGENTS

SECTION 8.1.

Appointment Powers and Immunities; Delegation of Duties, Liability of Agents.

(a)

Each Lender hereby irrevocably designates and appoints Morgan Stanley Senior Funding, Inc. as Administrative Agent under this Agreement and the other Loan Documents and Morgan Stanley & Co., Incorporated as its Collateral Agent under this Agreement and the other Loan Documents.  Such Lender hereby irrevocably authorizes each such Agent to take such action on such Lender’s behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Each such Agent agrees to act as such on the express conditions contained in this Article XIII.  The provisions of this Article XIII are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders.  Neither the Borrower nor any other Persons shall have any rights as third-party beneficiaries of any of the provisions contained herein; provided, however, that the right to consent to a successor Agent as provided under Section 13.08 also shall be for the benefit of the Borrower.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall each such Agent have or be deemed to have any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only and that each such Agent is merely the representative of the Lenders, and has only the contractual duties set forth in this Agreement and the other Loan Documents.  Except as expressly otherwise provided in this Agreement, each such Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  No Lender shall have any right of action whatsoever against each such Agent as a result of such Agent acting or refraining from acting hereunder pursuant to such discretion and any action taken or failure to act pursuant to such discretion shall be binding on the Lenders.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Administrative Agent or the Collateral Agent, each Lender agrees that, as long as this Agreement remains in effect:  (i) (A) the Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, the Collections and related matters and (B) the Collateral Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (ii) the Collateral Agent shall have the right to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements,

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documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (iii) the Administrative Agent shall have the right to make the Loans, for itself; (iv) the Agents shall have the right to exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (v) the Collateral Agent shall have the right to open and maintain such bank accounts and lock boxes as the Collateral Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collections and the Collateral; (vi) (A) the Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the Obligations, the Collections, or otherwise related to any of same as provided in the Loan Documents and (B) the Collateral Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the Obligations, the Collateral, or otherwise related to any of the same as provided in the Loan Documents and (C) the Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the Obligations, the Collateral or otherwise related to any of the same, as provided in the Loan Documents; and (vii) each of the Agents shall have the right to incur and pay such fees, charges, and expenses under the Loan Documents as such Agent reasonably may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.  The Administrative Agent may deem and treat the payee of any Obligation as the holder thereof for all purposes of the Loan Documents unless and until a notice of the assignment or transfer of such Obligation shall have been filed with the Administrative Agent.  Each Lender further consents to (x) the execution, delivery, and performance by the Administrative Agent or the Collateral Agent of each Loan Document entered into by such Agent on behalf of the Lenders as contemplated by this Agreement, and (y) the terms of such Loan Documents.

(b)

Except as otherwise provided in this Section 13.01, each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  None of the Administrative Agent and the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

(c)

None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Credit Party or any Subsidiary or Affiliate of any Credit Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any

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other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

SECTION 8.2.

Reliance by Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to the Borrower or counsel to any Lender), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it first shall receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable.  If the Administrative Agent or the Collateral Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent and the Collateral Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

SECTION 8.3.

Defaults.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to such Agent for the account of the Lenders, except with respect to Events of Default of which such Agent has actual knowledge, and unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “Notice of Default”.  Such Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which such Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Sections 13.02 and 13.07, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article XI; provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

SECTION 8.4.

Rights as a Lender.

(a)

With respect to its Commitments and the Loans made by it, the Administrative Agent (and any successor acting as Administrative Agent, if any, as permitted by Section 13.08(a)) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent (and any successor acting as Administrative Agent) and its Affiliates may (without having to account for the same to any Lender) accept deposits from, lend

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money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and the Administrative Agent (and its successors) and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

(b)

With respect to its Commitments and the Loans made by it, the Administrative Agent (and any successor acting as Collateral Agent, if any, as permitted by Section 13.08(b)) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity.  The Administrative Agent (and any successor acting as Collateral Agent) and its Affiliates may (without having to account for the same to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and the Administrative Agent and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

SECTION 8.5.

Costs and Expenses; Indemnification.  Each Agent may incur and pay fees, costs, and expenses under the Loan Documents to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrower is obligated to reimburse the Lenders for such expenses pursuant to the Loan Agreement or otherwise (to the extent the Borrower has not done so and without limiting its obligation to do so).  Each Lender hereby agrees that it is and shall be obligated to pay to or reimburse the Administrative Agent and the Collateral Agent for the amount of such Lender’s Pro Rata Share thereof.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent the Borrower has not done so and without limiting the obligation of the Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Matters (including without limitation Indemnified Matters arising under any Environmental Law as provided in Section 14.18); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Matters resulting solely from such Person’s gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or the Collateral Agent, as the case may be, upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including reasonable attorneys fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein.  The undertaking in this Section 13.05 shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

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SECTION 8.6.

Non-Reliance on Agents and Other Lenders.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs or Property of the Borrower and any of its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lenders) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lenders) party to a Loan Document.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by such Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

SECTION 8.7.

Failure to Act.  Except for action expressly required of any Agent under the Loan Documents, such Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 13.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

SECTION 8.8.

Resignation of Agent.

(a)

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notice to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders with the consent of the Borrower (which consent shall not be unreasonably withheld) shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been appointed by the Required Lenders and consented to by the Borrower and no successor Administrative Agent shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent; provided, however, if the failure to do so was not a result of the failure by the Borrower to consent to any appointment, the Borrower shall retain the right to consent; provided, further, that if the failure to do so was not a result of the failure of the Required Lenders to appoint such successor, the Required Lenders shall obtain the

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right to consent to such successor.  Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under the Loan Documents.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(b)

Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign upon 30 days prior written notice to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been appointed by the Required Lenders and consented to by the Borrower and no successor Collateral Agent shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent; provided, however, if the failure to do so was not a result of the failure by the Borrower to consent to any appointment, the Borrower shall retain the right to consent.  Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under the Loan Documents.  After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

SECTION 8.9.

Collateral Sub-Agents.  Each Lender by its execution and delivery of this Agreement (or any joinder hereto or any Assignment and Acceptance hereunder), agrees that, in the event it shall hold any monies or other investments on account of the Borrower, such monies or other investments shall be held in the name and under the control of the Administrative Agent or such Lender, and the Administrative Agent or such Lender shall hold such monies or other investments as a collateral sub-agent for Collateral Agent under this Agreement and the other Loan Documents.  The Borrower, by its execution and delivery of this Agreement, hereby consents to the foregoing.

SECTION 8.10.

Communications by Borrower.  Except as otherwise provided in this Agreement, the Borrower’s communications with respect to the Loan Documents shall be with the Administrative Agent or the Collateral Agent, as the case may be, and the Borrower shall be under no obligation to communicate directly with the Lenders.

SECTION 8.11.

Collateral Matters.

(a)

The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the

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Borrower certifies in writing to the Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting Property in which the Borrower owned no interest at the time the security interest was granted or at any time thereafter; (iv) constituting property leased to the Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement; or (v) constituting Equipment which, in the aggregate with all other dispositions of Equipment covered by this clause (v), has a fair market value or book value, whichever is less, of $1,000,000 or less.  Upon request by the Collateral Agent or the Borrower at any time, the Administrative Agent and the Lenders will confirm in writing the Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 13.11; provided, however, that (1) the Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)

Subject to Section 13.01(c)(i), The Collateral Agent shall have no obligation whatsoever to any other Lenders to assure that the Collateral exists or is owned by the applicable Borrower or is cared for, protected, or insured or has been encumbered, or that the Lenders’ Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any other Lender as to any of the foregoing, except as otherwise provided herein.

SECTION 8.12.

Restrictions on Actions by the Agents and the Lenders; Sharing Payments.

(a)

Each of the Administrative Agent and each of the Lenders agrees that it shall not, without the express consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Administrative Agent and the Collateral Agent, set off against the Obligations, any amounts owing by such Lenders to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lenders.  Each of the Administrative Agent and each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Collateral Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lenders any preference or priority against the other Lenders with respect to the Collateral.

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(b)

Subject to Section 13.04, if, at any time or times any Lender shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement or (ii) payments from the Administrative Agent in excess of such Lender’s ratable portion of all such distributions by the Administrative Agent, such Lender promptly shall turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same-day funds, as applicable, for the account of the Lenders and for apportionment and application to the Obligations in accordance with Section 3.02(e).

SECTION 8.13.

Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of an Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Administrative Agent, if any, to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lenders.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 13.05, no Agent nor any Lender shall have any liability for the acts of any other Agent or any other Lender.  No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1.

Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, emailed or delivered:

if to Borrower, at the following address:
c/o Oppenheimer & Co. Inc.
125 Broad Street, 16th Floor
New York, NY 10004
Telephone: (212) 668-8000
Facsimile: (212) 668-8081
Email: albert.lowenthal@opco.com

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Attention: Albert G. Lowenthal
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-2444
Facsimile: (917) 777-2444
Email: tgowan@skadden.com
Attention: Thomas W. Gowan
if to the Administrative Agent, at the following address:
Morgan Stanley Senior Funding, Inc.
1585 Broadway
New York, NY 10036
Telephone: (212) 761-1576
Facsimile: (646) 290-2655
Email: robert.louzan@morganstanley.com
Attn: Robert Louzan
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Telephone: (212) 558-3830
Facsimile: (212) 558-3997
Email: dietdericha@sullcrom.com
Attn: Andrew G. Dietderich
if to the Collateral Agent, at the following address:
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Telephone: (212) 761-1576
Facsimile: (646) 290-2655
Email: robert.louzan@morganstanley.com
Attn: Robert Louzan

NY12534:166729.34

with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Telephone: (212) 558-3830
Facsimile: (212) 558-3997
Email: dietdericha@sullcrom.com
Attn: Andrew G. Dietderich

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.01.  All such notices and other communications shall be effective, (i) if mailed, when received or five (5) days after deposited in the mails as registered or certified (in each case with return receipt requested) with postage pre-paid and properly addressed, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, (iii) if emailed, when transmitted and confirmation acknowledged by recipient or (iv) if delivered, upon delivery, except that notices to the Administrative Agent pursuant to Article II shall not be effective until received by the Administrative Agent.

SECTION 9.2.

Amendments, Etc.  No amendment or waiver of any provision of this Agreement, any Loan or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders (or the Administrative Agent at the request of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(a)

in each case without the consent of the Administrative Agent, the Borrower and each Lender directly affected thereby;

(i)

subject such Lender to any additional obligations;

(ii)

reduce or forgive the principal of, or interest on, any Loan, fees or other amounts payable hereunder or release or discharge the Borrower from its obligations to make such payments;

(iii)

postpone any date fixed for any payment or principal of, or interest on, any Loan, any Obligations, fees or other amounts payable hereunder;

(iv)

other than as expressly permitted hereunder or in the other Loan Documents, release (or otherwise limit such Person’s liability with respect to its Obligations) the Parent or any other material Guarantor;

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(v)

release, or permit the Credit Parties to otherwise dispose of, all or substantially all of the Collateral, or subordinate the right of the Collateral Agent and the Lenders with respect to all or substantially all of the Collateral (except as expressly permitted herein or in the other Loan Documents);

(vi)

amend, modify or waive Sections 2.05, 3.03(a), 3.03(b) or 3.03(c), 14.02 or the definition of “Pro Rata Share”;

(vii)

increase or extend any Commitment of such Lender;

(viii)

change the percentage specified in the definition of Required Lenders which shall be required for the Lenders or any of them to take any action under this Agreement.

SECTION 9.3.

Non-Consenting Lenders.  If, in connection with any proposed amendment, waiver or consent requiring consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then so long as no Agent is a Non-Consenting Lender and no Default or Event of Default has occurred and is continuing, the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (a) another bank or other entity which is reasonably satisfactory to the Parent, Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 14.10 and (b) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (i) all principal, interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.05 and 5.02, and (ii) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 4.03 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.  Any processing or recordation fees associated with the transfer of a Non-Consenting Lender’s Loans shall be for the account of the Borrower.

SECTION 9.4.

No Waiver; Remedies, Etc.  No failure on the part of the Lenders or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Lenders and the Agents provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Lenders and the Agents under any Loan Document against any party thereto are not conditional or contingent on any attempt by the

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Lenders and the Agents to exercise any of their rights under any other Loan Document against such party or against any other Person.

SECTION 9.5.

Expenses; Taxes; Attorneys’ Fees.  The Borrower will pay promptly following demand therefor, all reasonable fees, costs and expenses incurred by or on behalf of the Administrative Agent, including, without limitation, reasonable out-of-pocket fees, costs and expenses of counsel for the Administrative Agent, accounting, due diligence, fees of Rating Agencies associated with the rating of the Loans, investigations, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals arising from or relating to:  (a) subject to the terms of the Fee Letter, the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (b) any requested amendments (other than amendments requested solely by the Lenders), waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the filing of any petition, complaint, answer, motion or other pleading by the Lenders, or the taking of any action in respect of the Collateral or other Security, in connection with this Agreement or any other Loan Document, (e) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other Security in connection with this Agreement or any other Loan Document, (f) any attempt to enforce any Lien or security interest in any Collateral or other Security in connection with this Agreement or any other Loan Document, (g) any attempt to collect from any Borrower or any other Credit Party, (h) during the continuance of an Event of Default, the receipt by any Lender of any advice from its professionals (including without limitation, the reasonable fees of its outside attorneys and consultants) with respect to any of the foregoing (to the extent that such fees, costs and expenses are not otherwise recoverable pursuant to any other provision of this Agreement or any other Loan Document), (i) all liabilities and costs arising from or in connection with the past, present or future operations of a Credit Party involving any damage to real or personal Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property, (j) any Environmental Liabilities and Costs incurred in connection with facility of any Credit Party including any Remedial Action for any Hazardous Materials present or arising out of the operations of any facility of a Credit Party or (k) any liabilities and costs incurred in connection with any Environmental Lien.  Without limitation of the foregoing or any other provision of any Loan Document:  (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lenders to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to hold the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees with respect to any broker retained by the Borrower or any of its Subsidiaries that may become due in connection with the transactions contemplated by this Agreement and (z) during the continuance of a Default or an Event of Default, if a Credit Party (A) fails to make any payments or deposits with respect to any taxes of any kind or nature to the extent that such payments or deposits are due and payable prior to delinquency, (B) fails to make any payments or deposits with respect to any other governmental assessment prior to the time that any Lien may inure against any property of any Credit Party, or (C) fails to make any payments or deposits with respect to any insurance premiums then due and payable or otherwise comply with Section 8.03, then the Administrative

NY12534:166729.34

Agent, in their sole discretion and without prior notice to the Borrower, may do any or all of the following, without duplication:  (X) make payment of the same or any part thereof, (Y) in the case of any failure described in Section 14.05(z)(C), obtain and maintain insurance policies of the type described in Section 7.05 and take the actions with respect to such policies which are authorized pursuant to Section 12.21(c).  Any payment described above in clause (z) shall not constitute an agreement by the Lenders to make similar payments in the future or a waiver by the Lenders of any Event of Default under this Agreement.  The Administrative Agent need not inquire as to, or contest the validity of, any such obligation.  The foregoing to the contrary notwithstanding, the agreements set forth above in this Section 14.05 are subject to the limitations set forth in Section 9.07, solely to the extent applicable.  The Administrative Agent agree to provide to the Borrower an invoice with respect to each cost or expense incurred in connection with the Loan Documents by any Lender promptly upon the Administrative Agent’s receipt thereof, and agrees, upon the reasonable request of the Borrower, to provide reasonable backup information with respect to such costs or expenses (subject to the right of the Administrative Agent to take whatever steps are reasonably necessary to protect any confidential or privileged information which may be contained therein).

SECTION 9.6.

Right of Set-Off, Sharing of Payments, Etc.

(a)

Upon the occurrence and during the continuance of any Event of Default, and in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim any Lender may otherwise have, each Lender may, and is hereby authorized by the Borrower to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured.  During the continuance of any Event of Default, the Lenders may, and are hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder.  The Lenders agree to notify the Borrower, the Collateral Agent and the Administrative Agent promptly after any such set-off and application made by the Lenders, provided that the failure to give such notice to the Borrower shall not affect the validity of such set-off and application.  The rights of the Lenders under this Section 14.06 are in addition to other rights and remedies which the Lenders may have.

(b)

Nothing contained in this Section 14.06 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or Obligation of the Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 14.06 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with

NY12534:166729.34

the rights of the Lenders entitled under this Section 14.06 to share in the benefits of any recovery on such secured claim.

SECTION 9.7.

Severability.  Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.8.

Replacement of Lenders.  If any Lender requests compensation under Sections 3.04, 4.03, or 4.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.04, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 14.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 9.9.

Complete Agreement; Sale of Interest.  The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede any previous agreement or understanding between them relating hereto or thereto and may not be modified, altered or amended except by an agreement in writing signed by the Credit Parties and the Lenders in accordance with Section 14.02.  The Credit Parties may not sell, assign or transfer any of the Loan Documents or any portion thereof, including their rights, title, interests, remedies, powers and duties hereunder or thereunder.  The Credit Parties hereby consent to any Lender’s sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including such Lender’s rights, title, interests, remedies, powers or duties thereunder, subject, in the case of a participation, assignment, transfer or other disposition, to the provisions of Section 14.10.

SECTION 9.10.

Assignment; Register.

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their

NY12534:166729.34

respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Administrative Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining outstanding amount of the Loans at the time owing to it (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) or in the case of an assignment to an entity described in clause (a), (b) or (c) of the definition of Eligible Assignee, any such assignment shall not be less than $1,000,000, unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed), and (ii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.04, 4.03, 4.04 and 14.17 to the extent any claim thereunder relates to an event arising or such Lender’s status or activity as Lender prior to such assignment.

(c)

Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.10 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(d)

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The Borrower may request in writing a copy of the Register from time to time and the Administrative Agent will promptly deliver a copy of such Register to the Borrower promptly thereafter.

(e)

Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this

NY12534:166729.34

Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Lender Group shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a)(ii) or (a)(iii) of the proviso to Section 14.02 that affects such Participant.  Subject to paragraph (e) of this Section the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.04, 4.03 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.06 as though it were a Lender, provided such Participant agrees to be subject to Section 3.03 as though it were a Lender.

(f)

A Participant shall not be entitled to receive any greater payment under Section 3.04 or Article IV than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 3.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.04 as though it were a Lender.

(g)

Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a Fund, any pledge or assignment of all or any portion of such Lender’s rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.11.

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement or any of the other Loan Documents by telecopy shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Loan Documents.  Any party delivering an executed counterpart of any such agreement by telecopy shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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SECTION 9.12.

GOVERNING LAW.  THIS AGREEMENT, THE NOTES AND, EXCEPT TO THE EXTENT OTHERWISE PROVIDED THEREIN, THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.13.

CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES SET FORTH IN SECTION 14.01, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDERS OR THE AGENTS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 9.14.

WAIVER OF JURY TRIAL, ETC.  THE BORROWER, THE LENDERS AND THE AGENTS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS OR THE AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS OR THE AGENTS WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS AND THE AGENTS ENTERING INTO THIS AGREEMENT.

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SECTION 9.15.

Consent.  Except as otherwise expressly set forth herein or in any other Loan Document to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of the Lenders or the Agents, shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower or any other Guarantors are parties and to which the Lenders or the Agents have succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Lenders or the Agents with or without any reason in their reasonable discretion.

SECTION 9.16.

Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lenders, the Agents or the Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

SECTION 9.17.

Reinstatement; Certain Payments.  If any claim is ever made upon the Lenders or the Agents for repayment or recovery of any amount or amounts received by the Lenders or the Agents in payment or received on account of any of the Obligations, the Lenders or the Agents shall give prompt notice of such claim to the Borrower, and if the Lenders or the Agents repay all or part of such amount by reason of (i) any judgment, decree or order of any court of competent jurisdiction or administrative body having jurisdiction over the Lenders or the Agents or any of their respective property, or (ii) compliance by the Lenders or the Agents with any requirement of a Governmental Authority having jurisdiction over the Lenders or the Agents, then and in such event the Borrower agrees that (A) any such judgment, decree or order shall be binding upon it notwithstanding the cancellation of any instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents and (B) it shall be and remain liable to the Lenders or the Agents hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lenders or the Agents.

SECTION 9.18.

Indemnification.  In addition to the Borrower’s other Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless the Lenders and each of their respective Affiliates and their officers, directors, trustees, employees, agents and advisors, the Administrative Agent, the Collateral Agent the Agent-Related Persons and the Lender-Related Persons (collectively called the “Indemnitees”) from and against any and all claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses, but excluding income, franchise and similar taxes of an Indemnitee) incurred by such Indemnitees (but not taxes, which shall be governed by Section 3.04), whether prior to or from and after the Closing Date, as a result of or arising from or relating to or in connection with any of the following:  (i) the Administrative Agent, the Collateral Agent or the Lenders furnishing of funds to the Borrower under this Agreement, including, without limitation, the management of any such Loans, (ii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the

NY12534:166729.34

other Loan Documents, (iii) any claim, litigation, investigation or administrative or judicial proceeding in connection with any transaction contemplated in, or consummated under, the Loan Documents or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including without limitation, claims, litigations, investigations or other proceedings arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on, in, at, to, from or under any property at any time owned or occupied by the Borrower or any of its Subsidiaries (or any of their respective predecessors in interest or title) or at any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any of their respective predecessors in interest in connection with the receipt of such Hazardous Materials, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Materials generated by the Borrower or any of its Subsidiaries, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials, (D) any violation of any Environmental Law by the Borrower or any of its Subsidiaries or any of their respective predecessors in interest, and/or (E) any Environmental Action (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this Section 14.18 for any Indemnified Matter to the extent resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee; provided, however, that no Credit Party shall be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnitees under this Section 14.18 unless on advice of outside counsel, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest.  Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees shall be due and payable promptly after demand therefor.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 14.18 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.  This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

SECTION 9.19.

Interest.  It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such

NY12534:166729.34

Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower).  All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time, (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 14.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 14.19.

For purposes of this Section 14.19, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

SECTION 9.20.

Records.  The unpaid principal of, and interest on, the Obligations, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitment, and the accrued and unpaid fees payable pursuant to Section 4.05, including without limitation fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Lender and Agents, which shall be conclusive and binding absent manifest or demonstrable error.

SECTION 9.21.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agents, and their respective successors and assigns, subject to Section 14.10.

NY12534:166729.34

SECTION 9.22.

Confidentiality.  The Lenders, the Administrative Agent and the Collateral Agent each agree (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) (each, a “Recipient”) to hold in complete confidence and not disclose, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Credit Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to the Lender, Administrative Agent, Collateral Agent, to counsel, accountants, auditors and other advisors for such member of the Lenders, or to counsel for any other member of the Lenders (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential pursuant to the terms hereof), (c) any actual or prospective counterparty (or its advisors) to any Hedging Agreement or other swap or derivative transaction relating to Borrower or any of its Subsidiaries and their obligations so long as such counter party or prospective counterparty first agrees in writing to the confidentiality provisions of this Section 14.22, (d) to examiners, auditors or accountants to the extent required by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation or court order, or in connection with any litigation to which any of the Agents or the Lenders are Party, (e) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees in writing to the confidentiality provisions of this Section 14.22, (f) to any Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding the Credit Parties and the Loans is solely for purposes of evaluating an investment in such Securitization and agrees in writing to maintain the confidentiality of such information in accordance herewith or (g) to a Person that is a trustee, collateral manager, servicer, noteholder, rating agency or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, so long as such person agrees in writing to maintain the confidentiality of such information.

Upon the request of the Borrower to a Recipient on or after the Maturity Date, and subject to applicable law, rule or policy, such Recipient shall destroy any Borrower-related confidential information to the extent consistent with such Recipient’s document retention policies

SECTION 9.23.

Lender Advertising.  The Agents and the Lenders shall be entitled to advertise the closing of the transactions contemplated by this Agreement in such trade publications, business journals, newspapers of general circulation and otherwise, as the Agents and the Lenders shall deem appropriate, including, without limitation, the publication of a tombstone announcing the closing of this transaction; provided that the Agents and the Lenders

NY12534:166729.34

shall obtain written consent of the Borrower prior to disseminating any advertisement described in this Section 14.23 which consent shall not be reasonably withheld.

SECTION 9.24.

Common Enterprise.  The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party.  Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Credit Party has determined that execution, delivery and performance of this Agreement and any other Loan Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

SECTION 9.25.

USA PATRIOT ACT.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

(signature pages follow)

NY12534:166729.34

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
E.A. VINER INTERNATIONAL CO.
By:
Name:
Title:
GUARANTORS:
OPPENHEIMER HOLDINGS INC.
By:
Name:
Title:
VINER FINANCE INC.
By:
Name:
Title:
ADMINISTRATIVE AGENT:
MORGAN STANLEY SENIOR FUNDING, INC.
By:
Name:
Title:

NY12534:166729.34

COLLATERAL AGENT:
MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:
LENDER:
MORGAN STANLEY SENIOR FUNDING, INC.
By:
Name:
Title:

NY12534:166729.34

Schedule A

Liens

None.

NY12534:166729.34

Schedule B

Indebtedness

Part One

Entity	Description	Counterparty	Amount
Viner Finance Inc.	Zero Coupon Debentures CIBC	CIBC	18,353,000
E.A. Viner International Co.	Exchangeable Debentures Series I	CIBC	20,000,000

Part Two*

Entity	Description	Counterparty
Oppenheimer & Co. Inc.	Bank of NY Call Loans (secured)	BONY
Oppenheimer & Co. Inc.	Bank of NY Call Loans (unsecured)	BONY
Oppenheimer & Co. Inc.	Daylight Overdrafts	BONY
Oppenheimer & Co. Inc.	Repos and/or Reverse Repos	BONY
Oppenheimer & Co. Inc.	Letters of Credit (Unsecured) OCC	BONY
Oppenheimer & Co. Inc.	Global Custody Guidance Line	BONY
Oppenheimer & Co. Inc.	Government Security Guidance Line	BONY
Oppenheimer & Co. Inc.	FX Potential Risk Guidance Line	BONY
Oppenheimer & Co. Inc.	JP Morgan/ Chase Call loans
Oppenheimer & Co. Inc.	RJ O'Brien Commodity Clearing (daylight advance)
Oppenheimer & Co. Inc.	Pershing & Co Clearing (daylight advance)
Oppenheimer & Co. Inc.	Options Clearing Corp (daylight advance)
Oppenheimer & Co. Inc.	SIAC (daylight advance)
Oppenheimer & Co. Inc.	DTC (daylight advance)
Oppenheimer & Co. Inc.	Reich & Tang (daylight advance)

*

The foregoing items on Part Two are illustrations only and are available to any Broker-Dealer Subsidiary.

NY12534:166729.34

Schedule 2.01(a)
Loans

Lender	Allocation
MORGAN STANLEY SENIOR FUNDING, INC.	$125,000,000

NY12534:166729.34

Schedule 6.01(e)

Subsidiaries

NAME OF SUBSIDIARY	State of Incorporation	Percent of Ownership	NAME OF PARENT INSTITUTION
Oppenheimer & Co. Inc.	New York	100%	Viner Finance Inc.
Pace Securities Inc.	New York	100%	Oppenheimer & Co. Inc.
Oppenheimer Asset Management (formerly Hudson Capital Advisors Inc.	New York	100%	E.A. Viner International Co.
Newson, Inc.	Pennsylvania	100%	E.A. Viner International Co.
Viner Finance Inc.	Delaware	100%	E.A. Viner International Co.
E.A. Viner International Co.	Delaware	100%	Oppenheimer Holdings Inc.
Reich & Co. Inc.	Delaware	100%	Oppenheimer & Co. Inc.
Freedom Investments, Inc.	Delaware	100%	Oppenheimer & Co. Inc.
First of Michigan Capital Corporation	Delaware	100%	Oppenheimer & Co. Inc.
Old Michigan Corporation	Delaware	100%	First of Michigan Capital Corporation
Evanston Financial Corporation	Pennsylvania	66 2/3%	E.A. Viner International Co.
Oppenheimer Trust Co. (formerly Fahnestock Trust Co.)	New Jersey	100%	E.A. Viner International Co.
Josephthal & Co. Inc.	New York	100%	Oppenheimer & Co. Inc.
Prime Charter, Ltd.	Delaware	100%	Oppenheimer & Co. Inc.
Opco MP LLC	New York	100%	Oppenheimer & Co. Inc.
OPCO Activist LLC	Delaware	100%	OPCO PE
OPCO Mortgage LLC	New York	100%	Oppenheimer & Co. Inc.
OPCO PE LLC*	New York	100%	Oppenheimer & Co. Inc.
Oppenheimer Life Agency, Ltd.	New York	100%	Oppenheimer & Co. Inc.
Oppenheimer Institutional Management LLC*	Delaware	100%	Oppenheimer Asset Management
Advantage Advisers Management, LLC	Delaware	100%	Oppenheimer Asset Management
Advantage Advisers Multi-Manager, LLC	Delaware	100%	Oppenheimer Asset Management
Augusta Management, LLC	Delaware	100%	Oppenheimer Asset Management
Troon Management, LLC	Delaware	100%	Oppenheimer Asset Management
Advantage India Inc.	Delaware	100%	Oppenheimer Asset Management
Imperial Investment Advisers Private Ltd.		99%	Oppenheimer Asset Management owns 99% of Advantage India Inc. and Oppenheimer & Co. Inc. owns the remaining 1%
	Mumbai, India	1%
Advantage Advisors Catalyst Management	Delaware	100%	Oppenheimer Asset Management
Advantage Advisers Private Equity Management, LLC	Delaware	100%	Oppenheimer Asset Management
Advantage Advisers, Inc.	Delaware	100%	Oppenheimer Asset Management
Advantage Advisers, LLC	Delaware	100%	Oppenheimer Asset Management
Oppenheimer Alternative Investment Management LLC	Delaware	100%	Oppenheimer Asset Management
Oppenheimer PEFINV, LLC	Delaware	100%	Oppenheimer Asset Management

*Offers currently extended to individual employees to own equity interest in each of these entities.

NY12534:166729.34

Schedule 6.01(f)

Litigation

1.

New York Stock Exchange Investigation referenced as In the Matter of Michael Sassano  (market timing matter).

2.

NASD Disciplinary Proceeding No. 2005000316701-Department of Enforcement v. Oppenheimer & Co. Inc. and Albert Grinsfelder Lowenthal (Mutual Fund Breakpoint Case).

3.

NASD Disciplinary Proceeding No. CE4050002 Department of Enforcement v. Oppenheimer & Co. Inc.  (Municipal Bond and Email Case).

NY12534:166729.34

4.

Schedule 6.01(m)
Owned Real Property

None.

NY12534:166729.34

Schedule 6.01(n)

Real Estate Assets

Landlord	Tenant	Agreement	Dated
Echogreen Investments Limited, Ye Landlord Inc., Orto Estates Limited and Shipyec Inc.	Oppenheimer Holdings Inc.	Fourth Supplement to Lease	September 20, 2005

NY12534:166729.34

Schedule 6.01(p)
Environmental Matters

None.

NY12534:166729.34

Schedule 6.01(q)
Insurance

See attached.

NY12534:166729.34

Schedule 6.01(s)
Deposit Accounts and Securities Accounts of the Credit Parties

Owner	Type of Account	Bank or Intermediary	Account Number	Purpose of Account
Oppenheimer Holdings Inc.	Brokerage	Oppenheimer & Co. Inc.	A01-3204548	Stock Buyback and General Administrative
Oppenheimer Holdings Inc.	Brokerage	National Bank Financial	11T8XZ-B	Stock Buyback
Oppenheimer Holdings Inc.	Bank	Bank of Montreal	(US) 44324603463	General Administrative
Oppenheimer Holdings Inc.	Bank	Bank of Montreal	(CA) 44321070420	General Administrative
E.A. Viner International Co.	Brokerage	Oppenheimer & Co. Inc.	A01-3262322	General Administrative
Viner Finance Inc.	Brokerage	Oppenheimer & Co. Inc.	A01-3262330	General Administrative

NY12534:166729.34

Schedule 6.01(t)

Registered Intellectual Property

MARK	NUMBER	STATUS	USPTO: OWNER
Executive Assets Account	1390232	LIVE	Oppenheimer & Co. Inc.
Oppenheimer	1239737	LIVE	Viner Finance, Inc.
Oppenheimer Real Asset Fund	2282507	LIVE	Oppenheimer & Co. Inc.
OppenheimerFunds (stylized)	1750380	LIVE	Oppenheimer & Co. Inc.
OppenheimerFunds Life Trust	1986682	LIVE	Oppenheimer & Co. Inc.
OppenheimerFunds.com	2145809	LIVE	Oppenheimer & Co. Inc.
Professionals Alliance Group	2376257	LIVE	Oppenheimer & Co. Inc.
A Broker for the Rest of Us	2440904	LIVE	Oppenheimer & Co. Inc.
A Wall Street Century	2493526	LIVE	Oppenheimer & Co. Inc.
Acorn and Design	2371573	LIVE	Oppenheimer & Co. Inc.
Because Trading Can Be Hazardous to your Wealth	2415515	LIVE	Oppenheimer & Co. Inc.
BuyandHold Instant Deposit (stylized)	2596310	LIVE	Oppenheimer & Co. Inc.
BuyandHold	2474597	LIVE	Oppenheimer & Co. Inc.
BuyandHold.com	2432324	LIVE	Oppenheimer & Co. Inc.
BuyandHold.com	2447161	LIVE	Oppenheimer & Co. Inc.
E-Z Vest	2446950	LIVE	Freedom Investments Acquisition Corp., c/o Fahnestock & Co. Inc.
Fahnestock	2167100	LIVE	Oppenheimer & Co. Inc.
Techlecom	2524428	LIVE	Oppenheimer & Co. Inc.
The Mom Chronicles	2457202	LIVE	Oppenheimer & Co. Inc.
The Online Broker for Long Term Investors	2626780	LIVE	Oppenheimer & Co. Inc.
Your Future is Worth the Investment	2413933	LIVE	Oppenheimer & Co. Inc.
Buy and Hold Design	B8115/2001	Unknown	N/A – Hong Kong
Buy and Hold Design	B8116/2001	Unknown	N/A – Hong Kong
BuyandHold	Reference No.
4923-25JP1	Unknown	N/A – Japan
Buy and Hold	Reference No. 4923-3CA1	Opposed	N/A – Canada
Fahnestock	TMA530764	Unknown	N/A – Canada
Oppenheimer	1881661	Unknown	N/A
Oppenheimer	532788	Unknown	N/A
Oppenheimer	A53278	Unknown	N/A
Oppenheimer	818180226	Unknown	N/A
Oppenheimer	818180234	Unknown	N/A
Brazil Private Equity Fund	819298506	Unknown	N/A
Oppenheimer	433179	Unknown	N/A
Oppenheimer	348193	Unknown	N/A
Oppenheimer & Co., Inc.	678968	Unknown	N/A
Oppenheimer India, Ltd.	678969	Unknown	N/A
Opco	103333	Unknown	N/A
Opco	103334	Unknown	N/A
Opco	103335	Unknown	N/A
Oppenheimer	103119	Unknown	N/A
Oppenheimer	103120	Unknown	N/A
Oppenheimer	103121	Unknown	N/A
Oppenheimer	2443574	Unknown	N/A
Oppenheimer	14481	Unknown	N/A
Oppenheimer	B1276746	Unknown	N/A

NY12534:166729.34

Schedule 6.01(u)

Material Contracts

1.

The contracts and agreements filed by Oppenheimer Holdings, Inc., a Canadian company, as Exhibits to its annual reports on Forms 10-K and Forms 8-K are hereby incorporated by reference in their entirety.

2.

License Agreement dated as of March 18, 1986, between Oppenheimer Holdings, Inc. (a Delaware Corporation) and Oppenheimer Management Corporation.

3.

License Agreement dated as of July 22, 1997, between Oppenheimer Holdings, Inc. (a Delaware Corporation) and Oppenheimer Capital.

4.

The following Lease Agreements:

Lessee	Office Name	Street 1	Street 2	City	State	Zip	Starts	Expires
Oppenheimer*	LOS ANGELES	10880 Wilshire Blvd	23rd & 24th Floor				12/15/01	12/30/14
Oppenheimer*	200 Park	200 Park Ave	24th & 25th Floor	New York	NY	10166		11/30/11
Oppenheimer*	NYC 125 Broad	125 Broad Street	15th &16th Floor	New York	NY	10004-2472		09/30/13
Oppenheimer*	CHICAGO	500 West Madison	Suite 4000	Chicago	IL	60661	09/01/04	08/31/19
Oppenheimer*	BOSTON	1 Federal Street	22nd Floor	Boston	MA	02110	02/01/95	12/31/14
Oppenheimer*	NYC 125 Broad	125 Broad Street	14th Floor	New York	NY	10004-2472		09/30/13

*By Oppenheimer & Co. Inc. as successor in interest

NY12534:166729.34

Schedule 8.14

Remedial Action

None.

NY12534:166729.34

Schedule 9.07

Investments

Account	Company	Account Name	Amount	Notes
X930851009	OAM	OPCO INV OIM CORE PLUS	$ 14,794,794.00	Seed Accounts
	OPCO	OPCO INVESTMENT ACCT DEF. COMP	$ 13,981,740.00
X930001050	OPCO	BALSER/ICMG CO INS POLICY	$ 11,013,392.00	Deferred comp program
X930853005	OPCO	OPCO INV OIM HIGH YIELD	$ 10,249,302.00	Seed Accounts
X930850001	OAM	OPCO INV OIM CORE	$ 8,730,558.00	Seed Accounts
X930852007	OAM	OPCO INV OIM INTERMEDIATE	$ 4,816,890.00	Seed Accounts
X930805005	OPCO	NYSE GROUP	$ 3,924,011.00	NYSE shares
X930001035	OPCO	EQUITABLE LIFE -INS-POLICY	$ 3,862,352.00	Deferred comp program
X930821002	OPCO	CARAVELLE	$ 2,403,000.00	Firm Investment
X930839004	OPCO	OPCO INV OIM SMALL CAP(CARR)	$ 1,176,448.00	Seed Accounts
	OPCO	OLD MICHIGAN CORP. INVESTMENTS	$ 1,175,000.00
X930840002	OPCO	OPCO INV OIM LARGE CAP(LAU	$ 1,037,093.00	Seed Accounts
X930837008	OAM	OPCO INV IMPERIAL	$ 911,218.00	OAM Investment
X930858004	OPCO	OPCO INV OIM MID CAP	$ 907,361.00
	OPY	Money Markets	$ 670,000.00
X930830003	OAM	OPCO GLS FUND LP	$ 519,993.00	OAM Investment
X930835002	OAM	OPCO COPEP	$ 470,601.00	OAM Investment
X930833007	OAM	OPCO ADVANTAGE ADVISOR	$ 392,988.00	OAM Investment
X930836000	OAM	OPCO INV ADV ADVISORS INC	$ 333,026.00	OAM Investment
X930828007	OAM	OPCO CATALYST PARTNERS #2	$ 313,168.00	OAM Investment
X972700007	OPCO	DTC PARTICIPANT SHARES	$ 263,697.00
X930810005	OPCO	PE ATI Investors LLC	$ 221,000.00
X930824006	OPCO	OPCO - OLA INVESTMENT ACCT	$ 200,918.00	Life agency account
X930001019	OPCO	INVESTMENT ACCT	$ 192,169.00	Various firm investments
X930811003	OPCO	KC (TAIWAN) ASSET MGT ADV	$ 154,717.00	Joint Venture (LA Office)
X930829005	OAM	OPCO INV MULTI MANAGER	$ 151,410.00	OAM Investment
X930820004	OPCO	OXYGEN S P A ESCROW ACCT	$ 150,000.00	Firm Investment
X930838006	OAM	OPCO INV ADV ASIA/INDIA	$ 131,684.00	OAM Investment
X973112004	OPCO	ASE MEMBERSHIP	$ 110,000.00	exchange memberships
X930001027	OPCO	LIBERTY RIDGE CAPITAL	$ 105,992.00	Former Pilgrim Baxter
X930823008	OPCO	ARRYX INC.	$ 75,000.00	Firm Investment
X930832009	OAM	OPCO TROON MGMT GROUP	$ 62,504.00	OAM Investment
X930815004	OPCO	EVERCELL INC	$ 60,000.00	Firm Investment
X930818008	OPCO	OPCO PE LLC	$ 56,250.00	Meritage
X972608002	OPCO	INVESTMENT IN ACTIVIST FUND	$ 44,741.00	OAM Investment
X972611006	OPCO	INVESTMENT IN MERITAGE II	$ 39,643.00
X930822000	OPCO	OAIM-OPP ALT INVEST MGMT	$ 26,862.00	OAM Investment
X973121005	OPCO	CBOE MEMBERSHIP	$ 20,000.00	exchange memberships
	Freedom	NASDAQ Warrant	$ 19,500.00
X973107004	OPCO	MWSE MEMBERSHIP	$ 12,388.00	exchange memberships
X973108002	OPCO	BSE MEMBERSHIP	$ 6,500.00	exchange memberships
X973110008	OPCO	ASE/OPT MEMBERSHIP	$ 4,200.00	exchange memberships
X973117003	OPCO	ISE MEMBERSHIP ELECTRONIC	$ 3,500.00	exchange memberships
X973116005	OPCO	NYFE MEMBERSHIP	$ 1,437.00	exchange memberships
X971063001	OPCO	ADVANCE DEPOSIT KEYMAN INS	$ 10.00	NOT AN INVESTMENT
A01-3251564	OPCO	FAHNESTOCK VENTURE CAP. FUND 2000	$ 1.00
X930809007	OPCO	OPTIMARK TECHNOLOGIES	$ 1.00	previous investments - value nil
X930812001	OPCO	MOBLIEWEBSURF.COM	$ 1.00	previous investments - value nil
X930813009	OPCO	EVERYPATH	$ 1.00	previous investments - value nil
X930814007	OPCO	INFODREAM	$ 1.00	previous investments - value nil
X930816002	OPCO	GEOTOUCH.COM INC	$ 1.00	previous investments - value nil
X930819006	OPCO	CHATTLEPAPER INC.	$ 1.00	previous investments - value nil
X930826001	OPCO	OVERTURE ASSET MGRS INVEST	$ 1.00	previous investments - value nil

NY12534:166729.34

EXHIBIT B-1
TO SENIOR SECURED CREDIT AGREEMENT

NOTICE OF BORROWING

Reference is made to the Senior Secured Credit Agreement, to be dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO. (the “Borrower”), and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent.

Pursuant to Sections 2.01(a), 2.02(a) and 2.02(b) of the Credit Agreement, as applicable, Borrower desires that Lenders make the following Loan to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy], (the “Funding Date”):

□ LIBOR Rate Loans, with a LIBOR Period of ________ Month(s): □ Alternate Base Rate Loans:	$[___,___,___] $[___,___,___]

Borrower hereby certifies that:

(i)

as of the Funding Date, the representations and warranties contained in each of the Loan Documents are true and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and complete in all material respects on and as of such earlier date;

(ii)

as of the Funding Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; and

(iii)

the proceeds of each Loan shall be used only as permitted under the Credit Agreement.

Borrower hereby instructs the Administrative Agent to apply the proceeds of Loans available to the Borrower on the Funding Date to make transfers in the amounts and to the accounts specified in Schedule A hereto and agrees that (i) such Loans will be fully disbursed and borrowed for purposes of the Credit Agreement as of the Funding Date upon the initiation of such transfers by the Administrative Agent (whether or not such transfers are completed or value is received therefor by Borrower), (ii) such transfers are being made at the instruction and risk of the Borrower and (iii) the provisions of this Notice of Borrowing and Schedule A hereto may be changed only by a written agreement signed by Borrower and the Administrative Agent.

Pursuant to Section 4.03 of the Credit Agreement, in the event of the failure to borrow any LIBOR Rate Loan on the Funding Date, the Borrower shall compensate each applicable Lender for the loss, cost and expense (excluding in any event any Applicable Margin or other lost profit) attributable to such event.

The Borrower acknowledges that Morgan Stanley Senior Funding, Inc., as the Initial Lender, has entered or is entering into agreements to assign Loans pursuant to Section 14.10 of the Credit Agreement in connection with syndication.  The list of potential assignees has been provided by the Administrative Agent to the Borrower and is attached as Schedule B hereto.  The Borrower hereby consents for purposes of Section 14.10 of the Credit Agreement to any assignment in any amount and at any time by Morgan Stanley Senior Funding, Inc. to any of the institutions set forth on Schedule B.

Date:  [mm/dd/yy]

E.A. VINER INTERNATIONAL CO.

By:________________________________

Title:

B-1-1

NY12534:166729.34

EXHIBIT B-2
TO SENIOR SECURED CREDIT AGREEMENT

NOTICE OF CONVERSION/CONTINUATION

Reference is made to the Senior Secured Credit Agreement, dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO. (the “Borrower”), and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent.

Pursuant to Section 4.01(d) of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$[___,___,___]	LIBOR Rate Loans to be continued with LIBOR of ____ month(s)

$[___,___,___]	Alternate Base Rate Loans to be converted to LIBOR Rate Loans with LIBOR of ____ month(s)

$[___,___,___]	LIBOR Rate Loans to be converted to Alternate Base Rate Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	E.A. VINER INTERNATIONAL CO. By: Title:

B-2-1

NY12534:166729.34

EXHIBIT C
TO SENIOR SECURED CREDIT AGREEMENT

NOTE

$[___,___,___]

[mm/dd/yy]

New York, New York

FOR VALUE RECEIVED, E.A. VINER INTERNATIONAL CO., a corporation formed under the laws of the State of Delaware (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of DOLLARS _______________________________ ($[___,___,___]) in the installments referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Senior Secured Credit Agreement, dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO., and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent.

Borrower shall make scheduled installments of principal payments on this Note as set forth in Section 2.01(e) of the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent’s Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment and Acceptance effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

E.A. VINER INTERNATIONAL CO.

By: ______________________________

Title:

C-1

NY12534:166729.34

EXHIBIT E-1
TO SENIOR SECURED CREDIT AGREEMENT

FORM OF OPINION OF COUNSEL TO THE BORROWER AND THE GUARANTORS (OTHER THAN THE PARENT)

July __, 2006

To the parties listed on Schedule I hereto

Re:  E.A Viner International Co. Credit Facility

Ladies and Gentlemen:

We have acted as special counsel to E.A. Viner International Co., a  Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of the Senior Secured Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Company, Oppenheimer Holdings Inc., a corporation formed under the laws of Canada (the "Parent"), Viner Finance Inc., a Delaware corporation ("Viner Finance"), the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as syndication agent and Morgan Stanley & Co. Incorporated, as collateral agent for the Secured Creditors (in such capacity, the "Collateral Agent") and certain other agreements, instruments and documents related to the Credit Agreement.  This opinion is being delivered pursuant to Section 5.01(i) of the Credit Agreement.

In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Parent, the Company and Viner Finance and its officers and other representatives and of public officials, including the facts and conclusions set forth therein.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)   the Credit Agreement;

(b)   the Pledge and Security Agreement, dated as of the date hereof, among the Company, the Parent, Viner Finance and the Collateral Agent (the "Security Agreement");

(c)   the certificate of Dennis P. McNamara, the Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Company's Certificate");

(d)   an unfiled copy of a financing statement identifying "E.A. Viner International Co." as debtor and "Morgan Stanley & Co. Incorporated, as Collateral Agent" as secured party, which we understand will be filed in the office of the Secretary of State of the State of Delaware (such filing office, the "Delaware Filing Office" and such financing statement, the "Company's Financing Statement");

(e)   an unfiled copy of a financing statement identifying "Viner Finance Inc." as debtor and "Morgan Stanley & Co. Incorporated, as Collateral Agent" as secured party, which we understand will be filed in the Delaware Filing Office (such financing statement, together with the Company's Financing Statement, the "Delaware Financing Statements");

(f)   an unfiled copy of a financing statement identifying "Oppenheimer Holdings Inc." as debtor and "Morgan Stanley & Co. Incorporated, as Collateral Agent" as secured party, which we understand will be filed in the office of the Recorder of Deeds of the District of Columbia (such filing office, the "DC Filing Office" and such financing statement, the "Parent's Financing Statement");

(g)   the certificates listed on Schedule II hereto and delivered on the date hereof (the "Possessory Certificates"); and

(h)   such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We express no opinion as to the laws of any jurisdiction (including without limitation, the laws of Canada and the effect thereon on the opinions herein stated) other than (i) the Applicable Laws (as hereinafter defined) of the State of New York, (ii) the Applicable Laws of the United States of America, (iii) the UCC (as hereinafter defined) and (iv) the General Corporation Law of the State of Delaware (the "DGCL").

Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.  The Parent, the Company and Viner Finance shall hereinafter be referred to collectively as the "Opinion Parties."  The Company and Viner Finance shall hereinafter be referred to collectively as the "Delaware Opinion Parties." The Credit Agreement and the Security Agreement shall hereinafter be referred to collectively as the "Transaction Agreements."  "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.  For the avoidance of doubt, Applicable Laws do not include laws, rules and regulations pertaining specifically to any broker and/or dealer organizations.   "UCC" means the New York UCC, the DC UCC and the Delaware UCC (in each case as such term is defined below), as applicable.  "UCC Collateral" means the Collateral (as such term is defined in the Security Agreement), including the Possessory Certificates, to the extent the UCC governs a security interest in such collateral.  "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York (without regard to laws referenced in Section 9-201 thereof).  "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (without regard to laws referenced in Section 9-201 thereof).  "DC UCC" means the Uniform Commercial Code as in effect on the date hereof in the District of Columbia (without regard to laws referenced in Section 9-201 thereof).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1)Each of the Transaction Agreements constitutes the valid and binding obligation of each Opinion Party that is a party thereto enforceable against such Opinion Party in accordance with its terms under the Applicable Laws of the State of New York.

2.   Neither the execution, delivery or performance by any Opinion Party of the Transaction Agreements to which it is a party nor the compliance by any Transaction Party with the terms and provisions thereof will contravene any provisions of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

3.   Under the New York UCC, the provisions of the Security Agreement are effective to create a valid security interest in each Opinion Party's rights in the UCC Collateral in favor of the Collateral Agent, for the benefit of the Lenders, to secure the Secured Obligations (as such term is defined in the Security Agreement) owed to the Lenders.

4.   To the extent the Delaware UCC is applicable to the authorization of the Delaware Financing Statements, pursuant to the provisions of the Security Agreement each of the Delaware Opinion Parties have authorized the filing of their respective Delaware Financing Statement for purposes of Section 9-509 of the Delaware UCC.

5.   To the extent the Delaware UCC is applicable, the Delaware Financing Statements include not only all of the types of information required by Section 9-502(a) of the Delaware UCC but also the types of information without which the Delaware Filing Office may refuse to accept the Delaware Financing Statements pursuant to Section 9-516 of the Delaware UCC.

6.   To the extent the Delaware UCC is applicable, the security interest of the Collateral Agent, for the benefit of the Lenders, will be perfected in each of the Delaware Opinion Party's rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement naming such Delaware Opinion Party as debtor in the Delaware Filing Office; provided, however, we express no opinion with respect to (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute, (v) as-extracted collateral, timber to be cut, or  (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Delaware UCC.

7.   To the extent the DC UCC is applicable to the authorization of the DC Financing Statement, pursuant to the provisions of the Security Agreement the Parent has authorized the filing of the DC Financing Statement for purposes of Section 9-509 of the DC UCC.

8.   To the extent the DC UCC is applicable, the DC Financing Statement includes not only all of the types of information required by Section 9-502(a) of the DC UCC but also the types of information without which the DC Filing Office may refuse to accept the DC Financing Statement pursuant to Section 9 516 of the DC UCC.

9.   To the extent the DC UCC is applicable, the security interest of the Collateral Agent, for the benefit of the Lenders, will be perfected in the Parent's rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the DC Financing Statement in the DC Filing Office; provided, however, we express no opinion with respect to (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute, (v) as-extracted collateral, timber to be cut, or  (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the DC UCC.

10.   Assuming that neither the Collateral Agent nor any Secured Creditor as defined in the Security Agreement) has notice of any adverse claims with respect to the Possessory Certificates then, upon the later of the attachment of the security interest and the delivery of such Possessory Certificates to the Collateral Agent indorsed, by an effective indorsement, either in blank or to the Collateral Agent in the State of New York, the Collateral Agent, for the benefit of the Lenders, will acquire such Possessory Certificates (and the shares represented thereby) free of any adverse claims under 8-303 of the New York UCC.  As used herein, "notice of adverse claim" has the meaning set forth in Section 8-105 of the UCC and includes, without limitation, any adverse claim that the Collateral Agent or any Secured Creditor (as defined in the Security Agreement) would discover upon any investigation which such person has a duty, imposed by statute or regulation, to investigate.

11.   No Opinion Party is and, solely after giving effect to the loans made pursuant to the Transaction Agreements and the application of the proceeds thereof as described in the Credit Agreement, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

Our opinions are subject to the following assumptions and qualifications:

(a)   enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)   we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Opinion Parties to the extent expressly set forth herein) enforceable against such other party in accordance with its terms;

(c)   we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Opinion Parties to the extent expressly set forth herein) to the Transaction Agreements with any state, federal or other laws or regulations (including without limitation, any rules or regulations of a self-regulatory body) applicable to them or (ii) the legal or regulatory status or the nature of the business of any party;

(d)   we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(e)   we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transactions contemplated thereby;

(f)   we express no opinion on the enforceability of any provision in a Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent such restriction on assignability is governed by the Uniform Commercial Code;

(g)   in the case of the Guaranty certain of the provisions, including waivers, with respect to the Guaranty are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guaranty, taken as a whole;

(h)   we express no opinion as to the enforceability of Article XII of the Credit Agreement to the extent that the same provides that the obligations of the Guarantors are absolute and unconditional irrespective of the value, genuineness, regularity or enforceability of such Transaction Agreement or the effect thereof on the opinions herein stated;

(i)   we express no opinion as to the enforceability of any section of the Credit Agreement or the Security Agreement to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum or a forum lacking subject matter jurisdiction;

(j)   we have assumed that all conditions precedent contained in Section 5.01 of the Credit Agreement, which conditions require the delivery of documents, evidence or other items satisfactory in form, scope and/or substance to the Administrative Agent or the satisfaction of which is otherwise in the discretion or control of the Administrative Agent have been, or contemporaneously with the delivery hereof will be, fully satisfied;

(k)   to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

(l)   certain of the remedial provisions with respect to the security contained in the Guaranty and the Security Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guaranty and the Security Agreement, each taken as a whole, and each of the Guaranty and the Security Agreement, each taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security;

(m)    our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights;

(n)   in rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Transaction Documents, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Transaction Documents is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(o)   we express no opinion with respect to any provision of the Credit Agreement to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness or the effect thereof on the opinions contained herein;

(p)   we have assumed that each of the Opinion Parties owns, or with respect to after-acquired property will own, its respective UCC Collateral, and we express no opinion as to the nature or extent of each of the Opinion Parties' rights in any of its respective UCC Collateral and we note that with respect to any after-acquired property, the security interest will not attach until the appropriate Opinion Party acquires ownership thereof;

(q)   our opinion with respect to proceeds is subject to the limitations set forth in Sections 9-315 of the UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of a secured party;

(r)   we express no opinion with respect to commercial tort claims;

(s)   we express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC;

(t)   we express no opinion with respect to the choice of law governing (A) authorization for filing financing statements and (B) perfection, the effect of perfection and non-perfection or priority of the security interest;

(u)   we note that the DC UCC may be inapplicable to the extent that the law of the jurisdiction of the Parent's chief executive office generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest's obtaining priority over the rights of a lien creditor;

(v)   we note that Section 9-501(a) of the DC UCC provides that the office in which to file a financing statement for all collateral other than as-extracted collateral and timber to be cut is the Office of the Mayor.  However, this opinion is rendered in reliance on D.C. Mun. Regs., tit. 9, § 513.2 which provides that "[a] financing statement to perfect a security interest shall be filed with the Recorder of Deeds";

(w)   we express no opinion regarding any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or money due with respect to the lease, license or use thereof except to the extent Article 9 of the UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein; and

(x)   we express no opinion whether the description "all personal property" is an adequate description of property for purposes of Sections 9-108 or 9-203 of the UCC.

In rendering the foregoing opinions, we have assumed, with your consent, that:

a)the Parent is validly existing and in good standing as a corporation under the laws of Canada and each Delaware Opinion Party is validly existing and in good standing as a corporation under the laws of the State of Delaware;

(b)   each Opinion Party has the power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party and the execution and delivery of each of the Transaction Agreements and the consummation by each Opinion Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Opinion Party.  Each of the Transaction Agreements to which such Opinion Party is a party has been duly authorized, executed and delivered by such Opinion Party;

(c)   the execution, delivery and performance of any of the obligations under the Transaction Agreements does not and will not conflict with, contravene, violate or constitute a default under (i) the certificate of incorporation or the by-laws of any Opinion Party, (ii) any lease, indenture, instrument or other agreement to which any Opinion Party or its property is subject, (iii) any rule, law or regulation to which any Opinion Party is subject or (iv) any judicial or administrative order or decree of any governmental authority; and

(d)   except for the consent of the NYSE which the Company has informed us it has obtained, no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Opinion Parties of any Transaction Agreement to which it is a party or the transactions contemplated thereby.

We understand that you are separately receiving opinions, with respect to certain of the foregoing assumptions from Borden Ladner Gervais LLP and Dennis P. McNamara, General Counsel of the Company, and we are advised that such opinions contain qualifications.  Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent; provided that each Lender under the Credit Agreement and each assignee of such Lender that hereafter becomes a "Lender" under the Credit Agreement pursuant to the assignment provisions incorporated by reference in Section 14.10 thereof may rely on this Opinion with the same effect as if it was originally addressed to such assignee as of the date hereof.

Very truly yours,

E-1-1

NY12534:166729.34

Schedule I – Addressees

Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders

Morgan Stanley & Co. Incorporated, as collateral agent for the Secured Creditors

Morgan Stanley Senior Funding, Inc., as Lender

E-1-2

NY12534:166729.34

Schedule II – Possessory Collateral

Issuer	Number of Shares	Certificate Number	Pledgor

E-1-3

NY12534:166729.34

 EXHIBIT A

TO EXHIBIT E-1 TO SENIOR SECURED CREDIT AGREEMENT

Officer's Certificate

I, Dennis P. McNamara, am the duly elected, qualified and acting Senior Vice President, General Counsel and Secretary of E.A. Viner International Co., a Delaware corporation (the "Company").  I understand that pursuant to Section 5.01(i) of the Senior Secured Credit Agreement, dated as of the date hereof (the "Agreement"), among the Company, Oppenheimer Holdings Inc., a corporation formed under the laws of Canada (the "Parent"), Viner Finance Inc., a Delaware corporation, the lenders from time to time party thereto, Morgan Stanley Senior Funding Inc., as administrative agent and as syndication agent, and Morgan Stanley & Co. Incorporated, as collateral agent, Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering an opinion (the "Opinion") to the parties listed on Schedule I to the Opinion with respect to the Transaction Agreements (as defined in the Opinion).  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion.  I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

With regard to the foregoing, on behalf of the Opinion Parties, in my capacity as Senior Vice President, General Counsel and Secretary of the Company, I hereby certify that:

1.    I am familiar with the business of the Parent and its subsidiaries, and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

2.    SASM&F may rely on the respective representations and warranties that the Opinion Parties have made in the Agreement, each of the other Transaction Agreements and each of the certificates delivered pursuant thereto.  I have made a careful review of each of such representations and warranties and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

3.    The Parent and the other Opinion Parties have obtained the consent of the NYSE to the execution, delivery and performance by the Opinion Parties of the Transaction Agreements and the transactions contemplated thereby.

4.    Less than twenty-five percent (25%) of the assets of the Opinion Parties and their subsidiaries (other than Broker-Dealer Subsidiaries (as defined in the Agreement) on a consolidated basis and on an unconsolidated basis consist of Margin Stock.

5.    Each Opinion Party is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, other than any Majority-Owned Subsidiaries that are exempt under Section 3(c)(2) of the Investment Company Act of 1940 (the "1940 Act"), in the business of acting as a broker-dealer, investment advisor and related businesses; and each Opinion Party (i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding and (iii) do not own or propose to acquire Investment Securities having a Value exceeding forty percent (40%) of the Value of the total assets of the Opinion Parties (exclusive of Government Securities and cash items) on an unconsolidated basis.  The Majority-Owned Subsidiaries that are Broker-Dealer Subsidiaries rely on Section 3(c)(2) of the 1940 Act and are entitled to rely on that exemption therefrom.

6.    As used in paragraph 4 of this certificate, the following term shall have the following meaning:

"Margin Stock" means: (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission; (iii) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock; (iv) any warrant or right to subscribe to or purchase a margin stock; or (v) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940.

7.    As used in paragraphs 5 and 7 of this certificate, the following terms shall have the following meanings:

"Exempt Fund" means a company that is excluded from treatment as an investment company solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds).

"Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

"Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

"Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the  Parent which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 5 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than Exempt Funds).

"Majority-Owned Subsidiary" of a person means a company fifty percent (50%) or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

"Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

"Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

"Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner or manager of a limited liability company).

[Signature Page Follows]

E-1-4

NY12534:166729.34

IN WITNESS THEREOF, I have executed this certificate this ___ day of ________, 2006.

E.A. VINER INTERNATIONAL CO.

By: __________________________

Name:

Dennis P. McNamara

Title:

Senior Vice President,

General Counsel and Secretary

E-1-5

NY12534:166729.34

EXHIBIT E-2
TO SENIOR SECURED CREDIT AGREEMENT

FORM OF OPINION OF COUNSEL TO THE PARENT

[LETTERHEAD OF BORDEN LADNER GERVAIS LLP]

 [●] July 2006

Morgan Stanley Senior Funding, Inc.,

as Administrative Agent

1585 Broadway

New York, NY 10036

U.S.A.

The Lenders (as defined in the Senior Secured Credit Agreement referred to below)

Morgan Stanley & Co. Incorporated,

as Collateral Agent

1585 Broadway

New York, NY 10036

U.S.A.

Dear Sirs/Mesdames:

Re:

Oppenheimer Holdings Inc. et al. – Financing Transaction

We have acted as counsel to Oppenheimer Holdings Inc. (the "Parent") in connection with the transactions contemplated by the Senior Secured Credit agreement dated as of [●] July 2006 (the "Credit Agreement") between E.A. Viner International Co., as borrower, the Parent, Viner Finance Inc. and the persons who are, from time to time become parties thereto, as guarantors (the "Guarantors"), the lenders party hereto from time to time (the "Lenders"), Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders, Morgan Stanley & Co. Incorporated, as collateral agent (the "Collateral Agent") for the secured creditors under the Security Agreement (as defined below), providing for a credit facility in the maximum principal amount of US $125,000,000.

Examinations

We have examined each of the following documents, each of which is dated on or as of [   ] July 2006:

1.

the Credit Agreement; and

2.

the pledge and security agreement made by the Borrower and the Guarantors in favour of the Collateral Agent (the "Security Agreement");

(collectively, the "Documents").

We have also made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such statutes, corporate records of the Parent, public documents and records, certificates and other documents, including certificates of public officials and officers of the Parent, as we considered necessary or relevant for purposes of the opinions hereinafter expressed, including, without limitation, the following material:

(a)

the articles and by-laws of the Parent;

(b)

resolutions of the board of directors of the Parent authorizing the execution, delivery and performance of the Documents; and

(c)

the certificate of compliance dated [●] July 2006 issued by Industry Canada pursuant to the Canada Business Corporations Act.

We have also examined the Secretary's Certificate of the Parent dated [●] July 2006 (the "Secretary's Certificate"), addressed to you and to us, a copy of which has been provided to you.

Assumptions and Reliance

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile machine or by e-mail) and the truthfulness of all certificates of public officials and officers including, without limitation, the factual matters contained in the Secretary's Certificate.

For the purposes of the opinions expressed below, we have also assumed:

(a)

that each of the Persons (other than the Parent) party to any of the Documents (an "Other Party"), has taken all corporate action necessary to authorize the execution and delivery of such Documents;

(b)

that each Other Party has duly executed and delivered each of the Documents to which it is a party;

(c)

that each of the Documents constitute legal, valid and binding obligations of each Other Party thereto, and is enforceable against each such Other Party, in accordance with its terms;

(d)

the accuracy of the verification statement issued by the Ontario Ministry of Consumer and Business Services verifying the registration by us of a financing statement in respect of the Security Agreement, which was registered under the Personal Property Security Act (Ontario) (the "PPSA")) for a registration period of eight years under registration number [●] and file number [●];

(e)

that the property in which security interests are created pursuant to the Security Agreement does not include consumer goods (as the term "consumer goods" is defined in the PPSA); and

(f)

the accuracy and completeness of all information provided to us by the various officers of public record.

We have, with your permission, relied solely and exclusively and without independent verification upon the Secretary's Certificate as to the accuracy of the factual matters set forth therein.

For the purposes of the opinion expressed in Section  below, we have obtained and relied upon the certificate of compliance referred to in paragraph  under the heading "Examinations" above.

Law

Our opinions set out below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario as of the date hereof.  Without limiting the generality of the immediately preceding sentence, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of the security interests created by the Security Agreement as a result of the application of the Ontario conflict of laws rules.  In addition, we express no opinion whether, pursuant to those conflict of laws rules, Ontario laws would govern the validity, perfection, effect of perfection or non-perfection or enforcement of those security interests.

Opinions

Based and relying upon and subject to the foregoing, and to qualifications set forth below, we are of the opinion that:

1.

The Parent is a corporation incorporated and existing under the laws of Canada.

2.

The Parent has the corporate power and capacity to carry on its business, to execute and deliver the Documents and to perform its obligations thereunder.

3.

All necessary action has been taken by the Parent to authorize the execution, delivery and performance by it of the Documents.

4.

Each of the Documents has been duly executed and delivered by the Parent.

5.

The execution and delivery by the Parent of the Documents and the performance of its obligations thereunder do not breach or result in a default under:

(a)

the articles or by-laws of the Borrower; or

(b)

any law or regulation of Ontario or the laws of Canada applicable therein to which the Borrower is subject or to which the Borrower is bound.

1.

No authorization, consent, permit or approval of, or other action by, or filing with or notice to, any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction in the Province of Ontario is required in connection with the execution, delivery and performance by the Borrower of the Documents, other than the registration of a financing statement in relation to the Security Agreement.

2.

The Security Agreement creates a valid security interest in favour of the Collateral Agent in the personal property described therein in which the Parent now has rights, and is sufficient to create a valid security interest in favour of the Collateral Agent in personal property described therein in which the Parent hereafter acquires rights when those rights are acquired, in each case to secure payment and performance of the obligations described therein as being secured thereby.

3.

The Security Agreement, or notice thereof, has been filed, registered or recorded in all public offices provided for under the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario where such filing, registration or recording is necessary or desirable in order to preserve, protect or perfect the validity, enforceability or priority of the security created thereby in favour of the Collateral Agent in the property subject thereto and, except as described in items (h) and (g) under the heading "Qualifications" below, no further filing, registration or recording is required in order to maintain such validity, enforceability or priority.

Qualifications

The opinions expressed above are subject to the following qualifications:

(a)

we express no opinion as to compliance with the Personal Information Protection Electronic Documents Act (Canada);

(b)

we express no opinion as to any licences, permits or approvals that may be required in connection with the enforcement of the Security Agreement by the Lenders or by a person on its behalf, whether that enforcement involves the operation of the business of the Parent or a sale, transfer or disposition of its property and assets;

(c)

we express no opinion as to (i) the legal or beneficial title of the Parent to, or any other rights of the Collateral Agent or the Lenders in, any personal property subject to the Security Agreement as there is no title registry for any personal property in Ontario, or (ii) the priority of any security interest in personal property created by the Security Agreement;

(d)

with respect to the opinion expressed in Section 7 above, we express no opinion as to whether a security interest may be created in:

(i)

property consisting of a receivable, licence, approval, privilege, franchise, permit, lease, agreement or any other property, including without limitation, Federal or provincial crown debts, (collectively, "Special Property") to the extent that the terms of the Special Property or any applicable law prohibit its assignment or require, as a condition of its assignability, a consent, approval or other authorization or registration which has not been made or given; or

(ii)

permits, quotas or licences which are held by or issued to the Parent or other property which does not constitute personal property as contemplated by the PPSA;

(e)

we express no opinion as to any security interest created by the Security Agreement with respect to any property or assets that is transformed in such a way that it is not identifiable or traceable or any proceeds of property or assets that are not identifiable or traceable;

(f)

no registrations have been made:

(i)

under the Patent Act (Canada), the Trade-marks Act (Canada), the Industrial Designs Act (Canada), the Integrated Circuit Topography Act (Canada), the Copyright Act (Canada) or the Plant Breeders' Rights Act (Canada);

(ii)

under the Canada Shipping Act in respect of any vessel which is registered or recorded under that Act; or

(iii)

under the Canada Transportation Act in respect of any rolling stock to which the provisions of that Act may apply;

(g)

additional registrations, filings or recordings in connection with the Security Agreement will be required in order to preserve and protect the perfection, validity and priority of the security interests created thereby (i) where the Collateral Agent or the Lenders have notice that the Parent has or is about to transfer its interest in its personal property or any portion thereof, (ii) where the Collateral Agent or the Lenders have notice that the Parent has or is about to change its name, and (iii) prior to the expiry of the financing statement described above; and

(h)

we assume no responsibility for informing you of or taking any action or actions that maybe required to maintain perfection of the security interests created by the Security Agreement.

Reliance

This opinion is provided solely for the benefit of, and may be relied upon solely by, the addressees of this opinion and their respective successors and assigns.  This opinion may not be relied upon by anyone else, referred to, quoted from or used for any other purpose, without our prior written consent.

Yours truly,

E-2-1

NY12534:166729.34

EXHIBIT E-3
TO SENIOR SECURED CREDIT AGREEMENT

FORM OF OPINION OF GENERAL COUNSEL OF BORROWER

July __, 2006

To the parties listed on Schedule I hereto

Re: E.A Viner International Co. Credit Facility

Ladies and Gentlemen:

I am General Counsel of E.A. Viner International Co., a Delaware corporation (the "Company"), and have acted as such in connection with the preparation, execution and delivery of the Senior Secured Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Company, Oppenheimer Holdings Inc., a corporation formed under the laws of Canada (the "Parent"), Viner Finance Inc., a Delaware corporation ("Viner Finance"), the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and as syndication agent and Morgan Stanley & Co. Incorporated, as collateral agent (the "Collateral Agent") and certain other agreements, instruments and documents related to the Credit Agreement.  This opinion is being delivered pursuant to Section 5.01(i) of the Credit Agreement.

In my examination I have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Parent, the Company and Viner Finance and its officers and other representatives and of public officials, including the facts and conclusions set forth therein.

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

(a)   the Credit Agreement;

(b)   the promissory notes, if any, with respect to the Credit Agreement (the "Notes");

(c)   the Pledge and Security Agreement, dated as of the date hereof, among the Company, the Parent, Viner Finance and the Collateral Agent (the "Security Agreement");

(d)   a certified copy of the certificate of incorporation and a copy of the by-laws of the Company;

(e)   a copy of certain resolutions of the board of directors of the Company adopted on July 31, 2006;

(f)   a certified copy of the certificate of incorporation and a copy of the by-laws of Viner Finance;

(g)   a copy of certain resolutions of the board of directors of Viner Finance adopted on July 31, 2006;

(h)   a certificate, dated July 19, 2006; and a facsimile bringdown thereof, dated as of the date hereof from the Secretary of State of the State of Delaware as to the Company's existence and good standing in the State of Delaware;

(i)   a certificate, dated July 19, 2006; and a facsimile bringdown thereof, dated  as of the date hereof from the Secretary of State of the State of Delaware as to Viner Finance's existence and good standing in the State of Delaware; and

(j)   such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

I express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America and (iii) the General Corporation Law of the State of Delaware (the "DGCL").

The Parent, the Company and Viner Finance shall hereinafter be referred to collectively as the "Opinion Parties."  The Company and Viner Finance shall hereinafter be referred to collectively as the "Delaware Opinion Parties." The Credit Agreement, the Notes and the Security Agreement shall hereinafter be referred to collectively as the "Transaction Agreements."  "Applicable Contracts" mean those agreements or instruments to which any Opinion Party is subject which are material to the business or financial condition of the Parent and the other Opinion Parties taken as a whole.  "Applicable Laws" shall mean those laws, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without my having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws (including any laws, rules and regulations pertaining specifically to any broker and/or dealer organizations).  "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York.  "Applicable Orders" means those orders or decrees of governmental authorities by which any Opinion Party is bound that are material to the business or financial condition of the Parent and the other Opinion Parties taken as a whole.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

2)Each Delaware Opinion Party is validly existing and in good standing under the DGCL.

3.   Each Delaware Opinion Party has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party under the DGCL.  The execution and delivery of each of the Transaction Agreements and the consummation by each Delaware Opinion Party of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each Delaware Opinion Party under the DGCL   Each of the Transaction Agreements has been duly executed and delivered by each Delaware Opinion Party under the DGCL.

4.   The execution and delivery by each Delaware Opinion Party of each of the Transaction Agreements to which it is a party and the performance by each Delaware Opinion Party of its obligations under each of the Transaction Agreements to which it is a party, each in accordance with its terms, do not conflict with the respective certificate of incorporation or by-laws of such Delaware Opinion Parties.

5.   The execution and delivery by each Opinion Party of each of the Transaction Agreements to which it is a party and the performance by each Delaware Opinion Party of its obligations under each of the Transaction Agreements to which it is a party, each in accordance with its terms, do not (i) constitute a violation of, or a default under, any Applicable Contracts or (ii) cause the creation of any security interest or lien upon any property of any of the Opinion Parties pursuant to any Applicable Contracts.

6.   Neither the execution, delivery or performance by each Opinion Party of the Transaction Agreements to which it is a party nor the compliance by each Opinion Party with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York, the General Corporation Law of the State of Delaware or any Applicable Law of the United States of America.

7.   No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by the Opinion Parties or the enforceability of any of the Transaction Agreements against the Opinion Parties.

8.   Neither the execution, delivery or performance by the Opinion Parties of its obligations under the Transaction Agreements nor compliance by the Opinion Parties with the terms thereof will contravene any Applicable Order to which the Opinion Parties is subject.

This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without my prior written consent; provided that each Lender under the Credit Agreement and each assignee of such Lender that hereafter becomes a "Lender" under the Credit Agreement pursuant to the assignment provisions incorporated by reference in Section 14.10 thereof may rely on this Opinion with the same effect as if it was originally addressed to such assignee as of the date hereof.

Very truly yours,

E-3-1

NY12534:166729.34

Schedule I – Addressees

Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders

Morgan Stanley & Co. Incorporated, as collateral agent for the Secured Creditors

Morgan Stanley Senior Funding, Inc., as Lender

E-3-2

NY12534:166729.34

EXHIBIT F
TO SENIOR SECURED CREDIT AGREEMENT

OFFICER’S CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN HIS CAPACITY AS AN AUTHORIZED OFFICER OF OPPENHEIMER HOLDINGS INC. AS FOLLOWS:

1.

I am the [Chief Financial Officer]/[Treasurer] of OPPENHEIMER HOLDINGS INC.

2.

I have reviewed the terms of that certain Senior Secured Credit Agreement, dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO. (the “Borrower”), OPPENHEIMER HOLDINGS INC. (the “Parent”), VINER FINANCE INC. and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent, and the other Loan Documents thereunder, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

3.

The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, an Event of Default or Default as of the date of such Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Parent and its Subsidiaries have taken, are taking, and propose to take with respect to each such condition or event.

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 7.01(d) of the Credit Agreement.

OPPENHEIMER HOLDINGS INC.

By:

Title:

F-1

NY12534:166729.34

EXHIBIT G
TO SENIOR SECURED CREDIT AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN HIS CAPACITY AS THE [CHIEF FINANCIAL OFFICER]/[CONTROLLER] OF OPPENHEIMER HOLDINGS INC. AS FOLLOWS:

1.

I am the [Chief Financial Officer]/[Controller] of OPPENHEIMER HOLDINGS INC.

2.

I have reviewed the terms of that certain Senior Secured Credit Agreement, dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO. (the “Borrower”), OPPENHEIMER HOLDINGS INC. (the “Parent”), VINER FINANCE INC. and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent, and the other Loan Documents thereunder, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

3.

The attached financial statements for the Fiscal Year or Fiscal Quarter, as the case may be, ended [mm/dd/yy] are prepared in accordance with GAAP.  Attached as Annex I is a calculation of compliance with Sections 9.04, 9.07, 9.17, 10.01, 10.02 and 10.03 of the Credit Agreement, including a reconciliation of the applicable items to the financial statements being delivered herewith.

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 7.01(d) of the Credit Agreement.

OPPENHEIMER HOLDINGS INC.

By:

Title:  Chairman

G-1

NY12534:166729.34

EXHIBIT H
TO SENIOR SECURED CREDIT AGREEMENT

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Secured Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor:	______________________
2. Assignee:	______________________
3. Borrower:	E.A. Viner International Co.
4. Administrative Agent:	Morgan Stanley Senior Funding, Inc., as Administrative Agent under the Credit Agreement
5. Credit Agreement:

The Senior Secured Credit Agreement, dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO. (the “Borrower”), and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent.

6. Assigned Interest:

Facility	Percentage Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans [1]
____________	____________	$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE  AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.

Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopy:

with a copy to:

_________________________

_________________________

_________________________

Attention:

Telecopy:

Wire Instructions:

[NAME OF ASSIGNEE]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopy:

with a copy to:

_________________________

_________________________

_________________________

Attention:

Telecopy:

Wire Instructions:

8.

The Assigned Interest includes without limitation all right, title and interest of the Assignor under the Agreement Among Lenders, dated [●], 2006 (the “Agreement Among Lenders”), among the Administrative Agent and the Lenders party to the Credit Agreement from time to time, and the Assignee, by its execution and delivery of this Assignment, hereby agrees that (a) the Agreement Among Lenders is a “Loan Document” for the purposes of Annex 1 to this Assignment and (ii) the Assignor will be bound by the Agreement Among Lenders as if an original party thereto for all purposes thereof.

H-1

NY12534:166729.34

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:

[Consented to and][2] Accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as
Administrative Agent

By:

Title:

[Consented to:][2]

E.A. VINER INTERNATIONAL CO.

By:

Title:

H-2

NY12534:166729.34

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

Representations and Warranties.

1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other  instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Payments.  From and after the Effective Date, the Administrative  Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.[3]

General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

ANNEX 1-1

NY12534:166729.34

EXHIBIT I
TO SENIOR SECURED CREDIT AGREEMENT

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [__________ __, 200_] (this “Agreement”), to the Pledge and Security Agreement dated as of July 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) between MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent (in such capacity, the “Collateral Agent”), E.A. VINER INTERNATIONAL CO. (the “Borrower”), the Lenders (as hereinafter defined) and the Hedging Agreement Providers (as hereinafter defined) and the other Grantors specified therein.

RECITALS:

WHEREAS, the Borrower has entered into the Senior Secured Credit Agreement, dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO. (the “Borrower”), and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent;

WHEREAS, the Borrower may from time to time enter, or may from time to time have entered, into one or more Hedging Agreements with one or more Lenders or their Affiliates (in such capacity, collectively, “Hedging Agreements”);

WHEREAS, to induce the Lenders to enter into the Credit Agreement and the Hedging Agreement Providers to enter into the Hedging Agreements, each of the Credit Parties have granted security interests in its assets under the Security Agreement;

WHEREAS, each of the Hedging Agreement Providers signatory hereto desires to designate and appoint the Collateral Agent to act as its agent and representative;

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

NOW, THEREFORE, in consideration of the agreements and covenants herein contained, the parties hereto agree as follows:

Section 1.  Acknowledgment.  Each of the Hedging Agreement Providers signatory hereto hereby acknowledges, agrees and confirms that, by its execution of this Agreement, each such Hedging Agreement Providers will be deemed to be a party to the Security Agreement and, with respect to the obligations of the Credit Parties under the Security Agreement, shall be a secured party for all purposes of the Security Agreement and shall have all of the rights and obligations of a secured party thereunder as if it had executed the Security Agreement.  Each of the Hedging Agreement Providers signatory hereto hereby ratifies, as of the date hereof, and agrees to be bound by all of the terms, provisions and conditions contained in the Security Agreement.

Section 2.  Appointment.  (a)  Each of the Hedging Agreement Providers signatory hereto, by its acceptance of the benefits of this Agreement and of the Security Agreement, hereby designates and appoints the Collateral Agent as its agent and representative to act as specified in the Security Agreement and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and of the Security Agreement and any other instruments and agreements referred to herein and therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto.

(b)

The Collateral Agent, for itself and its successors, hereby accepts its appointment as agent and representative of each of the Hedging Agreement Providers signatory hereto hereunder and under the Security Agreement upon and subject to the terms and conditions hereof and thereof.

Section 3.  Notice.  Each of the Hedging Agreement Providers signatory hereto hereby designates the address indicated below its signature hereto as its address for notices and other communications under the Security Agreement (unless and until a Hedging Agreement Providers shall have designated in writing to the Collateral Agent another address or telex, telecopy or other number).

Section 4.  Miscellaneous.  This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.

Section 5.  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

I-1

NY12534:166729.34

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

[Name of Hedging Agreement Providers]

By:

Name:

Title:

[Address]

[Name of Hedging Agreement Providers]

By:

Name:

Title:

[Address]

[Name of Hedging Agreement Providers]

By:

Name:

Title:

[Address]

Agreed to and Acknowledged by:

MORGAN STANLEY & CO. INCORPORATED,
 as Collateral Agent

By:

Name:

Title:

I-2

NY12534:166729.34

EXHIBIT J
TO SENIOR SECURED CREDIT AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [________ __, 200_] (this “Counterpart Agreement”) is delivered pursuant to that certain Senior Secured Credit Agreement, dated as of July 31, 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among E.A. VINER INTERNATIONAL CO., and certain other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Syndication Agent and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent.

Section 1.  Pursuant to Section 8.18 of the Credit Agreement, the undersigned hereby:

(a)

agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)

represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)

certifies that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d)

agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with the Credit Agreement;

(e)

(i) agrees that this counterpart may be attached to the Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to Secured Parties (as such term is defined in the Security Agreement) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Security Agreement.  All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement.

Section 2.  The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent and as Collateral Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.  Any notice or other communication herein required or permitted to be given shall be given in accordance with the requirements of Section 14.01 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

J-1

NY12534:166729.34

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:

Name:

Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

Acknowledged and Accepted,

as of the date above first written:

MORGAN STANLEY SENIOR FUNDING, INC.,
 as Administrative Agent

By:

Name:

Title:

MORGAN STANLEY & CO. INCORPORATED,
 as Collateral Agent

By:

Name:

Title:

Footnotes

1[]

Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2[]

If required by the terms of the Credit Agreement.

3[]

Or, if agreed among Administrative Agent, Assignor and Assignee:  “From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the effective Date or with respect to the making of this assignment directly between themselves.”

J-2

NY12534:166729.34